Exhibit 2.1

Execution Copy

MEMBERSHIP INTEREST PURCHASE AGREEMENT

among

IOC HOLDINGS, LLC,

INNOSPEC OIL FIELD CHEMICALS, LLC

And

INNOSPEC INC.

dated as of

September 30, 2014

i

ii

EXHIBITS

Exhibit A	-	Definitions
Exhibit B	-	Stock Consideration
Exhibit C	-	Example Adjusted EBITDA Statement and Example NWC Statement
Exhibit D	-	Form of Management Stock Consideration Agreement
Exhibit E	-	Form of Assignment of Membership Interests
Exhibit F	-	Purchase Price Allocation
Exhibit G	-	Example Free Cash Flow Exhibit
Exhibit H	-	Forms of Estoppel Certificate
Exhibit I	-	Forms of Employment Agreement Amendments
Exhibit J	-	Form of General Release
Exhibit K	-	Target NWC Methodology

Side Letter dated September 30, 2014

iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of September 30, 2014, is entered into among IOC HOLDINGS, LLC, a Delaware limited liability company (“Seller”), INNOSPEC OIL FIELD CHEMICALS, LLC, a Delaware limited liability company (“Buyer”), and INNOSPEC INC., a Delaware corporation (“Innospec”).

RECITALS

WHEREAS, Seller owns all of the issued and outstanding membership interests (the “Membership Interests”) in Independence Oilfield Chemicals, LLC, a Delaware limited liability company (“Company”);

WHEREAS, Company owns all of the issued and outstanding membership interests in IOC Atascosa FM536, LLC, a Texas limited liability company (“Sub”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the Membership Interests, subject to, and in accordance with, the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

DEFINITIONS

Except as otherwise provided herein, all capitalized terms used herein shall have the meanings assigned to them in Exhibit A.

ARTICLE II

PURCHASE AND SALE

Section 2.1	Purchase and Sale.

Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all right, title and interest in and to the Membership Interests, free and clear of all Encumbrances.

Section 2.2	Purchase Price; Payments at Closing.

(a) Purchase Price. The aggregate consideration payable by Buyer (the “Purchase Price”) shall be:

(i) the Final Enterprise Value;

(ii) plus, the Final Closing Cash;

(iii) minus, any Company Indebtedness outstanding at the Closing (other than any current liabilities included in the calculation of NWC pursuant to Section 2.5);

(iv) minus, Company Transaction Expenses;

(v) minus, the amount by which the Final NWC is less than the Target NWC, or plus the amount by which the Final NWC is greater than the Target NWC; and

(vi) plus, any Deferred Consideration Payments as set forth in Section 2.3 below; and

The “Closing Date Purchase Price” shall be the sum of amounts described in clauses (i) through (iv) of the preceding sentence. The Closing Date Purchase Price shall be estimated at the Closing in accordance with Section 2.2(c), and the Estimated Closing Date Purchase Price shall be paid by the Buyer on the Closing Date in accordance with Section 2.2(d). The Estimated Closing Date Purchase Price is subject to adjustment after the Closing in accordance with Section 2.5.

(b) Stock Consideration.

(i) Notwithstanding anything contained in this Section 2.2 to the contrary, (X) Buyer may elect to pay Seller a portion of the Deferred Consideration Payments in Innospec Stock, valued at the Innospec Stock Value, for distribution to and for the benefit of those Management Members identified on Exhibit B, in accordance with Exhibit B and the Management Stock Consideration Agreements, and pursuant to the Amended and Restated Limited Liability Company Agreement of Seller, as amended through the date hereof (the “Seller LLC Agreement”) and (Y) Buyer and Seller may mutually agree that Seller shall receive up to 20% of the Deferred Consideration Payments in Innospec Stock that are allocable to the interests of members of Seller other than the Management Members (the “Non-Management Members”), valued at the Innospec Stock Value (collectively, the “Stock Consideration”). For the avoidance of doubt, the parties acknowledge and agree that in no event will the issuance of the Stock Consideration be of an amount that requires Innospec shareholder approval under NASDAQ Listing Rule 5635(d).

(ii) For purposes of this Agreement, the “Innospec Stock Value” shall be equal to the numerical average of the volume weighted average prices on NASDAQ for one share of Innospec Stock for the ten consecutive trading days immediately preceding the date of the Deferred Consideration Payment (with respect to a Deferred Consideration Payment that includes Innospec Stock), provided, however, that if, during such ten (10) trading day period, Buyer pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any additional shares of Innospec Stock, then the Innospec Stock Value shall be appropriately adjusted to provide to Seller the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Innospec Stock Value.

(iii) Notwithstanding the foregoing, no fractional shares of Innospec Stock shall be issued.

(c) Estimated Closing Date Purchase Price. At least five (5) Business Days prior to the Closing, Seller shall cause Company to prepare in consultation with, and deliver to, Buyer, (i) a consolidated balance sheet of Company and Sub estimated as of the Closing Date (the “Estimated Closing Balance Sheet”), (ii) a consolidated income statement of Company and Sub for the calendar month of September 2014 (estimated if necessary for such month), prepared in accordance with GAAP consistent with the manner of preparation of the Financial Statements (the “Estimated Closing Income Statement”), and (iii) a schedule and worksheet setting forth Company’s good faith estimate of the Closing Date Purchase Price (the “Estimated Closing Date

Purchase Price”), including: (A) a statement setting forth Company’s good faith estimate of the Closing Cash (the “Estimated Closing Cash”), Company Indebtedness outstanding as of the Closing (the “Estimated Closing Indebtedness”), and Company Transaction Expenses (the “Estimated Company Transaction Expenses”), and (B) an estimated calculation of the Adjusted EBITDA for the calendar month of September 2014 which shall be: (1) in the form of and use the methodology reflected in the example Adjusted EBITDA Statement set forth as Part 1 of Exhibit C hereto (the “Example Adjusted EBITDA Statement”) (with such form to be completed using financial components that are determined in accordance with GAAP consistent with the manner of preparation of the Financial Statements); (2) aggregated with the Adjusted EBITDA for July and August 2014 for purposes of arriving at the estimated calculation of the annualized Adjusted EBITDA for the Measurement Period, and (3) include reasonable support for the calculations made therein. For purposes of calculating the Estimated Closing Date Purchase Price, the parties agree to use $1,919,000 for the Adjusted EBITDA for the calendar month of July 2014 and $2,623,000 for the Adjusted EBITDA for the calendar month of August 2014, as reflected in the Example Adjusted EBITDA Statement, which Seller represents have been prepared using financial components that were determined in accordance with GAAP consistent with the manner of preparation of the Financial Statements. Company and Sub will permit Buyer and its advisors and representatives reasonable access to the books, records and other documents pertaining to or used in connection with the preparation of the Estimated Closing Balance Sheet, Estimated Closing Income Statement, and the schedule and worksheet setting forth the Estimated Purchase Price, each of which shall be subject to Buyer’s reasonable approval. The Estimated Closing Cash shall be added to the Closing Date Purchase Price and the Estimated Closing Indebtedness and Estimated Company Transaction Expenses shall each be subtracted from the Closing Date Purchase Price as provided in Section 2.2(a).

(d) Payment to Seller. At the Closing, Buyer shall pay or cause to be paid to Seller the Estimated Closing Date Purchase Price by wire transfer of immediately available funds for the Closing Date Purchase Price.

(e) Payment to Others. At the Closing, Buyer shall also pay or cause to be paid: (i) to each of the Advisors, on behalf of Company, their respective portions of Company Transaction Expenses, if any, and (ii) to the lenders, on behalf of Company, the Estimated Closing Indebtedness.

Section 2.3	Deferred Consideration Payments.

(a) Within sixty (60) days following the end of each Deferred Consideration Period, Buyer shall deliver to Seller a statement (a “Deferred Consideration Statement”) setting forth its calculation of Adjusted EBITDA and the Free Cash Flow for such Deferred Consideration Period which: (1) shall be in the forms of the Example Adjusted EBITDA Statement and the Example Free Cash Flow Statement; (2) in the case of the Adjusted EBITDA, shall be prepared consistent with the manner set forth in Section 2.2(c)(B), and in the case of the Free Cash Flow, shall be prepared in accordance with the methodology reflected in the Example Free Cash Flow Statement and to the extent consistent therewith using financial components determined in accordance with GAAP; and (3) shall include reasonable support for the calculation made therein, and its determination of any Deferred Consideration Payment owed by Buyer to Seller.

(b) If Seller agrees with a Deferred Consideration Statement, it shall provide written notice thereof to Buyer within thirty (30) days after its receipt of such Deferred Consideration Statement. If Seller disagrees with a Deferred Consideration Statement, Seller may, within thirty (30) days after its receipt of such Deferred Consideration Statement, provide written notice thereof to Buyer (the “Deferred Consideration Dispute Notice”), which shall provide reasonable detail concerning each item that Seller disputes in such Deferred Consideration Statement and include reasonable support for each such position. During such 30-day period after its receipt of such Deferred Consideration Statement and any subsequent time period in which the Deferred Consideration Statement is being disputed as provided in this Section 2.3(b), Buyer shall provide Seller and its Representatives with reasonable access, upon reasonable advance written notice to Buyer, to the books, records and working papers of Buyer and Company and Sub relating to the calculations underlying the Deferred Consideration Statement, the personnel of Buyer, Company, Sub, and, if applicable, the outside accountants of Buyer and Company and Sub, in each case, who were involved in the preparation of the Deferred Consideration Statement. If within the 30-day period following delivery of a Deferred Consideration Statement, Seller provides Buyer with written notice that Seller agrees with a Deferred Consideration Statement, or if within such 30-day period Seller fails to deliver a Deferred Consideration Dispute Notice, then in either of such circumstances, such Deferred Consideration Statement shall then be conclusively deemed a “Final Deferred Consideration Statement,” and shall then be final and binding upon Buyer and Seller for all purposes. For a period of thirty (30) days after receipt by Buyer of a Deferred Consideration Dispute Notice, Buyer and Seller shall use good faith commercially reasonable efforts to resolve the disputed items set forth in the Deferred Consideration Dispute Notice between themselves and, if they are able to resolve all of such disputed items during such time period, such Deferred Consideration Statement shall be revised to the extent necessary to reflect such resolution, and as so revised shall be conclusively deemed a “Final Deferred Consideration Statement,” and shall be final and binding upon Buyer, Company, Sub and Seller for all purposes, and the Deferred Consideration Payment shall be made promptly by Buyer in accordance with Section 2.3(c) below. If Buyer and Seller are unable to resolve all of the disputed items set forth in the Deferred Consideration Dispute Notice within such 30-day period or such other period as they shall mutually agree upon, and if the dispute is limited to issues that are primarily accounting in nature, then they shall jointly engage Grant Thornton LLP (the “Independent Accountants”) and submit the disputed items to the Independent Accountants for resolution. The (i) specific details, processes and procedures of the dispute resolution process and (ii) the specific team of accountants that shall review the disputed items and participate in the writing of the written report referenced herein shall be mutually agreed upon by Buyer and Seller and set forth in the Independent Accountants’ engagement letter. The Independent Accountants shall act as experts and not arbiters and shall determine only those accounting items on the Deferred Consideration Statement being disputed by Buyer and Seller as of the time of engagement of the Independent Accountants. The Independent Accountants shall only decide the specific accounting items under dispute and their decision for each disputed amount must be within the range of values assigned to each item in the Deferred Consideration Statement and the Deferred Consideration Dispute Notice. Promptly, but no later than thirty (30) days after engagement of the Independent Accountants, the Independent Accountants shall deliver a written report to Buyer and Seller as to their resolution of the disputed items, which shall include the resulting Deferred Consideration Statement incorporating such resolutions. The Deferred Consideration Statement, as determined by the Independent Accountants, shall be conclusively deemed the “Final Deferred Consideration Statement” and shall, absent manifest error, be final and binding upon Buyer, Company, Sub and Seller for all purposes. The fees and expenses of the Independent Accountants incurred in connection with the resolution of disputes pursuant to this Section 2.3 shall be borne by Buyer and Seller in proportion to the amounts of the disputed items on the Deferred Consideration Dispute Notice, as compared to such items as determined by the Independent Accountants and set forth on the applicable Final Deferred Consideration Statement, with such fees and expenses to be paid by Buyer, on the one hand, or Seller, on the other hand, (as applicable) to the Independent Accountants within five (5) Business Days after the Independent Accountant’s determination.

Buyer and Seller each represents, warrants, covenants and agrees that neither it, nor any of its Affiliates (i) engaged the Independent Accountants during the two-year period prior to the date hereof, (ii) will engage the Independent Accountants until such time as Seller and Buyer have mutually agreed on another nationally recognized accounting firm to serve as the Independent Accountants, or (iii) will engage the Independent Accountants until after the Deferred Consideration Payment with respect to the Second Deferred Consideration Period has been finally determined in accordance with this Section 2.3; provided that the engagement of the Independent Accountants to serve in a capacity similar to the one envisioned by this Section 2.3 shall not be deemed a breach of the preceding clauses (ii) or (iii).

(c) Based upon the Final Deferred Consideration Statement, Buyer shall promptly (and in any event within two (2) Business Days after it becomes final) pay the following amount (each being a “Deferred Consideration Payment”) to Seller by wire transfer of immediately available funds and Innospec Stock, for the benefit of the Management Members and in accordance with the Seller LLC Agreement, if Stock Consideration is elected by Buyer, or to Seller for the benefit of the Non-Management Members, if mutually agreed upon by Buyer and Seller:

(i) For the First Deferred Consideration Period, an amount (but not less than $0) equal to the sum of (x) 27% of the result obtained when the Adjusted EBITDA for the First Deferred Consideration Period is multiplied by 7.5, and (y) 49% of the Free Cash Flow for the First Deferred Consideration Period; and

(ii) For the Second Deferred Consideration Period, an amount (but not less than $0) equal to the sum of (x) 22% of the result obtained when the Adjusted EBITDA for the Second Deferred Consideration Period is multiplied by 7.5, and (y) 22% of the Free Cash Flow for the Second Deferred Consideration Period.

(d) All Deferred Consideration Payments shall be subject to offset by Buyer pursuant to the provisions of Article IX below. In the event a Loss claimed by any of the Buyer Indemnitees has not been finally determined in accordance with this Agreement when a Deferred Consideration Payment is otherwise due hereunder, Buyer may retain such Deferred Consideration Payment or such portion thereof that Buyer, in its commercially reasonable judgment, believes in good faith is necessary to secure the payment of the undetermined Loss and notify Seller in writing of such retention, or if Seller so demands in writing, within twenty (20) Business Days following Seller’s written demand, Buyer shall deposit such amount in an Escrow Account, to be held in accordance with the terms thereof until the date the Loss is finally determined. Once the Loss, if any, is finally determined, if an Escrow Account has not been established, Buyer shall offset such Loss against the retained Deferred Consideration Payment, and the balance shall be thereafter promptly released to Seller, plus interest at the rate of six percent (6%) per annum on the amount released to Seller from the date any Deferred Consideration Payment is retained by Buyer under this Section 2.3(d) to the date of release. If an Escrow Account has been established pursuant to this Section 2.3(d), then upon the final determination of the Loss, the parties will direct the escrow agent to release to Buyer an amount equal to the sum of such Loss, plus interest thereon (which shall be deemed an additional Loss incurred by Buyer) at a rate of six percent (6%) per annum from the date placed in escrow to the date of release, with the balance being released to Seller. If Seller receives payment from the Escrow Account, then Buyer shall further pay to Seller interest with respect to such payment at a rate of six percent (6%) per annum from the date such amount was placed in escrow to the date of Seller’s receipt thereof (but net of any interest earned with respect to the Escrow Account that has been paid to Seller).

Section 2.4	Transactions to be Effected at the Closing.

(a) At the Closing, Buyer shall deliver, or cause to be delivered, to Seller:

(i) the Estimated Closing Date Purchase Price payments called for in Section 2.2, by wire transfer of immediately available funds to an account of Seller designated in writing by Seller to Buyer no later than two (2) Business Days prior to the Closing Date;

(ii) agreements for each Management Member respecting the potential issuance of the Stock Consideration, in the form of Exhibit D hereto (the “Management Stock Consideration Agreements”), duly executed by Innospec; and

(iii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 8.3 of this Agreement, all duly executed.

(b) At the Closing, Seller shall deliver, or shall cause to be delivered, to Buyer:

(i) an original certificate representing the Membership Interests being transferred, together with an assignment thereof to Buyer in the form of Exhibit E hereto (the “Assignment”), duly executed by Seller;

(ii) an original certificate representing Company’s membership interest in the Sub;

(iii) the Management Stock Consideration Agreements, duly executed by each Management Member;

(iv) the General Release, duly executed by Seller and each Management Member;

(v) any documentation reasonably requested by Buyer to effect or evidence the transfer to Company of any Owned Intellectual Property owned by Seller or any other asset owned by Seller that is necessary for Company to conduct its business (the “Seller Assignment Documents”); and

(vi) the other Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to Article VIII of this Agreement, all duly executed.

Section 2.5	Post-Closing Adjustments.

(a) Post-Closing Purchase Price Statement. Within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Seller a consolidated balance sheet of Company and Sub as of the Closing (the “Closing Balance Sheet”), a consolidated income statement for Company and Sub for the calendar month of September 2014 (the “Closing Income Statement”), and a statement setting forth the final Cash as of the Closing Date (the “Final Closing Cash”), Company Indebtedness outstanding as of the Closing (the “Final Closing Indebtedness”), Company Transaction Expenses as of the Closing (the “Final Company Transaction Expenses”), and its calculation of (i) the Adjusted EBITDA for the calendar month of September

2014, including reasonable support for the calculations made therein, (ii) the annualized Adjusted EBITDA for the Measurement Period, including any adjustments to the Adjusted EBITDA for July or August 2014, including reasonable support for such calculations (any such adjustments to the July or August 2014 Adjusted EBITDA being limited as set forth below); (iii) the NWC as of the Closing, including reasonable support for the calculations made therein, and (iv) the Closing Date Purchase Price, including reasonable support for the calculations made therein (the “Post-Closing Purchase Price Statement”). The Closing Balance Sheet and Closing Income Statement shall be prepared in accordance with GAAP consistent with the manner of preparation of the Financial Statements. The NWC as of the Closing shall be calculated using the same methodology reflected in the form of the example NWC Statement set forth as Part 2 of Exhibit C hereto (the “Example NWC Statement”), and the Adjusted EBITDA for the calendar month of September 2014 shall be calculated using the same methodology reflected in the Example Adjusted EBITDA Statement; provided, that notwithstanding anything herein to the contrary, Buyer and Seller agree that the Adjusted EBITDA for the calendar months of July and August 2014 is $1,919,000 and $2,623,000, respectively, and shall not be subject to adjustment except by Buyer in accordance herewith to account for fraud or manifest error, or to correct for any financial components that were not determined in accordance with GAAP applied in a manner consistent with the manner of preparation of the Financial Statements. If Seller agrees with the Post-Closing Statement, it shall provide written notice thereof to Buyer within thirty (30) days after its receipt of the Post-Closing Statement. If Seller disagrees with the Post-Closing Statement, Seller may, within thirty (30) days after its receipt of the Post-Closing Statement, provide written notice thereof to Buyer (the “Purchase Price Dispute Notice”), which shall provide reasonable detail concerning each item that Seller disputes in the Post-Closing Statement and include reasonable support for each such position. During such 30-day period after its receipt of the Post-Closing Statement and any subsequent time period in which the Post-Closing Statement is being disputed as provided in this Section 2.5(a), Buyer shall provide Seller and its representatives with reasonable access, upon reasonable advance written notice to Buyer, to the books, records and working papers of Buyer, Company, and Sub relating to the calculations underlying the Post-Closing Statement, the personnel of Buyer, Company, and Sub and, if applicable, the outside accountants of Buyer, Company, and Sub in each case, who were involved in the preparation of the Post-Closing Statement. If within the 30-day period following delivery of a Post-Closing Statement, Seller provides Buyer with written notice that Seller agrees with the Post-Closing Statement, or if within such 30-day period Seller fails to deliver a Purchase Price Dispute Notice, then in either of such circumstances, the Post-Closing Statement shall then be conclusively deemed the “Final Post-Closing Purchase Price Statement”, and shall then be final and binding upon Buyer, Company, Sub and Seller for all purposes. For a period of thirty (30) days after receipt by Buyer of the Purchase Price Dispute Notice, Buyer and Seller shall use good faith commercially reasonable efforts to resolve the disputed items set forth on the Purchase Price Dispute Notice between themselves and, if they are able to resolve all of such disputed items during such time period, the Post-Closing Purchase Price Statement shall be revised to the extent necessary to reflect such resolution, and as so revised shall be conclusively deemed the “Final Post-Closing Purchase Price Statement,” and shall be final and binding upon Buyer and Seller for all purposes, and any Post-Closing PP Adjustment shall be promptly paid in accordance with Section 2.5(c) below. If Buyer and Seller are unable to resolve all of the disputed accounting items set forth on the Purchase Price Dispute Notice within such thirty (30) day period or such other period as they shall mutually agree upon, they shall jointly engage the Independent Accountants and submit the disputed accounting items to the Independent Accountants for resolution. The (i) the specific details, processes and procedures of the dispute resolution process and (ii) the specific team of accountants that shall review the disputed items and participate in the writing of the written report referenced herein shall be mutually agreed upon by Buyer and Seller and set forth in the

Independent Accountants’ engagement letter. The Independent Accountants shall act as experts and not arbiters and shall determine only those accounting items on the Post-Closing Purchase Price Statement being disputed by Buyer and Seller as of the time of engagement of the Independent Accountants. The Independent Accountants shall only decide the specific items under dispute and their decision for each disputed amount must be within the range of values assigned to each item in the Post-Closing Purchase Price Statement and the Purchase Price Dispute Notice. Promptly, but no later than thirty (30) days after engagement of the Independent Accountants, the Independent Accountants shall deliver a written report to Buyer and Seller as to their resolution of the disputed items, which shall include the resulting Post-Closing Purchase Price Statement incorporating such resolutions. The Post-Closing Purchase Price Statement, as determined by the Independent Accountants, shall be conclusively deemed the “Final Post-Closing Purchase Price Statement” and shall, absent manifest error, be final and binding upon Buyer and Seller for all purposes. The final Cash, as of the Closing, as set forth on the Final Post-Closing Purchase Price Statement is referred to herein as the “Final Closing Cash;” the final Company Indebtedness outstanding as of the Closing, as set forth on the Final Post-Closing Purchase Price Statement is referred to herein as the “Final Company Indebtedness;” the final Company Transaction Expenses, as set forth on the Final Post-Closing Purchase Price Statement is referred to herein as the “Final Company Transaction Expenses;” the final NWC as of the Closing, as set forth on the Final Post-Closing Purchase Price Statement is referred to herein as the “Final NWC,” and the final Enterprise Value as of the Closing as set forth on the Final Post-Closing Purchase Price Statement is referred to herein as the “Final Enterprise Value.” The fees and expenses of the Independent Accountants incurred in connection with the resolution of disputes pursuant to this Section 2.5 shall be borne by Buyer and Seller in proportion to the amounts of the disputed items on the Purchase Price Dispute Notice, as compared to such items as determined by the Independent Accountants and set forth on the Final Post-Closing Purchase Price Statement, with such fees and expenses to be paid by Buyer, on the one hand, or Seller, on the other hand, (as applicable) to the Independent Accountants within five (5) Business Days after the Independent Accountant’s determination.

(b) Post-Closing Purchase Price Adjustment. The Purchase Price shall be:

(i) reduced, on a dollar-for-dollar basis, by the amount (if any) by which the Final Enterprise Value is less than the Estimated Enterprise Value, or increased, on a dollar-for-dollar basis, by the amount (if any) by which the Final Enterprise Value is greater than the Estimated Enterprise Value;

(ii) reduced, on a dollar-for-dollar basis, by the amount (if any) by which the Final Closing Cash is less than the Estimated Closing Cash, or increased, on a dollar-for-dollar basis, by the amount (if any) by which the Final Closing Cash is greater than the Estimated Closing Cash;

(iii) reduced, on a dollar-for-dollar basis, by the amount (if any) by which the Final Closing Indebtedness is greater than the Estimated Closing Indebtedness, or increased, on a dollar-for-dollar basis, by the amount (if any) by which the Final Closing Indebtedness is less than the Estimated Closing Indebtedness; and

(iv) reduced, on a dollar-for-dollar basis, by the amount (if any) by which the Final Company Transaction Expenses are greater than the Estimated Company Transaction Expenses, or increased, on a dollar-for-dollar basis, by the amount (if any) by which the Final Company Transaction Expenses are less than the Estimated Company Transaction Expenses.

(c) Payment of Post-Closing Adjustment. Without duplication, all reductions or increases set forth in Section 2.5(b) shall be aggregated and the Purchase Price shall be reduced (a “Downward Post-Closing PP Adjustment”) or increased (an “Upward Post-Closing PP Adjustment” and, together with the Downward Post-Closing PP Adjustment, the “Post-Closing PP Adjustment”) accordingly. Any Downward Post-Closing PP Adjustment shall be satisfied, within five (5) Business Days after determination of the Final Post-Closing Purchase Price Statement, by wire transfer of immediately available funds to an account designated by Buyer. Any Upward Post-Closing PP Adjustment shall be satisfied, within five (5) Business Days after determination of the Final Post-Closing Purchase Price Statement, by wire transfer of immediately available funds by Buyer to an account designated by Seller. The amount of any Post-Closing Adjustment shall bear interest from and including the Closing Date to the date of payment at a rate equal to six percent (6%) per annum. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

(d) Post-Closing NWC Adjustment. The Target NWC will be determined after the close of the Twelve Month Measurement Period in accordance with methodology set forth in Exhibit K hereto. After each month of the Twelve Month Measurement Period, Buyer will provide Seller with an unaudited consolidated balance sheet for Company and Sub for such month. Further, after the third, sixth, ninth, and twelfth months of the Twelve Month Measurement Period, Buyer will provide Seller with (i) Buyer’s calculation of the NWC for each month of such three month period (calculated using the same methodology reflected in the Example NWC Statement), and (ii) Buyer’s calculation of each such month’s NWC Percentage, such that Seller can track the progress towards the final determination of the Target NWC (collectively, the “Quarterly NWC Report”); provided that the fourth and final Quarterly NWC Report shall further include the Buyer’s calculation of the Target NWC using the first three (3) Final Quarterly NWC Reports. If Seller agrees with a Quarterly NWC Report, it shall provide written notice thereof to Buyer within thirty (30) days after its receipt of the same. If Seller disagrees with a Quarterly NWC Report, Seller may, within thirty (30) days after its receipt of such Quarterly NWC Report, provide written notice thereof to Buyer (the “NWC Dispute Notice”), which shall provide reasonable detail concerning each item that Seller disputes in such Quarterly NWC Report and include reasonable support for each such position. If within the 30-day period following delivery of a Quarterly NWC Report, Seller provides Buyer with written notice that Seller agrees with such Quarterly NWC Report, or if within such 30-day period Seller fails to deliver a NWC Dispute Notice, then in either of such circumstances, such Quarterly NWC Report shall then be conclusively deemed a “Final Quarterly NWC Report,” and shall then be final and binding upon Buyer and Seller for all purposes, including its use in the calculation of the Target NWC. For a period of thirty (30) days after receipt by Buyer of the NWC Dispute Notice, Buyer and Seller shall use good faith commercially reasonable efforts to resolve the disputed items set forth on the NWC Dispute Notice between themselves and, if they are able to resolve all of such disputed items during such time period, such Quarterly NWC Report shall be revised to the extent necessary to reflect such resolution, and as so revised shall be conclusively deemed a “Final Quarterly NWC Report,” and shall be final and binding upon Buyer and Seller for all purposes, including its use in the calculation of the Target NWC. If Buyer and Seller are unable to resolve all of the disputed accounting items set forth on the NWC Dispute Notice within such thirty (30) day period or such other period as they shall mutually agree upon, they shall jointly engage the Independent Accountants and submit the disputed accounting items to the Independent Accountants for resolution. The (i) the specific details, processes and procedures of the dispute resolution process and (ii) the specific team of accountants that shall review the disputed items and participate in the writing of the written report referenced herein shall be mutually agreed upon by Buyer and Seller and set forth in the Independent Accountants’ engagement letter. The Independent Accountants shall act as experts and not arbiters and shall determine only those accounting items on the Quarterly NWC Report being disputed by Buyer and Seller as of the time of engagement of the Independent Accountants. The Independent Accountants shall only decide the specific items under dispute and their decision for each disputed amount must be within the range of values assigned to each item in the Quarterly NWC Report and the NWC Dispute Notice. Promptly, but no later than thirty (30) days after engagement of the Independent Accountants, the Independent Accountants shall deliver a written report to Buyer and Seller as to their resolution of the disputed items, which shall include the resulting Quarterly NWC Report incorporating such resolutions. The Quarterly NWC Report, as determined by the Independent Accountants, shall be conclusively deemed the “Final Quarterly NWC Report” and shall, absent manifest error, be final and binding upon Buyer and Seller for all purposes. Promptly after the forth Final Quarterly NWC Report is determined, Buyer shall use the Final Quarterly NWC Reports to calculate the Target NWC in accordance with Exhibit K. If the Final NWC is less than the Target NWC, then the amount of such shortfall (together with interest thereof from and including the Closing Date to the date of payment at a rate equal to six percent (6%) per annum) will reduce the Deferred Consideration Payment for the First Deferred Consideration Period on a dollar-for-dollar basis. If the Final NWC is greater than the Target NWC, then such excess (together with interest thereof from and including the Closing Date to the date of payment at a rate equal to six percent (6%) per annum) shall be added to the Deferred Consideration Payment for the First Deferred Consideration Period on a dollar-for-dollar basis (any such reduction or increase in the Purchase Price, the “NWC Adjustment”). If there is an unresolved dispute with respect to the NWC Adjustment at the time the First Deferred Consideration Payment is due, and Buyer believes the resolution will result in the Final NWC being less than the Target NWC, then Buyer may offset against the Deferred Consideration Payment in accordance with Section 2.3(d) an amount Buyer reasonably believes is necessary to cover the NWC Adjustment (plus interest) or so much thereof as in dispute (which shall be deemed a Loss for purposes of Section 2.3(d)).

(e) Adjustments for Tax Purposes. Any payments made pursuant to Section 2.5 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 2.6	Closing.

Subject to the terms and conditions of this Agreement, the purchase and sale of the Membership Interests contemplated hereby shall take place at a closing (the “Closing”) to be held at 9:00 a.m., no later than five (5) Business Days after the last of the conditions to Closing set forth in Article VIII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Smith, Gambrell & Russell, LLP, Promenade, Suite 3100, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309, or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). The parties agree that the Closing may occur electronically through the delivery of facsimile or electronic copies of any and all other ancillary documents or documents required to be delivered under the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer and Innospec that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.1	Organization and Authority of Seller.

Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer and Innospec) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”). When each of the other Transaction Documents to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.2	Organization, Authority and Qualification of Company and Sub.

(a) Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.2(a) of the Disclosure Schedules sets forth each jurisdiction in which Company is licensed or qualified to do business, and Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary (except where the failure to be so qualified and in good standing would not have a Company Material Adverse Effect). The execution and delivery by Company of any Transaction Document to which Company is a party, the performance by Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Company.

(b) Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Texas and has all necessary limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.2(b) of the Disclosure Schedules sets forth each jurisdiction in which Sub is licensed or qualified to do business, and Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary (except where the failure to be so qualified and in good standing would not have a Company Material Adverse Effect). The execution and delivery by Sub of any Transaction Document to which Sub is a party, the performance by Sub of its obligations hereunder and thereunder and the consummation by Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Sub.

Section 3.3	Capitalization of Company.

(a) Seller is the record owner of and has good and valid title to the Membership Interests, free and clear of all Encumbrances (other than securities Law restrictions of general applicability). The Membership Interests constitute 100% of the total issued and outstanding membership interests in Company. The Membership Interests have been duly authorized and are validly issued, fully-paid and non-assessable. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Membership Interests, free and clear of all Encumbrances (other than securities Law restrictions of general applicability or Encumbrances created by Buyer).

(b) The Membership Interests were issued in compliance with applicable Laws. The Membership Interests were not issued in violation of the Organizational Documents of Company or any other agreement, arrangement or commitment to which Seller or Company is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c) There are no outstanding or authorized options, warrants, profit interests, convertible securities or other rights, agreements, arrangements or commitments of any character, type or kind relating to any membership interests in Company or obligating Seller or Company to issue, deliver, redeem, purchase, repurchase, or sell any membership interests (including the Membership Interests), or any other interest, in Company. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

Section 3.4	Capitalization of Subsidiaries.

(a) Company is the record owner of and has good and valid title to all of the membership interests and other interests in Sub, free and clear of all Encumbrances (other than securities Law restrictions of general applicability). Such membership and other interests have been duly authorized and are validly issued, fully-paid and non-assessable. Upon consummation of the transactions contemplated by this Agreement, Buyer, through its ownership of Company, shall indirectly own all of the Membership Interests, free and clear of all Encumbrances (other than securities Law restrictions of general applicability or Encumbrances created by Buyer).

(b) The membership and other interests of Sub were issued in compliance with applicable material Laws. The membership and other interests of Sub were not issued in violation of the Organizational Documents of Sub or any other agreement, arrangement or commitment to which Seller, Company, or Sub is a party, and are not subject to or in violation of any preemptive or similar rights of any Person.

(c) There are no outstanding or authorized options, warrants, profit interests, convertible securities or other rights, agreements, arrangements or commitments of any character, type or kind relating to any membership or other interests in Sub or obligating Seller, Company, or Sub to issue or sell any membership or other interest, in Sub. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the membership interests of Sub.

(d) Except for Sub, Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 3.5	No Conflicts; Consents.

The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller, Company, or Sub; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, Company, or Sub; (c) except as set forth in Section 3.5 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller, Company, or Sub is a party or by which Seller, Company, or Sub is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of Company or Sub; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of Company or Sub. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by Seller, Company, or Sub in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act.

Section 3.6	Financial Statements.

Complete copies of Company’s and Sub’s consolidated audited financial statements consisting of the consolidated balance sheet of Company and Sub as of December 31 in each of the years 2013 and 2012 and the related statements of income and retained earnings, members’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of Company as of August 31, 2014, and the related statements of income and retained earnings, members’ equity and cash flow for the eight-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) are included in the Disclosure Schedules. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements. The Financial Statements are based on the books and records of Company and Sub, and fairly present in all material respects the financial condition of Company and Sub as of the respective dates they were prepared and the results of the operations of Company and Sub for the periods indicated. The balance sheet of Company and Sub as of December 31, 2013, is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of Company and Sub as of August 31, 2014 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. Company and Sub maintain a standard system of accounting established and administered in accordance with GAAP.

Section 3.7	Undisclosed Liabilities.

Company and Sub have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (c) those which are not, individually or in the aggregate, material in amount, and (d) those that are disclosed in the Disclosure Schedules.

Section 3.8	Absence of Certain Changes, Events and Conditions.

Except as set forth in Section 3.8 of the Disclosure Schedules or in the Financial Statements, since the Interim Balance Sheet Date, there has not been, with respect to Company or Sub, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the Organizational Documents of Company or Sub;

(c) split, combination or reclassification of any membership interests in Company or Sub;

(d) issuance, sale or other disposition of, or creation of any Encumbrance on, any membership interests in Company or Sub, or grant of any options, warrants, profit interests, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any membership interests in Company or Sub;

(e) declaration or payment of any distributions on or in respect of any membership interests in Company or Sub, or redemption, purchase or acquisition of any of Company’s or Sub’s outstanding membership interests;

(f) material change in any tax or financial method of accounting or accounting practice of Company or Sub, except as required by applicable Law and specifically disclosed in the notes to the Financial Statements;

(g) material change in Company’s or Sub’s cash management practices or either of their policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h) entry into any Contract that would constitute a Material Contract except in the ordinary course of business consistent with past practice;

(i) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(j) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet, other than inventory, or cancellation of any debts or entitlements;

(k) transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property;

(l) material damage, destruction or loss (whether or not covered by insurance) to its property;

(m) any capital investment in, or any loan to, any Person other than Company or Sub;

(n) acceleration, termination, material modification to or cancellation of any Material Contract to which Company is a party or by which it is bound;

(o) any capital expenditures in excess of $100,000, individually, or $250,000, in the aggregate;

(p) imposition of any Encumbrance upon any of Company’s or Sub’s properties or assets, tangible or intangible, except for Permitted Encumbrances;

(q) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, members, managers, consultants or independent contractors, other than as provided for in any written agreements, pursuant to written employment and/or incentive compensation plans of which Buyer has been supplied complete copies, in the ordinary course of business, required by applicable Law, or granted in the ordinary course of business consistent with past practice, (ii) any termination of any employees for which the aggregate costs and expenses exceed $75,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, member, manager, consultant or independent contractor;

(r) adoption, modification or termination of any: (i) employment, severance, retention or other agreement with an employee, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(s) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its members, managers, officers and employees;

(t) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(u) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(v) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $100,000, individually (in the case of a lease, per annum) or $250,000, in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(w) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets, stock or other equity of, or by any other manner, any business or any Person or any division thereof;

(x) action by, or with respect to, Company or Sub to make, change or rescind any Tax election or amend any Tax Return that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or

(y) any Contract to do any of the foregoing, or any action or omission that has resulted in any of the foregoing.

Section 3.9	Material Contracts.

(a) Section 3.9(a) of the Disclosure Schedules lists each of the following Contracts of Company or Sub (such Contracts, together with all Real Property leases or subleases set forth in Section 3.10(b) of the Disclosure Schedules, and all Contracts relating to Intellectual Property set forth in Section 3.12(d) and Section 3.12(f) of the Disclosure Schedules, being “Material Contracts”):

(i) each Contract of Company or Sub involving aggregate consideration in excess of $250,000 and which, in each case, cannot be cancelled by Company without penalty or without more than one hundred eighty (180) days’ notice;

(ii) all Contracts that require Company or Sub to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii) all Contracts that provide for the assumption of any Tax, environmental or other Liability of any Person;

(iv) all Contracts whereby Company or Sub agrees to indemnify another Person, except for (i) master service agreements, vendor agreements and the like, and product and service warranties, entered into in the ordinary course of business, (ii) employment agreements and the like, entered into in the ordinary course of business; (iii) the Organizational Documents of the Company and Sub; and (iv) Contracts evidencing the Company’s credit facility with Bank of America, N.A.;

(v) all Contracts that relate to the acquisition or disposition of any business, a material amount of equity or assets of any other Person or any real property (whether by merger, sale of stock or other equity interests, sale of assets or otherwise), except inventory acquired or sold in the ordinary course of business;

(vi) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which Company or Sub is a party;

(vii) all Contracts with independent contractors or consultants (or similar arrangements) to which Company or Sub is a party and which are not cancellable without material penalty or without more than sixty (60) days’ notice, and all employment agreements;

(viii) except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of Company or Sub in excess of $100,000;

(ix) all Contracts with any Governmental Authority to which Company or Sub is a party;

(x) all Contracts that limit or purport to limit the ability of Company or Sub to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xi) any Contracts to which Company or Sub is a party that provide for any joint venture, partnership or similar arrangement by Company or Sub;

(xii) all Contracts between or among Company or Sub on the one hand, and Seller or any Affiliate of Seller (other than Company or Sub) on the other hand;

(xiii) all collective bargaining agreements or Contracts with any Union to which Company or Sub is a party;

(xiv) any Contract that is material to the business that contains any “most favored nations” terms or conditions granted by Company or Sub, or any exclusivity, right of first refusal, right of first offer, or similar right granted by Company or Sub; and

(xv) to the Knowledge of Seller, any other Contract that is material to Company or Sub that has not been previously disclosed pursuant to this Section 3.9.

(b) Each Material Contract is valid and binding on Company or Sub, as applicable, in accordance with its terms and is in full force and effect. Neither Company or Sub, nor to the Knowledge of Seller, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. To the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the loss of any material benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.10	Title to Assets; Real Property.

(a) Company or Sub, as the case may be, has good and valid title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Audited Financial Statements or acquired by the Company or Sub after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i) those items set forth in Section 3.10(a) of the Disclosure Schedules;

(ii) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Balance Sheet;

(iii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not yet due and payable;

(iv) imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of Company’s or Sub’s assets in the conduct of the Business as presently conducted;

(v) reservations of interest in minerals or royalty rights in favor of predecessors-in-title;

(vi) easements, covenants, servitudes, rights of way, restrictions, zoning ordinances and other similar encumbrances of record in the county where the Real Property is located that affect the Real Property that do not, individually or in the aggregate, materially impair the continued use and operation of Company’s or Sub’s Real Property in the conduct of the Business as presently conducted;

(vii) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice; and

(viii) those matters listed or otherwise disclosed in the title insurance policies, title opinions, abstracts and surveys provided to Buyer pursuant to this Agreement.

(b) Section 3.10(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by Company or Sub, the landlord under the lease or sublease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned Real Property, Seller has delivered or made available to Buyer true, complete and correct copies of the deeds and other instruments (as recorded) by which Company or Sub acquired such Real Property, and copies of all title insurance policies, title opinions, abstracts and surveys in the possession of Seller, Company, or Sub and covering the Real Property. With respect to leased Real Property, Seller has delivered or made available to Buyer true, complete and correct copies of any leases to which Company or Sub is a party, covering the Real Property. Neither Company nor Sub is a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property except as listed on the Disclosure Schedules. To the Knowledge of Seller, the use and operation of the Real Property by the Company or Sub in the conduct of Company’s or Sub’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement applicable to such Real Property. Except as set forth in Section 3.10(b) of the Disclosure Schedules, there are no charges, complaints, lawsuits, notices of violation or litigation pending nor, to the Knowledge of Seller, any other Actions threatened in writing against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. To the Knowledge of Seller, Company’s and Sub’s leasehold interests are not subject to any mortgage or ground lease which is superior in priority to Company’s or Sub’s leasehold interest.

Section 3.11	Condition of Assets.

The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of Company and Sub are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. To the Knowledge of the Company, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by Company or Sub, together with all other properties and assets of Company and Sub, are sufficient for the continued conduct of Company’s and Sub’s business immediately after the Closing in substantially the same manner as such business is conducted as of the date hereof, and constitute all of the rights, property and assets necessary to conduct the business of Company and Sub immediately after the Closing as such business is conducted as of the date hereof.

Section 3.12	Intellectual Property.

(a) “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, including such property that is owned by Seller, Company, or Sub (“Owned Intellectual Property”) and that in which Company or Sub holds exclusive or non-exclusive rights or interests granted by license from other Persons, including Seller (“Licensed Intellectual Property”):

(i) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered, unregistered or arising by Law, and all registrations and applications for registration of such trademarks, including intent-to-use applications, and all issuances, extensions and renewals of such registrations and applications;

(ii) internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or Governmental Authority;

(iii) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered, unregistered or arising by Law), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

(iv) trade secrets, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other confidential information, whether or not patentable; and

(v) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

(b) Section 3.12(b) of the Disclosure Schedules lists all of the Owned Intellectual Property that is either (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) software, material common law trademarks, material proprietary, unpatented product formulations, or other material Owned Intellectual Property that is used in or necessary for Company’s and Sub’s continued operation in the ordinary course consistent with past practice; provided, however, that in lieu of listing any of such items that are described in clause (iv) of Section 3.12(a) (other than material proprietary, unpatented product formulations which are listed) Seller has instead provided the same to Buyer. All required filings and fees related to the

Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Seller has provided Buyer with (i) true and complete copies of file histories and certificates related to all Intellectual Property Registrations, (ii) to the extent within the possession of Seller, true and complete copies of all documents, office actions, correspondence and other materials related to all Intellectual Property Registrations, other than any such documents, office actions, correspondence and other materials subject to attorney-client privilege and (iii) all trade secrets used in or necessary for and material to Company’s and Sub’s continued operation in the ordinary course consistent with past practices.

(c) Seller, Company, or Sub owns exclusively all right, title and interest in and to the Owned Intellectual Property (including all rights of exploitation), and on or before the Closing only Company and Sub (and not Seller) will own, exclusively, all right, title and interest in and to the Owned Intellectual Property (including all rights of exploitation), in each case free and clear of Encumbrances. Company and Sub are in material compliance with all legal requirements applicable to the Owned Intellectual Property and Company’s and Sub’s ownership and use thereof.

(d) Section 3.12(d) of the Disclosure Schedules lists all licenses, sublicenses and other agreements whereby Company or Sub is granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any Licensed Intellectual Property that is used in or necessary for Company’s or Sub’s current or planned business or operations. Seller has provided Buyer with true and complete copies of all such agreements.

(e) To the Knowledge of Seller, Company’s and Sub’s conduct of its business as currently and formerly conducted have not and do not infringe, violate or misappropriate the Intellectual Property of any Person. Other than as set forth on Section 3.12(e) of the Disclosure Schedules, neither Seller, Company nor Sub has received any written communication, and no Action has been instituted, settled or, to Knowledge of Seller, threatened in writing that alleges any such infringement, violation or misappropriation, and none of the Owned Intellectual Property are subject to any outstanding Governmental Order.

(f) Section 3.12(f) of the Disclosure Schedules lists all licenses, sublicenses and other agreements pursuant to which Company or Sub grants rights or authority to any Person with respect to any Owned Intellectual Property or Licensed Intellectual Property. Seller has provided Buyer with true and complete copies of all such agreements. To the Knowledge of Seller, no Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Owned Intellectual Property.

Section 3.13	Inventory.

All inventory of Company and Sub, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice or for which adequate reserves have been established (including reserves for disposal costs) in the Financial Statements. All such inventory is owned by Company or Sub free and clear of all Encumbrances (other than items described in clauses (i), (ii), or (iii) of the Permitted Encumbrances definition), and except as set forth on Section 3.13 of the Disclosure Schedules, no material amount of inventory is held on a consignment basis. With regard to any material amount of inventory held on consignment, Section 3.13 of the Disclosure Schedules sets forth a description of such inventory, the amount held on consignment, and the customer holding the same. Seller’s books and records include sufficient details concerning its inventory, including inventory held on consignment, to allow for a true and accurate audit of the same.

Section 3.14	Accounts Receivable.

The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by Company or Sub involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) subject to a reserve for bad debts shown on the Interim Balance Sheet, constitute only valid, undisputed claims of Company or Sub not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of Company and Sub, are collectible in full within 120 days after billing (assuming Buyer and Company post-Closing utilize commercially reasonable efforts consistent with past practice to collect such accounts receivable; provided that neither Buyer nor Company must initiate litigation to collect such accounts). The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of Company and Sub have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. Except as set forth on Section 3.14 of the Disclosure Schedules, no account debtor is delinquent in its payment by more than ninety (90) days.

Section 3.15	Customers and Suppliers.

(a) Section 3.15(a) of the Disclosure Schedules sets forth (i) the top ten (10) customers of the Company and Sub (measured by consideration paid to Company and/or Sub), for the twelve (12) month period ended August 31, 2014 (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such period. Except as set forth in Section 3.15(a) of the Disclosure Schedules, neither Seller, Company nor Sub has received any written notice, nor to the Knowledge of Seller, is aware of any specific facts or circumstances relating to Company or Sub, such Material Customer or its relationship with the Company or Sub that are likely to result in any of the Material Customers ceasing after the Closing, to use the goods or services of Company or Sub, or to otherwise terminate or materially reduce its relationship with Company or Sub.

(b) Section 3.15(b) of the Disclosure Schedules sets forth (i) the top ten (10) suppliers to Company and Sub (measured by consideration paid by Company and/or Sub for goods or services) for the twelve (12) month period ended August 31, 2014 (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such period. Except as set forth in Section 3.15(b) of the Disclosure Schedules, neither Seller, Company nor Sub has received any written notice, and nor to the Knowledge of Seller, is aware of any specific facts or circumstances relating to Company or Sub, such Material Supplier or its relationship with the Company or Sub that would reasonably be likely to result in any of the Material Suppliers ceasing after the Closing, to supply goods and services, as applicable, to Company or Sub, or to otherwise terminate or materially reduce its relationship with Company or Sub.

Section 3.16	Insurance.

Section 3.16 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance owned or held by Company or Sub (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect. Neither Seller nor any of its Affiliates (including Company and Sub) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of Company or Sub. All such Insurance Policies (a) are valid and binding in accordance with their terms; and (b) have not been subject to any lapse in coverage. Except as set forth on Section 3.16 of the Disclosure Schedules, there are no claims related to the business of Company or Sub pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of Seller or any of its Affiliates (including Company and Sub) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are sufficient for compliance with all applicable Laws and Contracts to which Company or Sub is a party or by which it is bound.

Section 3.17	Legal Proceedings; Governmental Orders.

(a) Except as set forth in Section 3.17(a) of the Disclosure Schedules, there are no Actions presently pending or, to Knowledge of Seller, threatened in writing (a) against or by Company or Sub affecting any of their respective properties or assets (or by or against Seller or any Affiliate thereof and relating to Company or Sub); or (b) against or by Company, Sub, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay beyond the Final Date, restrict or prohibit the transactions contemplated by this Agreement. To the Knowledge of Seller, no event has occurred or circumstances exist that is reasonably likely to give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting Company or Sub, or any of their respective properties or assets.

Section 3.18	Compliance With Laws; Permits.

(a) Except as set forth in Section 3.18(a) of the Disclosure Schedules, Company and Sub have complied, and are now complying in all material respects, with all Laws applicable to them, or their respective business, properties or assets.

(b) All Permits required for each of Company and Sub to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.18(b) of the Disclosure Schedules lists all current Permits issued to Company or Sub, including the names of the material Permits and their respective dates of issuance and expiration. No proceeding is pending, or to the Knowledge of Company, has been threatened in writing, that would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.18(b) of the Disclosure Schedules.

Section 3.19	Environmental Matters.

(a) Except as disclosed in Section 3.19(a) of the Disclosure Schedules or in the environmental reports disclosed by Seller to Buyer (the “Environmental Reports”), Company and Sub are currently and have been in material compliance with all Environmental Laws and have not, and Seller has not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. The foregoing disclosure is for informational purposes only, and the parties hereto agree that this Section 3.19(a) of the Agreement shall be read as if such disclosure were omitted.

(b) Except as disclosed in Section 3.19(b) of the Disclosure Schedules or in the Environmental Reports, Company and Sub have obtained and are in material compliance with all Environmental Permits (each of which is disclosed in Section 3.19(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of Company and Sub, and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Seller through the Closing Date in accordance with Environmental Law. With respect to any such Environmental Permits, Seller has not received any Environmental Notice regarding any material adverse change in the status or terms and conditions of the same.

(c) To Seller’s Knowledge, Seller has not caused or contributed to any Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of Company or Sub, or any real property currently or formerly owned, operated or leased by Company or Sub, and neither Seller, Company, nor Sub has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of Company or Sub (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller, Company, or Sub.

(d) Section 3.19(d) of the Disclosure Schedules contains a complete and accurate list of all active underground storage tanks owned or operated by, or on behalf of, Company or Sub.

(e) All third party vendors utilized by Company or Sub to transport, store, or dispose of Hazardous Materials were properly authorized or licensed by all applicable Governmental Authorities and in good standing to conduct such activities at the time such services were provided. Except as disclosed in Section 3.19(e) of the Disclosure Schedules, neither Seller, Company, nor Sub has received any Environmental Notice regarding potential liabilities with respect to off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Seller, Company, or Sub.

(f) Seller has provided or otherwise made available to Buyer and listed in Section 3.19(f) of the Disclosure Schedule, all material environmental reports, studies, audits, and site assessments, with respect to the business or assets of Company or Sub, or any owned, operated or leased real property which are in the possession or control of Seller, Company, or Sub related to compliance with Environmental Laws or the Release of Hazardous Materials.

Section 3.20	Employee Benefit Matters.

(a) Section 3.20(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity or other equity, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Company or Sub or any of their ERISA Affiliates (together, the “Employers”) for the benefit of any current or former employee, retiree, independent contractor, consultant, member or manager of Company or Sub, or any spouse or dependent of such individual, or under which Company or Sub has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 3.20(a) of the Disclosure Schedules, each, a “Benefit Plan”).

(b) With respect to each Benefit Plan, Seller has made available to Buyer accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the most recently filed Form 5500, with schedules attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the three most recently completed plan years; and (viii) copies of all written communications, including any notices, letters or other correspondence, received from any Governmental Authority, including the Internal Revenue Service (“IRS”), Department of Labor (“DOL”) or Pension Benefit Guaranty Corporation relating to the Benefit Plan (“PBGC”).

(c) To the Knowledge of Seller, each Benefit Plan has been established, administered and maintained in accordance with its material terms and in material compliance with all applicable Laws (including ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, and all other applicable Laws, rules and regulations). To the Knowledge of Seller, each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”): (i) meets the requirements of Section 401(a) of the Code; (ii) the trust, if any, forming part of such plan is exempt from Tax under the provisions of Section 501(a) of the Code; (iii) has received, or is the subject of, a favorable determination letter from the IRS after January 1, 2006, which takes into account the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) (or, if the plan is documented on a prototype, such prototype is currently approved by the IRS and takes EGTRRA into account), or has been submitted for a favorable determination letter under EGTRRA, or is still within the EGTRRA remedial amendment period provided by Section 401(b) of the Code with respect to each plan and trust and each amendment thereto or such plan and trust and/or amendment; (iv) has been timely amended in good faith to comply with any provisions of EGTRRA and, to the extent required, the Pension Protection Act of 2006 (“PPA”), (v) to the extent required, has been timely amended in good faith with any provisions of the Heroes Earnings and Assistance Relief Tax Act of 2008 (“HEART”) and the Worker, Retiree, and Employer Recovery Act of 2008 (“WERA”), (vi) has been timely amended in good faith to comply with all interim amendments required by Law; (vii) and since the date of such determination letter there are no circumstances that are likely to adversely affect the qualification of such plan. In addition, the Employers have not received any correspondence or written or verbal notice from any Governmental Authority, including the IRS, the U.S. Department of the Treasury, and the Employee Benefits Security Administration, any participant in, or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the Employers’ compliance referred to in this Section. To the Knowledge of Seller, nothing has occurred, including any “prohibited transactions” within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA, with respect to any Benefit Plan that has subjected or could reasonably be expected to subject Company or Sub or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to a penalty under Section 502 of ERISA or to tax or penalty under Section 4975 of the Code. All benefits, contributions (including employer contributions and employee salary reduction contributions) and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan and all contributions for any Benefit Plan for the period ending on or before the Closing that are not yet due have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP.

(d) To the Knowledge of Seller, neither Company, Sub, nor any of their ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA or related provisions of the Code or foreign Law relating to employee benefit plans; (ii) failed to timely pay premiums; (iii) withdrawn from any Benefit Plan; (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (v) incurred any Liability to the PBGC under Section 302, 4062, or 4064 of ERISA, or otherwise that has not been satisfied in full, and no event or condition exists or has existed which could be expected to result in any such liability. No assets of the Employers are subject to a lien under Section 4064 or 4068 of ERISA.

(e) With respect to each Benefit Plan (i) no such plan is a “Multi-employer” plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (iii) none of the Employers is subject to “withdrawal liability” as that term is defined in Part I, Subtitle, E, Title IV of ERISA, and if any Employer were to withdraw from a “multi-employer plan” at or after the Closing, none of the Employers would have any such “withdrawal liability;” (iv) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan; (v) no Benefit Plan that is subject to Part III of Subtitle B of Title I of ERISA has failed to satisfy the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, whether or not waived; and (vi) no “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any Benefit Plan.

(f) To the Knowledge of Seller, except as required by applicable Law, no provision of any Benefit Plan could reasonably be expected to result in any limitation on Buyer or any of its Affiliates from amending or terminating any Benefit Plan as of the Closing Date, and no such termination would result in any Liability to Buyer for any additional contributions, penalties, premiums, fees, fines, excise taxes, or any other charges or liabilities. The Employers have no commitment or obligation and have not made any representations to any employee, member, manager, consultant or independent contractor, whether or not legally binding, to adopt, amend or modify any Benefit Plan in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

(g) Except as detailed on Section 3.20(g) of the Disclosure Schedules, to the Knowledge of Seller, no written or oral representations have been made to any current, former or retired employee, officer, consultant, agent, independent contractor or director of the Employers (or their survivors, dependents or beneficiaries) promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life, disability or other benefits for any period of time beyond the end of the current plan year (except pursuant to Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or applicable state medical benefits continuation law (“COBRA”)) and the Employers may terminate any such benefits upon thirty (30) days’ notice or less without any Liability therefore. Each Benefit Plan subject to the requirements of COBRA has been operated in compliance therewith. None of the Employers has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code). No person or entity other than the Employers is, or has in the last five (5) years been, considered to be within a controlled group with any of the Employers or under common control with any of the Employers within the meaning of Section 414 of the Code or Section 4001 of ERISA.

(h) There is no pending or, to the Knowledge of Seller, threatened Action relating to a Benefit Plan (other than routine claims for benefits), nor is there any basis for such an Action. No Benefit Plan nor any fiduciary thereof has been the direct or indirect subject of an order or investigation, examination or audit by a Governmental Authority or quasi-governmental agency, and there are no matters pending before any Governmental Authority, including the IRS and the DOL with respect to any Benefit Plan. No Benefit Plan has within the three years prior to the date hereof been the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(i) There has been no amendment to, announcement by Seller, Company, Sub, or any of their Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any stockholder, director, employee, consultant or independent contractor, as applicable. None of Seller, Company, Sub, or any of their Affiliates has any commitment or obligation or has made any representations to any stockholder, officer, employee, consultant or independent contractor, whether or not legally binding, to adopt, amend or modify any Benefit Plan or any collective bargaining agreement.

(j) To the Knowledge of Seller, each Benefit Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including notices, rulings and proposed and final regulations). No tax Liability has arisen and is currently unpaid in relation to a violation of Section 409A of the Code, nor is any tax Liability expected to arise in connection with any payment as a result of the transactions contemplated by this Agreement.

(k) Each individual who is classified by Company or Sub as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Benefit Plan.

(l) Except as detailed on Section 3.20(l) of the Disclosure Schedules, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former member, manager, equity holder, officer, employee, contractor or consultant of Company or Sub to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting of any stock options or other payments, or increase the amount of any compensation due to any such individual; (iii) limit or restrict the right of Company or Sub to merge, amend or terminate any Benefit Plan; or (iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan.

(m) To the Knowledge of Seller, for all Benefit Plans that are welfare plans (as defined in Section 3(1) of ERISA), the Employers or their insurance companies have established reserves at least sufficient to pay all claims incurred under the provisions of such plans on, prior to and after the Closing Date. The Employers have not received notice of any retrospective premium charge for claims relating to any period prior to the Closing Date under such contracts.

(n) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

(o) To the Knowledge of Seller, to the extent applicable, the Employers currently conduct and have conducted all Benefit Plans in compliance with the Health Insurance Portability and Accountability Act of 1996, and all regulations and formal guidance promulgated thereunder, including regulations addressing privacy, security, maintenance, disclosure, confidentiality and transmission of certain health-related information that are promulgated at 45 CFR Parts 160, 162, and 164.

(p) To the Knowledge of Seller, neither the Employers nor any Benefit Plan has engaged in any transaction that is considered by the IRS to be a “Listed Transaction.” No Benefit Plan is a plan covered by Section 412(i) of the Code (prior to its amendment effective January 1, 2008) or Section 412(e)(3) of the Code as amended effective January 1, 2008.

(q) Company does not have outstanding, and has never issued, any option grants.

Section 3.21	Employment Matters.

(a) Section 3.21(a) of the Disclosure Schedules contains a list of all persons who are employees, consultants, or contractors of Company or Sub as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth in Section 3.21(a) of the Disclosure Schedules, as of the date hereof, all compensation, including wages, commissions and bonuses, payable to employees, consultants, or contractors of Company or Sub for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Estimated Closing Balance Statement) and there are no outstanding agreements, understandings or commitments of Company or Sub with respect to any commissions, bonuses or increases in compensation. All amounts of compensation which become payable after the date hereof but prior to the Closing shall be timely paid by Company and Sub. Company and Sub have withheld and paid all Taxes required to have been withheld and paid by them in connection with amounts paid or owing to any employee, consultant or independent contractor.

(b) Neither Company nor Sub is, or has been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past three (3) years, any Union representing or purporting to represent any employee of Company or Sub, and, to Knowledge of Seller, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. Except as set forth in Section 3.21(b) of the Disclosure Schedules, there has never been, nor to the Knowledge of Seller has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Company or Sub or any of their respective employees. To the Knowledge of Seller, neither Company nor Sub has any duty to bargain with any Union. Neither Company nor Sub is engaged in any unfair labor practices within the meaning of Section 8 of the National Labor Relations Act.

(c) Except as set forth in Section 3.21(c) of the Disclosure Schedules, to the Knowledge of Seller, Company and Sub are and have been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. To the Knowledge of Seller, all individuals characterized and treated by Company or Sub as consultants or contractors are properly treated as independent contractors under all applicable Laws. To the Knowledge of Seller, all employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. Except as set forth in Section 3.21(c), there are no Actions against Company or Sub pending, or to the Knowledge of Seller, threatened in writing to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of Company or Sub, including, without limitation, any claim relating to unfair labor practices, employment discrimination (including discrimination based on gender, age, marital status, race, national origin, sexual orientation, handicap, or veteran status), harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws, and to the Knowledge of Seller, no basis for any such charge, investigation, administrative proceeding, or complaint exists. There have been no audits during the past three (3) years of the equal employment practices of Company or Sub.

(d) Company and Sub have complied in all material respects with the WARN Act, to the extent applicable, and they have no plans to undertake any action in the future that would trigger the WARN Act.

(e) Company represents and warrants that the Management Members have waived or prior to the Closing shall have waived their bonuses for calendar year 2014.

Section 3.22	Taxes.

(a) All Tax Returns required to be filed on or before the Closing Date by Company or Sub have been, or will be, timely filed. Such Tax Returns are, or will be, complete and accurate in all respects. All Taxes due and owing by Company or Sub (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Company and Sub have withheld and timely paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No claim has been made or notice given by any taxing authority in any jurisdiction where Company or Sub does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d) No extensions or waivers of statutes of limitations that have not expired have been given or requested with respect to any Taxes of Company or Sub.

(e) The amount of Company’s and Sub’s Liability for unpaid Taxes for all periods ending on or before Interim Balance Sheet Date, does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of Company’s and Sub’s Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of Company and Sub (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(f) Section 3.22(f) of the Disclosure Schedules sets forth those taxable years for which examinations by taxing authorities are presently being conducted.

(g) All deficiencies asserted, or assessments made, against Company or Sub as a result of any examinations by any taxing authority have been fully paid.

(h) Neither Company nor Sub is a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(i) Seller has delivered to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, Company or Sub for all Tax periods ending after the earlier of the date of formation of the Company or Sub.

(j) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of Company or Sub.

(k) Neither Company nor Sub is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.

(l) Neither Company nor Sub is a party to, or bound by, any closing agreement or offer in compromise with any taxing authority.

(m) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into, or issued by any taxing authority with respect to Company or Sub.

(n) Neither Company nor Sub has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. Neither Company nor Sub has any Liability for Taxes of any Person (other than themselves) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(o) Since their formation, Company and Sub have been, and at all times up to and including the Closing Date will be, properly characterized as either a partnership or disregarded entity under Treasury Regulation Section 301.7701-3 for U.S. federal, state and local income tax purposes. Neither Company nor Sub has elected to be classified as a corporation pursuant to Treasury Regulation Section 301.7701-3, and no such election will be made by or on behalf of Company or Sub at any time up to and including the Closing Date.

(p) Neither Company nor Sub has agreed to make, nor is it required to make, any adjustment under Sections 481(a) of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise. Company and Sub have not taken any action that could defer a Liability for Taxes of Company or Sub from any Pre-Closing Tax Period to any Post-Closing Tax Period, and Company and Sub will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period, or portion thereof, ending after the Closing Date as a result of any: (i) “closing agreement” executed on or prior to the Closing Date under Section 7121 of the Code (or any comparable provisions of state, local, or foreign Tax Laws); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) election under Section 108(i) of the Code.

(q) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(r) Neither Company nor Sub has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(s) Neither Company nor Sub is, and neither has been, a party to, or a promoter of, a “listed transaction” or a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(t) Section 3.22(t) of the Disclosure Schedules sets forth all foreign jurisdictions in which Company or Sub is subject to Tax, is engaged in business or has a permanent establishment. Neither Company nor Sub has entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. Neither Company nor Sub has transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

Section 3.23	Certain Payments and Practices.

(a) Company and Sub have at all times fully complied with, and are currently in full compliance with, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time (“FCPA”), the U.K. Bribery Act 2010, as amended from time to time (“UKBA”), and any applicable laws of any jurisdiction that prohibit payments to influence improperly government officials (collectively, the “Anti-Corruption Laws”), to the extent that such Anti-Corruption Laws are applicable to Company or Sub.

(b) Neither Company or Sub, nor, to Seller’s Knowledge, any director, manager, managing member, officer, employee, agent, consultant, affiliate, or other person acting on behalf of Company or Sub, has used any Company or Sub funds or property for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, or made any other payment prohibited by Anti-Corruption Laws.

(c) Neither Company or Sub, nor, to Seller’s Knowledge, any director, manager, managing member, officer, employee, agent, affiliate, or other person acting on behalf of Company or Sub, has taken any action, either directly or indirectly, that would result in a violation of any Anti-Corruption Laws, including, without limitation, making, offering, authorizing, or promising any payment, contribution, gift, entertainment, bribe, rebate, kickback, or any other thing of value, regardless of form or amount, to any (i) foreign or domestic government official or employee, (ii) employee of a foreign or domestic government-owned entity, (iii) foreign or domestic political party, political official, or candidate for political office, or (iv) any officer or employee of a public international organization, to obtain or retain a competitive advantage, to receive favorable treatment in obtaining or retaining business, or to induce improper performance of an official function.

(d) To Seller’s Knowledge, none of Company’s or Sub’s distributors, consultants, business partners, sales agents, or other third-party representatives, in service or furtherance of the business or business interests of Company or Sub, and with knowledge of Company or Sub, or their conscious avoidance of such knowledge (i) has provided or is providing any illegal contributions, gifts, entertainment or other unlawful things of value relating to political activity, (ii) has made, authorized, facilitated, or otherwise intentionally permitted any direct or indirect unlawful payments or the unlawful provision of other things of value to any (A) foreign or domestic government official or employee, (B) employee of a foreign or domestic government-owned entity, (C) foreign or domestic political party, political official, or candidate for political office, or (D) officer or employee of a public international organization, to obtain a competitive advantage, or to receive favorable treatment in obtaining or retaining business, (iii) has violated or is violating in any material respect any provision of any Anti-Corruption Laws, (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (v) has made any bribe, unlawful rebate, payoff, influence payment, or kickback.

(e) Company and Sub (i) have at all times made and kept, and currently make and keep, books, records, and accounts, which, in reasonable detail, accurately, completely, and fairly reflect the transactions and dispositions of the assets of Company and Sub; and (ii) have at all times maintained, and currently maintain, a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally acceptable accounting principles or any other applicable criteria and to maintain accountability for assets; and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) Neither Company or Sub, nor, to Seller’s Knowledge, any director, manager, managing member, officer, employee, agent, consultant, affiliate, or other person acting on behalf of Company or Sub, is (or for the last five years has been) under administrative, civil, or criminal investigation, indictment, information, debarment, suspension, or audit (other than a routine contract audit) by any party, in connection with alleged or possible violations of any Anti-Corruption Laws.

(g) Neither Company or Sub, nor, to Seller’s Knowledge, any director, manager, managing member, officer, employee, agent, distributor, consultant, affiliate, or other person acting on behalf of Company or Sub, has received notice from, or made a voluntary disclosure to, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, or other U.S. agency regarding alleged or possible violations of the Anti-Corruption Laws.

(h) Neither Company or Sub, nor, to Seller’s Knowledge, any director, manager, managing member, officer, employee, agent, distributor, consultant, affiliate, or other person acting on behalf of Company, has received notice from, or made a voluntary disclosure to, U.S. anti-corruption authorities or the U.K Serious Fraud Office or U.K. Ministry of Justice or other U.K. agency regarding alleged or possible violations of the Anti-Corruption Laws.

(i) Company and Sub are in compliance with all statutory and regulatory requirements relating to export controls and trade sanctions under applicable Laws of the United States, as well as applicable Laws of each jurisdiction in which Company or Sub is doing business, including, without limitation, the Export Administration Regulations administered by the U.S. Department of Commerce (including anti-boycott laws); the International Traffic in Arms Regulations administered by the U.S. Department of State; regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); and the applicable export controls and sanctions laws of each jurisdiction in which Company or Sub operates.

(j) Except as set forth in Section 3.23 of the Disclosure Schedule, Company and Sub have an export control and trade sanctions compliance program that includes corporate policies and procedures designed to ensure compliance with applicable government export control and trade sanction statutes, regulations, and other obligations, including obtaining licenses or other authorizations as required for access by foreign nationals in the United States to controlled technology.

(k) In connection with its export control and trade sanctions matters, Company and Sub have not in the past five years received notice from any Governmental Authority of deficiencies in their compliance efforts, nor made any voluntary disclosures to any Governmental Authority or other Person of facts that could result in any adverse action being taken by a Governmental Authority against Company or Sub with respect to export authorizations in the future.

(l) No Governmental Authority, nor any other Person, has notified Company or Sub in the past five years of any actual or alleged violation or breach of any Governmental Order, statute, regulation, representation, certification, disclosure obligation, licensing obligation, or other authorization or provision relating to export controls or trade sanctions.

(m) Neither Company nor Sub has undergone or is undergoing any audit, review, inspection, investigation, survey, or examination of records relating to its export activity that would individually, or in the aggregate, reasonably be expected to adversely affect its future export activity in any material respect, or otherwise result in government sanctions or a Governmental Order and, to Seller’s Knowledge, there is no basis for any such audit, review, inspection, investigation, survey or examination of records.

(n) Company and Sub have not been in the past five (5) years, and are not currently, under any administrative, civil, or criminal investigation or indictment involving alleged false statements, false claims, or other improprieties relating to their export activity, nor, to Seller’s Knowledge is there any basis for any such investigation or indictment. To Seller’s Knowledge, neither Company nor Sub has been and is now a party to any administrative or civil litigation involving alleged false statements, false claims, or other improprieties relating to its export activity, nor, to Seller’s Knowledge, is there any basis for such a proceeding.

(o) No director, manager, managing member, officer, or employee of Company or Sub is identified on any of the following documents: (i) the OFAC list of “Specially Designated Nationals and Blocked Persons” (“SDNs”); (ii) the Bureau of Industry and Security of the U.S. Department of Commerce “Denied Persons List,” “Entity List” or “Unverified List”; (iii) the Office of Defense Trade Controls of the United States Department of State “List of Debarred Parties”; (iv) the U.K. HM Treasury Asset Freezing Unit’s “Consolidated List of Financial Sanctions Targets”; (v) the Solicitor General of Canada’s “Anti-Terrorism Act Listed Entities”;

(vi) the Australian Department of Foreign Affairs and Trade’s “Consolidated List”; (vii) the United Nations Security Council Counter-Terrorism Committee’s “Consolidated List”; or (viii) European Union lists maintained pursuant to Article 215 of the Treaty on the Functioning of the European Union.

Section 3.24	Related Party Transactions.

Except for employment agreements, insurance policies, the Organizational Documents, and as set forth in Section 3.24 of the Disclosure Schedules, neither Company nor Sub is party to any direct or indirect business arrangement, Contract, or relationship with, or has any liabilities or obligations to, any member, equity holder, manager, director, officer, consultant, or employee of Company or Sub. No member, equity holder, manager, director, officer, consultant, or employee of Company personally owns, directly or indirectly, any material, property or right (whether tangible or intangible) that is used by Company or Sub.

Section 3.25	Books and Records.

The minute books of Company and Sub have been made available to Buyer, are complete and correct in all material respects. The minute books of Company and Sub contain records of all meetings, and actions taken by written consent of, the members and the managers, that are complete and correct in all material respects.

Section 3.26	Brokers.

Except as set forth in Section 3.26 of the Disclosure Schedules, no broker, finder or investment banker engaged by or acting on behalf of Seller, Company or Sub is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or based upon arrangements made by or on behalf of Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.1	Organization and Authority of Buyer.

Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller and Innospec) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.2	No Conflicts; Consents.

The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act.

Section 4.3	Investment Purpose.

Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.4	Brokers.

Except as set forth in Section 4.4 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.5	Sufficiency of Funds.

Buyer has sufficient cash on hand or other sources of immediately available funds and the financial ability to (a) pay the Purchase Price and any expenses incurred by Buyer in connection with the transactions contemplated hereby and to (b) consummate the transactions contemplated by this Agreement.

Section 4.6	Legal Proceedings.

There are no Actions pending or, to Buyer’s Knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF INNOSPEC

Innospec represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof.

Section 5.1	Organization and Authority of Innospec.

Innospec is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Innospec is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Innospec of this Agreement and any other Transaction Document to which Innospec is a party, the performance by Innospec of its obligations hereunder and thereunder and the consummation by Innospec of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Innospec. This Agreement has been duly executed and delivered by Innospec, and (assuming due authorization, execution and delivery by Buyer and Seller) this Agreement constitutes a legal, valid and binding obligation of Innospec enforceable against Innospec in accordance with its terms, subject to the Enforceability Exceptions. When each of the other Transaction Documents to which Innospec is or will be a party has been duly executed and delivered by Innospec (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Innospec enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.2	No Conflicts; Consents.

The execution, delivery and performance by Innospec of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Innospec; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Innospec; (c) except as set forth in Section 5.2 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Innospec is a party or by which Innospec is bound or to which Innospec’s properties and assets are subject or any Permit affecting the properties, assets or business of Innospec; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of Innospec, except in the case of Section 5.2(c) above, for such defaults or other events which, either individually or in the aggregate, would not (x) have a Buyer Material Adverse Effect or (y) materially impair the ability of Innospec to perform its obligations under this Agreement and each Transaction Document to which each is, or is specified to be, a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by Innospec in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for (i) such filings as may be required under the HSR Act, (ii) those the failure of which to obtain or make, individually or in the aggregate, would not (A) have a Buyer Material Adverse Effect or (B) materially impair the ability of Innospec to perform its obligations under this Agreement and each Transaction Document to which each is, or is specified to be, a party and (iii) those that may be required solely by reason of Seller’s (as opposed to any other third party’s) participation in the transactions contemplated hereby.

Section 5.3	SEC Documents; Financial Statements.

(a) Since December 31, 2011, Innospec has filed with or furnished to the Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements and other documents required to be so filed or furnished (the “Innospec SEC Documents”). All of the Innospec SEC Documents (other than preliminary material), as of their respective filing dates, complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in each case, the rules and regulations promulgated thereunder applicable to such the Innospec SEC Documents. None of the Innospec SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Innospec SEC Documents. As of their respective dates, the consolidated financial statements of Innospec included in the Innospec SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects in accordance with the applicable requirements of GAAP, the financial position of Innospec as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and to normal and recurring year-end audit adjustments).

(b) To the Knowledge of Innospec, there are no outstanding or unresolved comments from the SEC with respect to any of the Innospec SEC Documents.

(c) Innospec and the Innospec Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act.

Section 5.4	Sufficiency of Innospec Stock.

Innospec has, and will have, sufficient Innospec Stock to satisfy its obligations hereunder. At such time as each of the conditions and holding periods under Rule 144 (as promulgated under the Securities Act and in effect as of the applicable time) with respect to the transferability of the Stock Consideration by a Non-Management Member have been satisfied, at Seller’s request and subject to Innospec’s receipt of customary representation letter(s) and opinion(s) of counsel, Innospec will direct its stock transfer agent to remove the Rule 144 restrictive legend from the Stock Consideration issued to the applicable Non-Management Member(s), such that such Stock Consideration will transferable without registration under the Securities Act, subject to compliance by such Non-Management Members with any other applicable securities laws or other applicable laws.

Section 5.5	Brokers.

Except as set forth in Section 5.5 of the Disclosure Schedules, no broker, finder or investment banker engaged by or acting on behalf of Innospec is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or based upon arrangements made by or on behalf of Innospec.

ARTICLE VI

COVENANTS

Section 6.1	Conduct of Business Prior to the Closing.

From the date hereof until the Closing, except as otherwise required by applicable Law, provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall, and shall cause Company and Sub to, (x) conduct the business of Company and Sub in the ordinary course of business consistent with past practice; and (y) use commercially reasonable efforts to maintain and preserve intact the current organization and business of Company and Sub, and to preserve the goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with Company or Sub, in each event as reasonably determined in the Company’s business judgment consistent with past practice, and subject to any limitations set forth in Section 6.8. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall:

(a) cause Company and Sub to preserve and maintain all of its Permits;

(b) cause Company and Sub to pay their debts, Taxes and other obligations when due;

(c) cause Company and Sub to continue in full force and effect without material modification all Insurance Policies, except as required by applicable Law;

(d) cause Company and Sub to maintain their books and records in accordance with past practice;

(e) cause Company and Sub to use commercially reasonable efforts to defend and protect their properties and assets from infringement or unauthorized use;

(f) cause Company and Sub to perform in all material respects all of their obligations under all Material Contracts;

(g) cause Company and Sub to comply in all material respects with all applicable Laws; and

(h) cause Company and Sub not to take or permit any action that would cause any of the changes, events or conditions described in Section 3.8 to occur.

Section 6.2	Access to Information.

From the date hereof until the Closing, Seller shall, and shall cause Company and Sub to, (a) afford Buyer and its Representatives reasonable access during normal business hours to all properties, assets, premises, books and records, Contracts and other documents and data related to Company or Sub; and (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to Company or Sub as Buyer or any of its Representatives may reasonably request, at Buyer’s sole expense; provided, however, that (a) such access does not unreasonably disrupt the normal operations of Seller, Company and Sub and (b) Seller, Company and Sub are under no obligation to disclose to Buyer any information the disclosure of which is restricted by Contract, applicable Law or is subject to attorney-client privilege respecting the transactions that are the subject of this Agreement, or an ongoing or threatened Action that is disclosed in the Disclosure Schedule; and provided, further, that the auditors and accountants of Seller, Company and Sub shall not be obliged to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants. Without limiting the foregoing, Seller shall permit Buyer and its Representatives to conduct, at Buyer’s sole cost and expense, environmental due diligence of Company, Sub, and the Real Property, but shall not, without the express written permission of Seller which shall not be unreasonably withheld, conditioned, or delayed, conduct any sampling of indoor or outdoor air, surface water, groundwater or surface or subsurface land on, at, in, under or from Company, Sub, and the Real Property. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Section 6.3	No Solicitation of Other Bids.

(a) Seller shall not, and shall not authorize or permit any of its Affiliates (including Company or Sub) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including Company and Sub) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization or other business combination transaction involving Company or Sub; (ii) the issuance or acquisition of membership interests in Company or Sub; or (iii) the sale, lease, exchange or other disposition of any significant portion of Company’s or Sub’s properties or assets.

(b) In addition to the other obligations under this Section 6.3, Seller shall promptly (and in any event within three (3) Business Days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c) Seller agrees that the rights and remedies for noncompliance with this Section 6.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 6.4	Notice of Certain Events.

(a) From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of:

(i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (B) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.2 to be satisfied;

(ii) any notice or, to the Knowledge of the Company, other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv) any Actions commenced or, to the Knowledge of Seller, threatened in writing against, relating to or involving or otherwise affecting Seller, Company, or Sub that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.17.

(b) Buyer’s receipt of information pursuant to this Section 6.4 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement (including Section 9.2 and Section 10.1(b)) and shall not be deemed to amend or supplement the Disclosure Schedules.

(c) From the date hereof until the Closing, Buyer shall promptly notify Seller in writing of:

(i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, or (B) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.3 to be satisfied;

(ii) any notice or, to the Knowledge of Buyer, other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv) any Actions commenced or, to the Knowledge of Innospec, threatened in writing against, relating to or involving or otherwise affecting Buyer that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.6.

Section 6.5	Resignations.

Seller shall deliver to Buyer written resignations, effective as of the Closing Date, of the officers and managers of Company and Sub requested by Buyer at least five (5) Business Days prior to the Closing.

Section 6.6	Confidentiality.

(a) From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning Company or Sub, except to the extent that Seller can show that such information (a) is generally available to the public through no breach by Seller, any of its Affiliates or their respective Representatives of its confidentiality obligations or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed. Notwithstanding anything in this Section 6.6 to the contrary, Seller and its Affiliates shall be permitted to disclose the existence and terms of this Agreement and the transactions contemplated hereby to Persons (i) who are current investors or financing sources of Seller or its Affiliates, or (ii) to whom such disclosure is reasonably necessary to do business with Seller and its Affiliates and who shall agree to keep such information confidential; provided that no such disclosures are reasonably deemed by Innospec to create the need to file or amend an 8-K or to otherwise make a public announcement.

(b) Until the Closing, the information provided will be subject to the terms of the Confidentiality Agreement, dated as of December 10, 2013, between Company and Innospec (as it may be amended from time to time, the “Confidentiality Agreement”), and, without limiting the generality of the foregoing, the parties hereto shall not, and shall cause their respective Affiliates and Representatives not to, use such information for any purpose unrelated to the consummation of the transactions contemplated hereby. If, for any reason, the Closing does not occur, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

Section 6.7	Non-competition; Non-solicitation.

(a) For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; or (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, equity holder, member, manager, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between Company or Sub, on the one hand, and customers or suppliers of Company or Sub, on the other hand, with respect to the Restricted Business in the Territory. Notwithstanding the foregoing, (i) Seller may own, directly or indirectly, solely as a financial investor, securities of any Person that would otherwise be prohibited by the preceding sentence, provided Seller neither, directly or indirectly, owns 10% or more of any class of securities of such Person, nor is a controlling Person of, or a member of a group which controls, such Person; and (ii) any non-employee board members of Seller, other than CSL Capital Management, LLC or its controlled Affiliates, may hold positions on boards of other companies that engage in the Restricted Business; and (iii) Seller and its controlled Affiliates shall be able to continue to invest in companies that are not primarily in the Restricted Business as of the date of such investment nor have the intention as of such date to enter into business competitive with Company; provided, however, that during the Restricted Period Seller and its Affiliates will not direct or encourage such companies to enter into the Restricted Business in the Territory.

(b) During the Restricted Period, Seller shall not, and shall not permit any of its controlled Affiliates to, directly or indirectly, hire or solicit any employee of Company or Sub, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.7(b) shall prevent Seller or any of its Affiliates from hiring (i) any employee whose employment has been terminated by Company, Sub, or Buyer, or (ii) after one year from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c) During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of Company or Sub, or potential clients or customers of Company or Sub, for purposes of diverting their business or services from Company or Sub.

(d) Seller acknowledges that a breach or threatened breach of this Section 6.7 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e) Seller acknowledges that the restrictions contained in this Section 6.7 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.7 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.7 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 6.8	Governmental Approvals and Consents.

(a) Each party hereto shall, as promptly as possible, (i) make, or cause to be made, all filings and submissions (including those under the HSR Act) required under any Law applicable to such party or any of its Affiliates; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b) Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.5 of the Disclosure Schedules. Notwithstanding anything to the contrary set forth in this Agreement, none of Innospec, Buyer, Seller, Company or Sub shall be required to compensate any third party, commence or participate in any legal or administrative proceeding, claim, suit or action or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consent.

(c) Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all commercially reasonable efforts to:

(i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement;

(ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement; and

(iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement has been enacted, promulgated, enforced or entered, to have such Governmental Order vacated or lifted.

(d) If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which Company or Sub is a party is not obtained prior to the Closing, Seller shall, subsequent to the Closing, cooperate with Buyer, Company, and Sub in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Seller shall use its commercially reasonable efforts to provide Company and Sub with the rights and benefits of the affected Contract for the term thereof, and, if Seller provides such rights and benefits, Company or Sub shall assume all obligations and burdens thereunder.

(e) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Seller, Company, or Sub with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(f) Notwithstanding the foregoing, nothing in this Section 6.8 shall require, or be construed to require, Seller, Company, Sub, Buyer or any of their Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer, Seller, Company, Sub, or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Company Material Adverse Effect or Buyer Material Adverse Effect or materially and adversely impact the economic or business benefits to Buyer or Seller of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement or the other Transaction Documents.

Section 6.9	Books and Records.

(a) In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of 4 years after the Closing, Buyer shall:

(i) retain the books and records (including personnel files) of Company and Sub relating to periods prior to the Closing in a consistent in all material respects with the prior practices of Company and Sub; and

(ii) upon reasonable notice, afford the Representatives of Seller reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VII.

(b) In order to facilitate the resolution of any claims made by, or against, or incurred by Buyer, Company, or Sub after the Closing, or for any other reasonable purpose, for a period of 4 years following the Closing, Seller shall:

(i) retain the books and records of Seller which relate to Company and Sub and their operations for periods prior to the Closing; and

(ii) upon reasonable notice, afford the Representatives of Buyer, Company, or Sub reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VII.

(c) Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.9 where such access would violate any Law.

Section 6.10	Closing Conditions.

From the date hereof until the Closing, each party hereto shall, and Seller shall cause Company and Sub to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VIII hereof. Prior to or concurrently with the Closing, all contracts, arrangements or Liabilities between Company or Sub, on the one hand, and Seller or any of its Affiliates (other than Company and Sub), on the other hand, shall be terminated without any ongoing Liability of any party thereto, and Seller shall take such action as may be necessary so that, effective as of the Closing, there shall be no Liabilities owed to or from Company or Sub, on the one hand, and Seller or any of its Affiliates (other than Company and Sub), on the other hand.

Section 6.11	Public Announcements.

Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 6.12	Further Assurances.

Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Seller shall use reasonable best efforts to obtain executed estoppel certificates prior to the Closing from each of Company’s and Sub’s landlords, in substantially the form of Exhibit H hereto and, to the extent applicable, non-disturbance agreements from ground lessors or lenders to any of the landlords of Company and Sub that have an interest superior to the leasehold interest of Company and Sub.

Section 6.13	Deferred Consideration Payment Covenants.

(a) On or before the Closing Date, Seller will establish an operations committee consisting of two (2) members of Seller’s board of managers (the “Operations Committee”), and such Operations Committee shall initially consist Charles S. Leykum and Vivek Raj. After the expiration of the Second Deferred Consideration Period, Seller’s obligation to maintain the Operations Committee shall expire.

(b) From the Closing Date until the expiration of the Second Deferred Consideration Period, in order to facilitate the measurement of the Adjusted EBITDA, Buyer shall cause Company and Sub (i) to be operated collectively on a stand-alone basis and as a separate independent business unit distinct from Buyer and its other existing businesses; and (ii) maintain separate financial books and records for Company and Sub (although the books and records of Company and Sub may be consolidated with each other).

(c) From the Closing Date until the expiration of the Second Deferred Consideration Period, Buyer and Company agree that Company will not undertake any of the following actions without disclosing to Seller’s Operations Committee in writing its intent to take such action and such information as Seller may reasonably request with respect to such action: (i) selling, liquidating or winding-down the revenue-generating businesses of Company or Sub whether by merger, stock sale, asset sale or otherwise; (ii) providing discounts to customers, except as may be consistent with past practice or reasonably believed to be necessary to retain the customer, or pursuant to arrangements in place prior to Closing; (iii) implementing purchasing or supplying programs, transfer pricing, or other arrangements, other than as is consistent with past practice at Company that may disadvantage the business of Company and Sub versus Buyer’s other businesses or Affiliates; or (iv) operate the business of Company and Sub other than in the ordinary course of business consistent with past practice. The parties hereto agree that the Operations Committee shall have ten (10) Business Days after its receipt of notice and the requested information to provide Buyer with written notice of its conclusions on the impact of any of actions described in clauses (c)(i) and (c)(iii) and five (5) Business Days after its receipt of notice and the requested information to provide Buyer with written notice of its conclusions on the impact of any of the actions described in clauses (c)(ii) and (c)(iv) on the future Deferred Consideration Payments. If the Operation Committee does not respond with such notice within the applicable period, Seller shall be deemed to have acknowledged and agreed that the actions described in Company’s or Buyer’s notice require no adjustment to the Deferred Consideration Payments. If, however, the Operation Committee does respond with written conclusions within such applicable Business Day period, then the parties agree to use commercially reasonable efforts to agree on the impact of such actions on the future Deferred Consideration Payments and any appropriate adjustments to each Deferred Consideration Payment (or the calculation thereof) as a result thereof; provided, however, that the parties agree that no adjustments will be made unless the impact of such action on Adjusted EBITDA, individually or in the aggregate with other actions described herein, is reasonably expected to equal or exceed $50,000.

(d) From the Closing Date until the expiration of the First Deferred Consideration Period, Buyer and Company agree that Company will not undertake any of the following actions without disclosing to Seller’s Operations Committee in writing its intent to take such action and such information as Seller may reasonably request with respect to such action: (i) sell, transfer or encumber any assets of Company, valued at greater than $250,000 or that is otherwise outside the ordinary course of business; (ii) fire, unless for cause, hire, or renew the contract of any senior management member of Company or enter into any employment contract with a base salary in excess of $200,000; (iii) change the principal business of Company, enter into new geographic territories, or enter into new lines of business; (iv) incur indebtedness, grant liens or guarantees with respect to Company, in excess of $250,000, other than in the ordinary course of business of Company; (v) acquire any business or assets to be added to, merged or consolidated with Company for a purchase price in excess of $1,000,000 or that is otherwise outside the ordinary course of business of Company; (vi) approve Company’s initial budget, and all subsequent annual budgets, and all material deviations therefrom; or (vii) undertake any related party transaction. The parties hereto agree that the Operations Committee shall have ten (10) Business Days after its receipt of notice and the requested information to provide Buyer with written notice of its conclusions on the impact of any of such actions on the future Deferred Consideration Payments. If the Operation Committee does not respond with such notice within such ten (10) Business Day period, Seller shall be deemed to have acknowledged and agreed that the actions described in Company’s or Buyer’s notice require no adjustment to the Deferred Consideration Payments. If, however, the Operation Committee does respond with written conclusions within such ten (10) Business Day period, then the parties agree to use commercially reasonable efforts to agree on the impact of such actions on the future Deferred Consideration Payments and any appropriate adjustments to each Deferred Consideration Payment (or the calculation thereof) as a result thereof; provided, however, that the parties agree that no adjustments will be made unless the impact of such action on Adjusted EBITDA, individually or in the aggregate with other actions described herein, is reasonably expected to equal or exceed $50,000.

(e) After the expiration of the First Deferred Consideration Period, and until the expiration of the Second Deferred Consideration Period, Buyer and Company agree that Company will not undertake any of the following actions without disclosing to Seller’s Operations Committee in writing its intent to take such action and such information as Seller may reasonably request with respect to such action: (i) sell, transfer or encumber any assets of Company, valued at greater than $1,000,000 or that is otherwise outside the ordinary course of business; (ii) change the principal business of Company, enter into new geographic territories, or enter into new lines of business; (iii) incur indebtedness, grant liens or guarantees with respect to Company, in excess of $1,000,000, other than in the ordinary course of business of Company; (iv) acquire any business or assets to be added to, merged or consolidated with Company for a purchase price in excess of $5,000,000 or that is otherwise outside the ordinary course of business of Company; or (v) approve Company’s initial budget, and all subsequent annual budgets, and all material deviations therefrom. The parties hereto agree that the Operations Committee shall have ten (10) Business Days after its receipt of notice and the requested information to provide Buyer with its conclusions on the impact of any of such actions on the future Deferred Consideration Payment. If the Operation Committee does not respond with such notice within such ten (10) Business Day period, Seller shall be deemed to have acknowledged and agreed that the actions described in Company’s or Buyer’s notice require no adjustment to the future Deferred Consideration Payment. If, however, the Operation Committee does respond with written conclusions within such ten (10) Business Day period, then the parties agree to use commercially reasonable efforts to agree on the impact of such actions on the future Deferred Consideration Payment and any appropriate adjustments to such Deferred Consideration Payment (or the calculation thereof) as a result thereof; provided, however, that the parties agree that no adjustments will be made unless the impact of such action on Adjusted EBITDA, individually or in the aggregate with other actions as described herein, is reasonably expected to equal or exceed $50,000.

(f) In the event that the parties are unable to reach an agreement with respect to the impact of such action on the Deferred Consideration Payment(s) and the appropriate adjustments to such payment(s) or calculation thereof within thirty (30) Business Days following Buyer’s written notice to Seller delivered pursuant to Section 6.13(c), Section 6.13(d) or Section 6.13(e), either party may give written notice to the other party and to the Independent Accountants, who will be asked to confirm or disagree with the positions taken by the parties. The Independent Accountants may request information from Company, Buyer or Seller or the Operations Committee. Each party will provide to the Independent Accountants all information reasonably requested to enable the Independent Accountants to determine the impact of such action on the Deferred Consideration Payment(s) and the appropriate adjustment as a result thereof (which shall be no adjustment if the impact of such action on Adjusted EBITDA is reasonably expected to be less than $100,000). The final determination of the Independent Accountants with respect to such matter shall be final and binding on all parties. The fees and expenses of the Independent Accountants incurred in connection with the resolution of disputes pursuant to this Section 6.13(f) shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller, or such other proportion as the Independent Accountants deem appropriate based upon its determination as to who and to what extent each party prevailed, with such fees and expenses to be paid by Buyer, on the one hand, and Seller, on the other hand (as applicable), to the Independent Accountants within five (5) Business Days after the Independent Accountants’ determination.

(g) Subject to the terms of this Section 6.13, after the Closing, Buyer shall have sole discretion with regard to all matters relating to the operation of Company and Sub and shall have no obligation to operate Company or Sub in order to achieve any Deferred Consideration Payment or to maximize the amount of any Deferred Consideration Payment; provided, that Buyer shall not, directly or indirectly, take any actions (i) to intentionally avoid, circumvent or reduce any of the Deferred Consideration Payments hereunder, or (ii) to divert away from Company, whether or not to any other Affiliates of Buyer, any customers or prospective customers of Company for any business for goods or services offered by Company.

(h) Buyer agrees to cause Company to deliver to Seller monthly consolidated financial statements of Company and Sub by the fifteenth (15th) business day of each succeeding month for all calendar months through the conclusion of the Second Deferred Consideration Period.

(i) In the event Seller timely questions any Company (or Sub) revenue or expense item that is included in the determination of Adjusted EBITDA, reported by Company at any time during the First or Second Deferred Consideration Period, it shall provide Buyer written notice of the question or concern, and Buyer will, within fifteen (15) Business Days, explain, in writing, its actions with respect to the questioned items and such information as Seller may reasonably request with respect to the same. Should Seller disagree with the calculations of any item affecting the Adjusted EBITDA, it will give written notice to Company, Buyer and the Independent Accountants, who will be asked to confirm or disagree with the positions taken by Company. The Independent Accountants may request information from Company, Buyer or Seller. Each party will provide to the Independent Accountants all information reasonably requested, whether of Company, Buyer or any Affiliates, to enable the Independent Accountants to determine Company’s Adjusted EBITDA for a Deferred Consideration Period. The final determination of the Independent Accountants of Company’s Adjusted EBITDA for a Deferred Consideration Period shall be final and binding on all parties.

Section 6.14	Disclosure Schedule; Notices of Breaches.

From time to time prior to the Closing, Seller may supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered which, if known, existing or occurring at the date of this Agreement, would have been required to be set forth or described in such sections of the Disclosure Schedules. No such supplement or amendment shall be evidence, in and of itself, that the representations and warranties in the corresponding Section are no longer true and correct in all material respects or that such items are material. It is specifically agreed that such proposed supplement or amendment may seek to add immaterial, as well as material, items to the Disclosure Schedule. Any disclosure in any such supplement or amendment shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 8.2 have been satisfied.

Section 6.15	Contact with Customers and Suppliers.

Buyer hereby agrees that it is not authorized to and shall not (and shall not permit any of its employees, agents, representatives or Affiliates to) contact any employee, supplier, distributor, customer or other material business relation of Company or Sub prior to the Closing without the prior written consent of Company, such consent not to be unreasonably withheld, conditioned, or delayed.

ARTICLE VII

TAX MATTERS

Section 7.1	Tax Covenants.

(a) Seller and Buyer agree to treat the purchase and sale of the Membership Interests pursuant to this Agreement, as the purchase and sale of the assets of Company and Sub for federal income tax purposes. The parties agree to report, and cause their respective Affiliates to report, such transaction in the manner described for all Tax purposes, and not to take, or cause or allow their respective Affiliates to take, any position inconsistent therewith in any proceeding or Tax Return.

(b) For purposes of Section 1060 of the Code and the applicable regulations thereunder, the Purchase Price plus any liabilities of the Company shall be allocated among the assets of Company and Sub in accordance with the methodology set forth in Exhibit F hereto (the “Purchase Price Allocation”). The parties and their respective Affiliates shall (i) timely file all Tax Returns required to be filed in connection with the Purchase Price Allocation (including IRS Form 8594 and any supplemental filings to reflect any revisions to the Purchase Price Allocation) and (ii) prepare and file all Tax Returns and determine all Taxes in a manner consistent with the Purchase Price Allocation, except as may be otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or similar provision of state, local or foreign Tax law). Each of the parties shall notify the other party if it (or any of its Affiliates) receives notice that any taxing authority proposes any allocation that differs from the Purchase Price Allocation.

(c) None of Buyer, Company or Sub shall file or permit to be filed any amended Tax Return with respect to Company or Sub for any (i) Pre-Closing Tax Period or (ii) any Straddle Period with respect to which Seller would have any liability without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

(d) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer. The parties will cooperate to timely file any necessary Tax Returns with respect thereto. Each party shall use commercially reasonable efforts to avail itself of any available exemptions from any such Taxes and fees, and to cooperate with the other party in providing any information and documentation that may be necessary to obtain such exemptions.

(e) Seller at its cost shall prepare, or cause to be prepared, all Tax Returns of Company and/or Sub with respect to all Tax periods ending on or before the Closing Date. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Seller to Buyer (together with schedules, statements and, to the extent requested by Buyer, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such Tax Return. If Buyer objects to any item on any such Tax Return, it shall, within twenty (20) days after delivery of such Tax Return, notify Seller in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within ten days after receipt by Seller of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within thirty (30) days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Seller and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Buyer and Seller.

(f) Buyer at its cost shall prepare, or cause to be prepared, all Tax Returns of Company and/or Sub other than Tax Returns described Section 7.1(e). Any such Tax Return relating to a Straddle Period shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such Tax Return. If Seller objects to any item on any such Tax Return relating to a Straddle Period, it shall, within twenty (20) days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within ten (10) days after receipt by Buyer of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within thirty (30) days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the

Tax Return shall be filed as prepared by Buyer and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Buyer and Seller. The preparation and filing of any Tax Return of Company or Sub that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

Section 7.2	Termination of Existing Tax Sharing Agreements.

Any and all existing Tax sharing agreements (whether written or not) binding upon Company or Sub shall be terminated as of the Closing Date. After such date neither Seller, Company, Sub nor any of Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 7.3	Tax Indemnification.

(a) Except to the extent treated as a liability in the calculation of Final NWC, Seller shall indemnify Company, Sub, Buyer, and each Buyer Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.22; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VII; (c) all Taxes of Company or Sub, or relating to the business of Company or Sub, for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Company or Sub (or any predecessor of Company or Sub) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on Company or Sub arising under the principles of transferee or successor liability or by contract or otherwise, relating to an event or transaction occurring before the Closing Date. Seller shall reimburse Buyer for any Taxes of Company or Sub that are the responsibility of Seller pursuant to this Section 7.3 within ten (10) Business Days after payment of such Taxes by Buyer, Company, or Sub.

(b) For purposes of this Section 7.3, (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement shall be determined without regard to any materiality, Company Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty, and (ii) in such case, each such representation, warranty, covenant or agreement shall be read as if all such qualifications were omitted therefrom.

(c) Once a Loss is agreed to by Seller or finally adjudicated to be payable pursuant to this Agreement, Seller shall satisfy its obligations within thirty (30) days of such agreement or adjudication by wire transfer of immediately available funds. The parties hereto agree that should Seller not make full payment of any such obligations within such thirty (30) day period, any amount payable shall accrue interest from and including the first day following the end of the thirty (30) day period to the date such payment has been made at a rate per annum equal to six percent (6%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. Buyer may elect to offset against any Deferred Consideration Payment otherwise due, any Loss agreed to by Seller or otherwise finally determined to be payable.

Section 7.4	Straddle Period.

In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a) in the case of Taxes based upon, or related to, income or receipts, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 7.5	Contests.

Buyer agrees to give written notice to Seller of the receipt of any written notice to Company, Sub, Buyer, or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this Article VII (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder, except and only to the extent that Seller forfeits rights or defenses by reason of such failure. Except with respect to Tax Claims relating exclusively to Pre-Closing Tax Periods, Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim relating to a Pre-Closing Tax Period or ceasing to defend any such claim; and, provided further, that Seller shall be entitled to participate in the defense of a claim relating to a Pre-Closing Tax Period and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Seller. With respect to any Tax Claim relating exclusively to one or more Pre-Closing Tax Periods, Seller shall control the contest or resolution of such Tax Claim; provided, however, that Seller shall obtain the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Buyer shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Buyer.

Section 7.6	Cooperation and Exchange of Information.

Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VII or in connection with any audit or other proceeding in respect of Taxes of Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Company or Sub for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Company or Sub for any taxable period beginning before the Closing Date, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 7.7	Tax Treatment of Indemnification Payments.

Any indemnification payments pursuant to this Article VII shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 7.8	Survival.

Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.22 and this Article VII shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days.

Section 7.9	Tax Refunds.

Buyer shall pay (or cause to be paid) to Seller within thirty (30) days after receipt, any refunds of Taxes with respect to which Seller has agreed to provide indemnification under this Agreement or refunds of Taxes that are treated as a liability in the calculation of the Final NWC (including any interest paid thereon and net of any Taxes incurred in respect of the receipt or accrual of the refund); provided, however, that Buyer shall be entitled to any refunds of Taxes to the extent such refunds are treated as an asset in the calculation of the Final NWC. Upon the request of Seller, Buyer shall file (or cause to be filed) all Tax Returns (including amended Tax Returns) or other documents claiming any refunds to which Seller is entitled pursuant to the immediately preceding sentence. In the event that any such Tax refund is subsequently disallowed in whole or part by any Governmental Authority, Seller shall indemnify Buyer for the Losses with respect thereto. Seller shall promptly reimburse Company for any expenses incurred in filing, defending or prosecuting any Tax refund paid to Seller pursuant to this Section 7.9.

Section 7.10	Overlap.

To the extent that any obligation or responsibility pursuant to Article IX may overlap with an obligation or responsibility pursuant to this Article VII, the provisions of this Article VII shall govern.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1	Conditions to Obligations of All Parties.

The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) The filings of Buyer and Seller pursuant to the HSR Act shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

(b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement or the other Transaction Documents illegal, otherwise enjoining, restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder or thereunder to be rescinded following completion thereof.

Section 8.2	Conditions to Obligations of Buyer.

The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) Other than the representations and warranties of Seller contained in Section 3.1, Section 3.2, Section 3.3, Section 3.4 and Section 3.23, the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Company Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Company Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Seller contained in Section 3.1, Section 3.2, Section 3.3, Section 3.4 and Section 3.23 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) Seller (and Company and Sub, as applicable) shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it (or them) prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller (and Company and Sub, as applicable) shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c) No Action before any Governmental Authority or arbitrator shall have been commenced against Buyer, Seller, Company, or Sub, which seeks to prevent the Closing.

(d) All approvals, consents and waivers that are listed on Section 8.2 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(e) From the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

(f) Seller shall have delivered to Buyer (i) the certificate representing the Membership Interest together with the duly executed Assignment, and (ii) the certificate evidencing Company’s ownership of all of the Sub’s membership interests.

(g) The other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Buyer.

(h) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

(i) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors/managers/managing members of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(j) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

(k) Buyer shall have received resignations of the managers and officers of Company and Sub pursuant to Section 6.5.

(l) Seller shall have delivered to Buyer a good standing certificate (or its equivalent) (i) for Company from the secretary of state or similar Governmental Authority of the State of Delaware, and (ii) for Sub from the secretary of state or similar Governmental Authority of the State of Texas.

(m) Seller shall have delivered to Buyer a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code.

(n) Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and that are reasonably necessary to consummate the transactions contemplated by this Agreement.

(o) Seller shall have caused Company to terminate its credit facility with Bank of America, N.A., and have all related Encumbrances released by such lender.

(p) Seller shall have delivered to Buyer duly executed amendments to the employment agreements for each of the Management Members, in substantially the form of Exhibit I hereto.

(q) Seller shall have caused to be assigned to Company any of the Intellectual Property listed on Section 3.12 of the Disclosure Schedules that is identified as being owned or registered in the name of Seller, its principal officers or Affiliates, or any Management Members or their Affiliates.

(r) Seller shall have delivered to Buyer a duly executed quitclaim bill of sale for the benefit of Company with respect to any of the contracts, properties, and assets that are exclusively used by Company in the operation of its business, such quitclaim bill of sale to be in form and substance reasonably acceptable to Seller and Buyer.

Section 8.3	Conditions to Obligations of Seller.

The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a) Other than the representations and warranties of Buyer and Innospec, as applicable, contained in Section 4.1, Section 4.4, Section 5.1 and Section 5.5, the representations and warranties of Buyer and Innospec, as applicable, contained in this Agreement and the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Buyer Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Buyer Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer and Innospec, as applicable, contained in Section 4.1, Section 4.4, Section 5.1 and Section 5.5 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b) Buyer and Innospec shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer and Innospec shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c) Buyer shall have received all consents, authorizations, orders and approvals referred to in Section 4.2, in form and substance reasonably satisfactory to Seller, and no such consent, authorization, order and approval shall have been revoked.

(d) The other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Seller.

(e) Seller shall have received a certificate, dated the Closing Date and signed by duly authorized officers of Buyer and Innospec, that each of the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

(f) Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer and Innospec certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors/managers/managing members of Buyer and Innospec authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(g) Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer and Innospec certifying the names and signatures of the officers of Buyer and Innospec authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(h) Buyer shall have delivered to Seller cash in an amount equal to the Closing Date Purchase Price by wire transfer in immediately available funds of the cash, to an account or accounts designated at least 2 Business Days prior to the Closing Date by Seller in a written notice to Buyer.

(i) From the date of this Agreement, there shall not have occurred any Buyer Material Adverse Effect.

(j) Buyer and Innospec shall have delivered to Seller such other documents or instruments as Seller reasonably requests and that are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE IX

INDEMNIFICATION

Section 9.1	Survival.

Subject to the limitations and other provisions of this Agreement (including Section 6.15 hereof), the representations and warranties contained herein (other than any representations or warranties contained in Section 3.22 which are subject to Article VII) shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.19, Section 3.23, Section 3.24, Section 4.1, Section 4.4, Section 5.1 and Section 5.5 shall survive indefinitely, unless a statute of limitations applies to claims of third parties in any such case, and with respect to such claims, such representations and warranties shall expire sixty (60) days following the expiration of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) and the representations and warranties in Section 3.20 and Section 3.21 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in Article VII which are subject to Article VII) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. This Article IX shall survive the Closing and shall remain in effect (A) with respect to Sections 9.2(a) and 9.3(a) so long as the relevant representations and warranties survive, (B) with respect to Sections 9.2(b) and 9.3(b) for (i) eighteen (18) months following the Closing with respect to any covenant which, by its nature, is required to be performed by or prior to Closing, and (ii) so long as the applicable covenant survives with respect to any covenant which, by its nature, is required to be performed after Closing.

Section 9.2	Indemnification By Seller.

Subject to the other terms and conditions of this Article IX, Seller shall indemnify and defend each of Buyer, Innospec and its Affiliates (including Company and Sub) and their respective Representatives, directors, officers, managers, employees, equityholders, agents, successors and permitted assigns (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any certificate delivered by or on behalf of Seller pursuant to this Agreement (other than in respect of Section 3.22, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to Article VII), as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b) any breach or non-fulfillment of, or failure to perform, any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VII, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VII).

Section 9.3	Indemnification By Buyer and Innospec.

Subject to the other terms and conditions of this Article IX, Buyer and Innospec, jointly and severally, shall indemnify and defend each of Seller and its Affiliates and their respective Representatives, directors, managers, officers, employees, equityholders, agents, successors and permitted assigns (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer or Innospec contained in this Agreement or in any certificate delivered by or on behalf of Buyer or Innospec pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer or Innospec pursuant to this Agreement (other than Article VII, it being understood that the sole remedy for any such breach thereof shall be pursuant to Article VII).

Section 9.4	Certain Limitations.

The indemnification provided for in Section 9.2 and Section 9.3 shall be subject to the following limitations:

(a) Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 9.2(a) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.19, Section 3.21(e), Section 3.23, Section 3.24 and Section 3.26 (the “Buyer Basket and Cap Exclusions”), until the aggregate amount of all Losses in respect of indemnification under Section 9.2(a) (other than those based upon, arising out of, with respect to or by reason of the Buyer Basket and Cap Exclusions, for which Seller shall be liable for all Losses, subject to the balance of the limitations set forth herein) exceeds $1,000,000 (the “Basket”), in which event Seller shall be required to pay or be liable for the Losses in excess of the Basket in accordance with this Article IX. Moreover, if Buyer fails to obtain any of the estoppel certificates referenced in Section 6.12, Buyer Basket and Cap Exclusions shall also include Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.9 or Section 3.10 that would have been cured or waived by the applicable landlord’s execution of such estoppel certificate.

(b) Neither Buyer nor Innospec shall be liable to the Seller Indemnitees for indemnification under Section 9.3(a) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 4.1, Section 4.4, Section 5.1 and Section 5.5 (the “Seller Basket and Cap Exclusions”), until the aggregate amount of all Losses in respect of indemnification under Section 9.3(a) (other than those based upon, arising out of, with respect to or by reason of the Seller Basket and Cap Exclusions, for which Buyer and Innospec shall be jointly and severally liable for all Losses, subject to the balance of the limitations set forth herein) exceeds the Basket, in which event Buyer and Innospec, jointly and severally, shall be required to pay or be liable for the Losses in excess of the Basket in accordance with this Article IX.

(c) Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 9.2(a) for any Losses in excess of an amount equal to the Cap Amount; provided, that, notwithstanding the foregoing, the Cap Amount shall not apply to, or take account of, any Losses based upon, arising out of, with respect to or by reason of the Buyer Basket and Cap Exclusions, breaches of Article VI, or any fraud. Notwithstanding anything in this Agreement, in no event shall the aggregate indemnification to be paid by Seller under this Article IX exceed the Purchase Price.

(d) Neither Buyer nor Innospec shall be liable to the Seller Indemnitees for indemnification under Section 9.3(a) for any Losses in excess of an amount equal to the Cap Amount; provided, that, notwithstanding the foregoing, the Cap Amount shall not apply to, or take account of, any Losses based upon, arising out of, with respect to or by reason of the Seller Basket and Cap Exclusions, breaches of Article VI, or any fraud.

(e) The amount of any Losses for which indemnification is provided under this Article IX shall be net of any amounts actually recovered by the indemnified party under insurance policies or otherwise from a third party with respect to such Losses (net of any Tax or expenses incurred in connection with such recovery, and net of any increased insurance premiums to be incurred as a consequence of such recovery). Buyer shall use its commercially reasonable efforts to recover under insurance policies for any Losses prior to seeking indemnification under this Agreement.

(f) Seller shall have no liability to indemnify with respect to any Losses in respect of any matter that is taken into account in the calculation of any adjustment to the Purchase Price pursuant to Article II.

(g) For purposes of this Article IX, (i) any inaccuracy in or breach of any representation, warranty, covenant, or agreement shall be determined without regard to any knowledge (including the defined terms “Seller Knowledge” and “Knowledge of Seller”), materiality, Company Material Adverse Effect, Buyer Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty, and (ii) in such case, each such representation, warranty, covenant or agreement shall be read as if all such qualifications were omitted therefrom. Notwithstanding the foregoing, the preceding sentence shall not apply to the “Seller Knowledge” or “Knowledge of Seller” qualifiers in Section 3.9, the last sentence of Section 3.10(b), the last sentence of Section 3.12(e), Section 3.15, Section 3.17(a), Section 3.18, Section 3.20(h), Section 3.21(b), the second to last sentence of Section 3.21(c), and Section 3.23.

Section 9.5	Indemnification Procedures.

The party making a claim under this Article IX is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party”.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this

Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof, but in any event not later than ten (10) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially prejudiced by as a result of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Losses that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel who is reasonably acceptable to the Indemnified Party, and the Indemnified Party shall cooperate in good faith in such defense (at the Indemnified Party’s cost and expense); provided, that (i) if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that is asserted directly by or on behalf of a Person that is a supplier or customer of Company, and (ii) the Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that seeks an injunction or other equitable relief against the Indemnified Party (each, a “Special Claim”). The Indemnifying Party shall have the right to participate in the defense of any Special Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel who is reasonably acceptable to the Indemnified Party, and the Indemnified Party shall cooperate in good faith in such defense. The Indemnified Party shall not settle any Special Claim without the written consent of the Indemnifying Party, which such consent shall not be unreasonably withheld, conditioned or delayed; provided, that the Indemnifying Party shall be permitted to withhold its consent to any proposed settlement that does not provide for an unqualified release of the Indemnifying Party of any liability thereunder. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one (1) counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to reasonably diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 9.5(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.6) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 9.5(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the admission of liability, or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party for Losses as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d) Cooperation. Upon a reasonable request by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

(e) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.22 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VII) shall be governed exclusively by Article VII hereof.

Section 9.6	Payments.

Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article IX, the Indemnifying Party shall satisfy its obligations within fifteen (15) days of such agreement or adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) day period, any amount payable shall accrue interest from and including the first day following the end of the fifteen (15) day period to the date such payment has been made at a rate per annum equal to six percent (6%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. Buyer may elect to offset against any Deferred Consideration Payment otherwise due (subject to the limitations set forth in this Article IX), any Loss agreed to by the Indemnifying Party or otherwise finally determined to be payable.

Section 9.7	Tax Treatment of Indemnification Payments.

All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 9.8	Effect of Investigation.

The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 8.2 or Section 8.3, as the case may be.

Section 9.9	Exclusive Remedies.

Subject to Section 6.7 and Section 11.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article VII and this Article IX. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action (including rights of contribution, if any), known or unknown, foreseen or unforeseen, for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise), except pursuant to the indemnification provisions set forth in Article VII and this Article IX. Nothing in this Section 9.9 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any Person’s fraud.

ARTICLE X

TERMINATION

Section 10.1	Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer by written notice to Seller if:

(i) neither Buyer nor Innospec is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure has not been cured by Seller to the extent that the applicable condition specified in Article VIII could then be satisfied within twenty (20) days of Seller’s receipt of written notice of such breach from Buyer; or

(ii) any of the conditions set forth in Section 8.1 or Section 8.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2014 (the “Final Date”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(c) by Seller by written notice to Buyer if:

(i) Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer or Innospec pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure has not been cured by Buyer or Innospec to the extent that the applicable condition specified in Article VIII could then be satisfied within twenty (20) days of Buyer’s and Innospec’s receipt of written notice of such breach from Seller; or

(ii) any of the conditions set forth in Section 8.1 or Section 8.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Final Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d) by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 10.2	Effect of Termination.

In the event of termination of this Agreement in accordance with this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a) as set forth in this Article X and Section 6.6 and Article XI hereof; and

(b) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE XI

MISCELLANEOUS

Section 11.1	Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, Buyer and Seller shall be equally responsible for (and shall split 50/50) all filing and other similar fees payable in connection with any filings or submissions under the HSR Act.

Section 11.2	Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):

If to Seller:	IOC Holdings, LLC
c/o CSL Capital Management, LLC
411 West Putnam Avenue, Suite 109
Greenwich, CT 06830
Facsimile: 203-862-8680
E-mail: charlie@cslenergy.com
Attention: Charles S. Leykum
Managing Partner

with a copy to:	Locke Lord LLP
2200 Ross Avenue
Suite 2200
Dallas, Texas 75201
Facsimile: (214) 756-8416
E-mail: kjamison@lockelord.com
Attention: Kent Jamison, Esq.

If to Buyer or to Innospec:	Innospec Oil Field Chemicals LLC
c/o Innospec, Inc.
8310 South Valley Highway
Suite 350
Englewood, CO 80122
Facsimile: (303) 792-5668
E-mail: David.Williams2@innospecinc.com
Attention: David Williams
Vice President and General Counsel

with a copy to:	Smith, Gambrell & Russell, LLP
1230 Peachtree Street, N.E.
Suite 3100
Atlanta, Georgia 30309
Facsimile: 404-685-7035
E-mail: rpaller@sgrlaw.com
Attention: Robert I. Paller

Section 11.3	Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive (unless the context clearly indicates that a specific use of “or” is intended to be exclusive); and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Whenever interest shall be recovered by, or payable to, a party entitled to payment thereof pursuant to this Agreement, such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed.

Section 11.4	Headings.

The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.5	Severability.

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.7(e), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.6	Entire Agreement.

This Agreement (including that certain side letter agreement executed contemporaneously herewith (the “Side Letter”) which shall be deemed a part of this Agreement), the Confidentiality Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Confidentiality Agreement or the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control (except that the Side Letter will control with respect to any inconsistency between it and the statements in the body of this Agreement). No party hereto shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth in this Agreement (including the Side Letter), the Confidentiality Agreement, or in the other Transaction Documents.

Section 11.7	Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder (by merger, operation of law, or otherwise) without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Buyer may assign this Agreement or its rights under this Agreement to any of its present or future institutional lenders, or to any entity that succeeds to its interests in the business of Company, and prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its Affiliates. No assignment shall relieve the assigning party of any of its obligations hereunder or require any party to resort to any such assignee or transferee prior to seeking any remedies against the assigning or transferring party permitted under or pursuant to this Agreement. Any attempted assignment or transfer in violation of this Section 11.7 shall be null and void.

Section 11.8	No Third-party Beneficiaries.

Except as provided in Section 7.3 and Article IX, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.9	Amendment and Modification; Waiver.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.10	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, SHALL BE INSTITUTED IN EITHER THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ASSIGNMENT/THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10(c).

Section 11.11	Specific Performance.

The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 11.12	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

IOC HOLDINGS, LLC

By:
Name:
Title:

INNOSPEC OIL FIELD CHEMICALS, LLC

By:
Name:
Title:

INNOSPEC INC.

By:
Name:
Title:

Exhibit A

DEFINITIONS

“Acquisition Proposal” has the meaning set forth in Section 6.3(a).

“Action” means any claim, action, charge, demand, complaint, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adjusted EBITDA” means the EBITDA plus or minus such adjustments as may be mutually agreed upon by Buyer and Seller from time to time.

“Advisors” means the investment bankers, legal counsel, accountants and any other professional advisors to Company or Sub.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Anti-Corruption Laws” has the meaning set forth in Section 3.23(a).

“Assignment” has the meaning set forth in Section 2.4(b)(i).

“Audited Financial Statements” has the meaning set forth in Section 3.6.

“Balance Sheet” has the meaning set forth in Section 3.6.

“Balance Sheet Date” has the meaning set forth in Section 3.6.

“Basket” has the meaning set forth in Section 9.4(a).

“Benefit Plan” has the meaning set forth in Section 3.20(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Basket and Cap Exclusions” has the meaning set forth in Section 9.4(a).

“Buyer Indemnitees” has the meaning set forth in Section 9.2.

“Buyer Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise) or assets of Innospec or Buyer or their respective subsidiaries, or (b) the ability of Innospec or Buyer to consummate the

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transactions contemplated hereby on a timely basis; but exclusive of adverse condition resulting from (i) any fact, event, series of events, change, effect or circumstance resulting from or relating to the public announcement, the execution of or the pendency or consummation of the transaction that are the subject of this Agreement or the identity of Buyer or of Seller or Company (including the impact thereof on the general relationships of Buyer, Company, Sub and Seller with their respective employees, customers, suppliers, distributors or partners), (ii) any action taken by Seller, Innospec or any of its Affiliates or any omission to act or action taken with the consent of or at the request of Seller or any of its Affiliates (including those omissions to act or actions taken which are expressly permitted by this Agreement); (iii) any breach by Seller of this Agreement or the Confidentiality Agreement; (iv) any national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States that does not disproportionately affect Buyer or Innospec or the industries in which they participate; (v) any fact, event, series of events, change, effect or circumstance resulting from or relating to changes in economic or financial conditions generally affecting financial markets, banking markets, credit markets, securities markets, commodities markets, interest rates or currency exchanges rates in the United States or elsewhere in the world that does not disproportionately affect Buyer or Innospec or the industries in which they participate; and (vi) any fact, event, series of events, change, effect or circumstance that has a material adverse effect on the business, financial condition or results of operations of Buyer and Innospec, taken as a whole, which is cured on or prior to the sooner of the Closing Date or Final Date such that it no longer constitutes both a material and adverse effect. Moreover, any change in the Innospec Stock Value or failure by Innospec or Buyer to meet internal or other financial estimates or forecasts of revenue, net income or any other measure of financial performance or the issuance of revised forecasts, estimates, or projections that are different from those in existence as of the date of this Agreement shall not in and of itself evidence the occurrence of a Buyer Material Adverse Effect.

“Cap Amount” means that amount equal to twelve and one-half percent (12.5%) of the Purchase Price.

“Cash” means cash and cash equivalents of Company and Sub determined in accordance with GAAP consistent with the manner of preparation of the Financial Statements.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.6.

“Closing Balance Sheet” has the meaning set forth in Section 2.5(a).

“Closing Date” has the meaning set forth in Section 2.6.

“Closing Date Purchase Price” has the meaning set forth in Section 2.2(a).

“Closing Income Statement” has the meaning set forth in Section 2.5(a).

“COBRA” has the meaning set forth in Section 3.20(g).

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“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals.

“Company Indebtedness” means all obligations or other liabilities of Company: (a) for borrowed money (whether or not evidenced by bonds, debentures, notes or other similar instruments or debt securities and including all principal, interest, premiums, penalties and breakage fees whether accrued or otherwise); (b) in respect of letters of credit, bankers’ acceptances or other similar instruments or reimbursement obligations with respect thereto; (c) to pay the deferred purchase price of any asset, property or right; (d) under any capital leases; (e) arising from cash/book overdrafts; (f) under an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract or other similar instrument or agreement, or foreign currency hedge, exchange, purchase or similar instrument or agreement (including any termination or breakage fees); (g) of the types described in clauses (a) through (f) above that are guaranteed, directly or indirectly, by Company; and (h) under any mortgage, deed of trust, indenture, security agreement or other agreement securing any of the foregoing obligations.

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of Company or Sub taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; but exclusive of adverse condition resulting from (i) any fact, event, series of events, change, effect or circumstance resulting from or relating to the public announcement, the execution of or the pendency or consummation of the transactions that are the subject of this Agreement or the identity of Buyer or of Seller or Company (including the impact thereof on the general relationships of Buyer, Company, Sub and Seller with their respective employees, customers, suppliers, distributors or partners), (ii) any action taken by Buyer or any of its Affiliates or any omission to act or action taken with the consent of or at the request of Buyer or any of its Affiliates (including those omissions to act or actions taken which are expressly permitted by this Agreement); (iii) any breach by Buyer of this Agreement or the Confidentiality Agreement; (iv) any national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States that does not disproportionately affect Company or Sub or the industry in which they participate (in which event only the disproportionate affect shall be taken into account); (v) any fact, event, series of events, change, effect or circumstance resulting from or relating to changes in economic or financial conditions generally affecting financial markets, banking markets, credit markets, securities markets, commodities markets, interest rates or currency exchanges rates in the United States or elsewhere in the world that does not disproportionately affect Company or Sub or the industry in which they participate (in which event only the disproportionate affect shall be taken into account); and (vi) any fact, event, series of events, change, effect or circumstance that has a material adverse effect on the business, financial condition or results of operations of Company and Sub, taken as a whole, which is cured on or prior to the sooner of the Closing Date or Final Date such that it no longer constitutes both a material and adverse effect. Moreover, any failure by Company to meet internal or other financial estimates or forecasts of revenue, net income or any other measure of financial performance or the issuance of revised forecasts, estimates, or projections that are different from those in existence as of the date of this Agreement (including any forecasts, estimates or projections set forth in any confidential memoranda or management presentation provided on behalf of Company relating to Company or Sub) shall not in and of itself evidence the occurrence of a Company Material Adverse Effect. For purposes hereof, the industry in which the Company participates is the manufacturing and sale of production and stimulation chemicals for use in the oilfield services industry.

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“Company Transaction Expenses” means (a) the investment banking, legal, accounting and other professional fees, costs and expenses of the Advisors incurred on or before the Closing Date and payable by Company or Sub, (b) any amounts payable by Company or Sub to any third party in connection with obtaining any Consent required to be obtained by Company or Sub in connection with the consummation of the transactions contemplated herein and (c) all amounts (plus any associated withholding Taxes or any Taxes required to be paid by Company or Sub with respect thereto) payable by Company or Sub, whether immediately or in the future, under any “change of control,” retention, termination, compensation, severance or other similar arrangement solely as a result of the consummation of the transactions contemplated herein.

“Confidentiality Agreement” has the meaning set forth in Section 6.6(b).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Deferred Consideration Dispute” has the meaning set forth in Section 2.3(b).

“Deferred Consideration Payment” has the meaning set forth in Section 2.3(c).

“Deferred Consideration Period” means either the First Deferred Consideration Period or the Second Deferred Consideration Period, as applicable.

“Deferred Consideration Statement” has the meaning set forth in Section 2.3(a).

“Direct Claim” has the meaning set forth in Section 9.5(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement, as the same may be revised in accordance with Section 6.14.

“Dollars or $” means the lawful currency of the United States.

“Downward Post-Closing PP Adjustment” has the meaning set forth in Section 2.5(c).

“EBITDA” means the income (or loss) of Company and Sub, on a consolidated basis, before the deduction of interest payments, income taxes, depreciation, and amortization, and excluding in all instances therefrom (to the extent otherwise included therein) all extraordinary nonrecurring items of income and expense, in each case determined in accordance with GAAP.

“Employers” has the meaning set forth in Section 3.20(a).

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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“Enforceability Exceptions” has the meaning set forth in Section 3.1.

“Enterprise Value” means $65,000,000, unless the average monthly Adjusted EBITDA for the Measurement Period is either less than 90%, or more than 110%, of the Target Adjusted EBITDA, in which event the Enterprise Value shall be an amount equal to 51% of the result obtained when 7.5 is multiplied by the annualized average monthly Adjusted EBITDA for the Measurement Period (i.e., such average monthly Adjusted EBITDA is multiplied by 12).

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

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“Escrow Account” means an escrow account created and maintained pursuant to an escrow agreement and with an escrow agent mutually acceptable to Buyer and Seller.

“Estimated Closing Balance Sheet” has the meaning set forth in Section 2.2(c).

“Estimated Closing Cash” has the meaning set forth in Section 2.2(c).

“Estimated Closing Date Purchase Price” has the meaning set forth in Section 2.2(c).

“Estimated Closing Income Statement” has the meaning set forth in Section 2.2(c).

“Estimated Closing Indebtedness” has the meaning set forth in Section 2.2(c).

“Estimated Company Transaction Expenses” has the meaning set forth in Section 2.2(c).

“Estimated NWC” has the meaning set forth in Section 2.2(c).

“Example Adjusted EBITDA Statement” has the meaning set forth in Section 2.2(c).

“Example Free Cash Flow Exhibit” means Exhibit G of this Agreement.

“Example NWC Statement” has the meaning set forth in Section 2.5(a).

“Exchange Act” has the meaning set forth in Section 5.3(a).

“Final Closing Cash” has the meaning set forth in Section 2.5(a).

“Final Closing Indebtedness” has the meaning set forth in Section 2.5(a).

“Final Company Transaction Expenses” has the meaning set forth in Section 2.5(a).

“Final Date” has the meaning set forth in Section 10.1(b)(iii).

“Final Deferred Consideration Statement” has the meaning set forth in Section 2.3(b).

“Final Enterprise Value” has the meaning set forth in Section 2.5(a).

“Final NWC” has the meaning set forth in Section 2.5(a).

“Final NWC Adjustment” has the meaning set forth in Section 2.5(d).

“Final Post-Closing Purchase Price Statement” has the meaning set forth in Section 2.5(a).

“Final Quarterly NWC Report” has the meaning set forth in Section 2.5(d).

“Financial Statements” has the meaning set forth in Section 3.6.

“First Deferred Consideration Period” means the consecutive twelve-month period ending on the first anniversary of the last day of the calendar month in which the Closing occurs.

6

“Free Cash Flow” has the meaning set forth in the Example Free Cash Flow Exhibit.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“General Release” means a general release in substantially the form of Exhibit J.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, consent, determination or award entered or required by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radioactive materials or wastes, and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” has the meaning set forth in Section 9.5.

“Indemnifying Party” has the meaning set forth in Section 9.5.

“Independent Accountants” has the meaning set forth in Section 2.3(b).

“Innospec” means Innospec Inc., a Delaware corporation (and ultimate parent of Buyer).

“Innospec SEC Documents” has the meaning set forth in Section 5.3(a).

“Innospec Stock” means the common stock, par value $0.01 per share, of Innospec, as referred to in the Management Stock Consideration Agreements.

“Innospec Stock Value” has the meaning set forth in Section 2.2(b).

“Innospec Subsidiaries” means direct and indirect wholly owned subsidiaries of Innospec.

“Insurance Policies” has the meaning set forth in Section 3.16.

“Intellectual Property” has the meaning set forth in Section 3.12(a).

“Intellectual Property Registrations” has the meaning set forth in Section 3.12(b).

“Interim Balance Sheet” has the meaning set forth in Section 3.6.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.6.

7

“Interim Financial Statements” has the meaning set forth in Section 3.6.

“Knowledge of Innospec or Innospec’s Knowledge” or any other similar knowledge qualification, means the knowledge of Patrick S. Williams, Ian P. Cleminson, David Williams, and Simon Johnson, and such knowledge with respect to the matter in question that such persons would reasonably be expected to obtain in the course of performing his or her duties in the ordinary course of business consistent with past practices.

“Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the knowledge of Jeff Hibbeler, Corbin Barnes, Charles S. Leykum and Vivek Raj, after due inquiry, including due inquiry of Jeff Dawson, Roger Mabee, Jaime de los Santos, Mike Brown, Larry Hodnett, Rya Dhana, and Butch Gothard, and such knowledge with respect to the matter in question that such persons would reasonably be expected to obtain in the course of performing his or her duties in the ordinary course of business consistent with past practices.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.7.

“Licensed Intellectual Property” has the meaning set forth in Section 3.12(a).

“Losses” means any liability, fine, penalty, shortage, damage, cost, expense, amount paid or incurred with respect to Actions, judgments, claims, demands, suits, actions, settlements, or loss of any kind, including fees for accountants, attorneys, and experts, but exclusive of consequential or punitive damages unless asserted by a third party in connection with a Third-Party Claim.

“Management Stock Consideration Agreement” has the meaning set forth in Section 2.4(a)(iii).

“Management Members” means Jeff Hibbeler, Corbin Barnes, Jeff Dawson, Jaime de los Santos, Mike Brown and Larry Hodnett.

“Material Contracts” has the meaning set forth in Section 3.9(a).

“Material Customers” has the meaning set forth in Section 3.15(a).

“Material Suppliers” has the meaning set forth in Section 3.15(b).

“Measurement Period” means the three completed calendar months of July, August and September of 2014.

“Membership Interests” has the meaning set forth in the recitals.

“Non-Management Members” has the meaning set forth in Section 2.2(b)(i).

“NWC” means the consolidated net working capital of the Company and Sub, determined in accordance with the methodology set forth on Exhibit C.

8

“NWC Dispute Notice” has the meaning set forth in Section 2.5(d).

“NWC Percentage” has the meaning set forth in Exhibit K.

“Operations Committee” has the meaning set forth in Section 6.13.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Owned Intellectual Property” has the meaning set forth in Section 3.12(a).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.10(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing PP Adjustment” has the meaning set forth in Section 2.5(c).

“Post-Closing Purchase Price Statement” has the meaning set forth in Section 2.5(a).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of Company or Sub for any Pre-Closing Tax Period.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchase Price Allocation” has the meaning set forth in Section 7.1(b).

“Purchase Price Dispute Notice” has the meaning set forth in Section 2.5(a).

“Qualified Benefit Plan” has the meaning set forth in Section 3.20(c).

9

“Quarterly NWC Report” has the meaning set forth in Section 2.5(d).

“Real Property” means the real property owned, leased or subleased by Company or Sub, together with all buildings, structures, and improvements located on the owned Real Property or subject to a leasehold interest of Company or Sub on the leased or subleased Real Property.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors/managing members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restricted Business” means any business that competes with Company with respect to competitive production and stimulation chemicals.

“Restricted Period” has the meaning set forth in Section 6.7(a).

“SEC” has the meaning set forth in Section 5.3(a).

“Second Deferred Consideration Period” means the consecutive twelve-month period ending on the second anniversary of the last day of the calendar month in which the Closing occurs.

“Securities Act” has the meaning set forth in Section 5.3(a).

“Seller” has the meaning set forth in the preamble.

“Seller Assignment Document” has the meaning set forth in Section 2.4(b)(iv).

“Seller Basket and Cap Exclusions” has the meaning set forth in Section 9.4(b).

“Seller Indemnitees” has the meaning set forth in Section 9.3.

“Seller LLC Agreement” has the meaning set forth in Section 2.2(b)(i).

“Side Letter” has the meaning set forth in Section 11.6.

“Special Claim” has the meaning set forth in Section 9.5(a).

“Straddle Period” has the meaning set forth in Section 7.4.

“Stock Consideration” has the meaning set forth in Section 2.2(b).

“Sub” has the meaning set forth in the recitals.

“Target Adjusted EBITDA” means $1,420,000 per month.

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“Target NWC” has the meaning set forth in Exhibit K.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Claim” has the meaning set forth in Section 7.5.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means the United States.

“Third Party Claim” has the meaning set forth in Section 9.5(a).

“Transaction Documents” means this Agreement, the Assignment, the Seller Assignment Documents, the Management Stock Consideration Agreements, the General Release, the employment agreement amendments referenced in Section 8.2(q), and the closing certificates referenced in Section 8.2 and Section 8.3.

“Twelve Month Measurement Period” means the twelve (12) month period ending on the first anniversary of the last day of the calendar month that precedes the Closing, unless the closing occurs on or after the 16th day of the calendar month, in which event it will be the twelve (12) month period ending on the first anniversary of the last day of the calendar month during which the Closing occurs.

“Union” has the meaning set forth in Section 3.21(b).

“Upward Post-Closing PP Adjustment” has the meaning set forth in Section 2.5(c).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

11

Exhibit B Stock Consideration

At Buyer’s election, each of the following Management Members may be required to accept, in lieu of cash, Innospec Stock for all (or such lesser portion as Buyer may elect) of such Management Member’s allocable share of the Deferred Consideration Payments payable to Seller pursuant to this Agreement:

Jeff Hibbeler

Corbin Barnes

Jeff Dawson

Jaime de los Santos

Mike Brown.

For purposes of the foregoing, a Management Member’s allocable share shall be determined solely with reference to such Management Member’s “D” units in the Seller. If Buyer elects to exercise the right to pay in Innospec Stock in lieu of cash, then it will so notify Seller in writing, whereupon Seller shall promptly inform Buyer, in writing, of each of such Management Member’s allocable share of the applicable Deferred Consideration Payment, such that Buyer can calculate the number of shares of Innospec Stock (valued at the Innospec Stock Value) that will needed to be issued in lieu of cash. Any Innospec Stock so issued to such Management Members will be credited (at the Innospec Stock Value) against the cash otherwise owed to Seller with respect to a Deferred Consideration Payment, and will be treated for all purposes as a payment made to Seller, which was remitted directly to such Management Member(s) at the direction of Seller.

Seller will not (i) redeem a Management Member’s “D” unit interests in Seller prior to such Management Member’s receipt of his entire allocable share of the Deferred Consideration Payments, (ii) otherwise effectuate, facilitate, or consent to, any transfer of such Management Member’s “D” unit membership interests in Seller, (iii) otherwise effectuate, facilitate, or consent to any transaction or circumstance whereby such Management Member’s “D” units are converted or reclassified into something other than “D” units in Seller, (iv) revise the Seller LLC Agreement in a manner that has the effect of shifting a Management Member’s allocable share of the Deferred Consideration Payments from his or her “D” units to other units held by such Management Member, or (v) otherwise take, or consent to, any action designed to frustrate the intent of this provision. Seller represents Seller’s LLC Agreement has not been amended since the first amendment dated June 1, 2012, in any manner that would be deemed a violation of this Exhibit B had the amendment occurred subsequent to the execution of this Agreement.

Exhibit C – Part 1 Example Adjusted EBITDA Statement

Total Revenue	[*]	[*]

Cost of sales	[*]	[*]

Gross profit	[*]	[*]
Gross margin	[*]	[*]

Field manpower expense	[*]	[*]
Rolling stock expense	[*]	[*]
Facilities expense	[*]	[*]
Lab expense	[*]	[*]
HS&E expense	[*]	[*]

General and operating overhead	[*]	[*]
As a % of rev	[*]	[*]

Advertising & marketing expense	[*]	[*]
Human resources expense	[*]	[*]
Management information systems expense	[*]	[*]
Office
Office expense	[*]	[*]

Rent expense	[*]	[*]
Taxes, permits, licenses	[*]	[*]
Travel & entertainment expense	[*]	[*]

Selling and administrative overhead	[*]	[*]
As a % of rev	[*]	[*]

Insurance expense	[*]	[*]
Organizational Costs	[*]	[*]
Overhead Allocation	[*]	[*]
Depreciation	[*]	[*]

Misc expenses	[*]	[*]

Total administrative expenses	[*]	[*]

Total operating expenses	[*]	[*]

Total operating income	[*]	[*]

Interest Income	[*]	[*]
Interest Expense	[*]	[*]
Gain/(Loss) on Sale of Equipment	[*]	[*]
Discontinued Operations	[*]	[*]
ExtraOrdinary Income/(Exp)	[*]	[*]

Non-operating income	[*]	[*]

Net income (loss)	[*]	[*]

Depreciation	[*]	[*]
Interest and other Non-operating income/expense	[*]	[*]
State and Local Tax	[*]	[*]

EBITDA	[*]	[*]

EBITDA margin	[*]	[*]

Add:
HoldCo board expense	[*]	[*]
Triazine cost normalization (Jun/July)	[*]	[*]
Headhunter fees from prior months	[*]	[*]

Adjusted EBITDA	[*]	[*]

[*]	Illustrative numbers removed

For the purpose of calculating Adjusted EBITDA, during and until the completion of the all Deferred Consideration Periods:

1) The financial statements of Company and Sub shall be maintained, managed and prepared on an independent, stand-alone and clearly separated basis consistent with the manner of preparation of the Financial Statements and shall reflect all income generated by Company and Sub.

2) No costs, expenses or allocations of costs or expenses (i) from any entity other than the Company and Sub or (ii) relating to the integration of Company and Sub with Buyer or Innospec will be applied to the financial statements of the Company and Sub unless mutually agreed in writing between Buyer and Seller.

3) The financial statements shall exclude costs and expenses that constitute Losses for which a Buyer Indemnitee receives indemnification hereunder or recovers from an insurance policy or otherwise from a third party.

2

Exhibit C – Part 2 Example NWC Statement

Working Capital Accounts

$ in 000s	Account #	Aug-14
JPMorgan Chase Operating Account	1010	[*]
JPMorgan Chase Atascosa	1012	[*]
Checking - Amegy	1020	[*]
Lockbox - Amegy	1021	[*]
BofA - CDA	1030	[*]
BofA - Ops	1031	[*]
Bank of America - PLS	1033	[*]
BofA - Collections	1032	[*]

Cash		[*]

Customers	1210	[*]
Inter-Company	1220	[*]
Employees	1230	[*]
Other	1290	[*]
Provision for bad debt	1295	[*]
AR - Factored	1299	[*]

Accounts Receivable		[*]

Insurance	1310	[*]
Inventory	1320	[*]
Rent	1370	[*]
Other	1390	[*]

Prepaids		[*]

Finished	1410	[*]
WIP	1450	[*]
Raw Mat’l	1460	[*]

Inventory		[*]

Rent	1570	[*]
Other	1590	[*]

Deposits		[*]

Trade	2010	[*]
Inter-Company	2020	[*]
GUAR Inventory	2025	[*]
Inventory - Other	2029	[*]
Employees	2030	[*]
Other	2090	[*]
Prepaid Customer Deposits	2100	[*]
Accrued Payables	2190	[*]
Accrued AP - Inventory	2191	[*]
Accrued AP - Overheads	2192	[*]

Accounts Payable		[*]

Accrued Salaries / Wages	2201	[*]
Unused PTO	2202	[*]
Benefits Payable	2210	[*]
Employee Deductions	2230	[*]
Workers Compensation	2361	[*]

Payroll		[*]

[*]	Illustrative numbers removed

The methodology used to calculate the NWC shall be the same as was used to calculate the “Diligence Adjusted Working Capital” as reflected on this Example NWC Statement, with each line item to be determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

The “Diligence Adjusted Working Capital” reflected on this Example NWC Statement is for illustrative purposes only. It reflects neither the Final NWC nor the Target NWC.

1

State Franchise Tax	2320	[*]
State Sales/Use	2321	[*]
Property Tax	2330	[*]
Taxes - Payroll	234X/5X	[*]
Federal	234X	[*]
Income Tax W/H	2341	[*]
FICA	2342	[*]
Medical	2343	[*]
FUTA	2344	[*]
State	235X	[*]
SUTA	2351	[*]
Workers Compensation

Taxes Payable		[*]

Loans - Factored AR	2420	[*]
Loans Payable	2450	[*]
Loans - Vehicle lease	2455	[*]
Loan - BofA	2460	[*]
Suspense Acct	2990	[*]

Other Current Liabilities		[*]

Reported working capital		[*]

Exclusions
JPMorgan Chase Operating Account	1010	[*]
JPMorgan Chase Atascosa	1012	[*]
Checking - Amegy	1020	[*]
Lockbox - Amegy	1021	[*]
BofA - CDA	1030	[*]
BofA - Ops	1031	[*]
Bank of America - PLS	1033	[*]
BofA - Collections	1032	[*]

Cash		[*]

Rent	1570	[*]
Other	1590	[*]

Deposits		[*]

Current Asset exclusions		[*]

Loans - Factored AR	2420	[*]
Loans - Vehicle lease	2455	[*]
Loan - BofA	2460	[*]
Suspense Acct	2990	[*]

Other Current Liabilities		[*]

Current Liability exclusions		[*]

Total Exclusions		[*]

Diligence identified adjustments

Bonus accrual	2201

Diligence Adjusted Working Capital		[*]

[*]	Illustrative numbers removed

2

Exhibit D Management Stock Consideration Agreement

MANAGEMENT STOCK CONSIDERATION AGREEMENT

This MANAGEMENT STOCK CONSIDERATION AGREEMENT (this “Agreement”) is made as of             , 2014, by and between Innospec Inc., a Delaware corporation (“Company”), and the undersigned individual identified as the “Management Member” on the signature page hereto (the “Management Member”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Company has entered into that certain Membership Interest Purchase Agreement, dated even date herewith, by and among IOC Holdings, LLC (“Seller”), Innospec Oil Field Chemicals, LLC (“Buyer”) and the Company (the “Purchase Agreement”), pursuant to which, among other things, Buyer, a wholly-owned subsidiary of the Company, has agreed to purchase from Seller all of the outstanding membership interest in Independence Oil Field Chemicals, LLC (the “Transaction”);

WHEREAS, Management Member is a member of Seller;

WHEREAS, the Purchase Agreement provides that a portion of the Deferred Consideration Payments payable thereunder in respect of the Management Member’s Class D Units may be paid directly to the Management Member in the form of restricted and unregistered common stock, par value $.01 per share, of the Company (the “Restricted Stock”); and

WHEREAS, as a condition to entering into the Purchase Agreement and closing the Transaction, the parties to the Purchase Agreement have required that Company and Management Member enter into this Agreement with respect to the potential issuance of Restricted Stock to Management Member;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Acknowledgements. Management Member hereby acknowledges and agrees that: (i) at the election of Buyer, all or any portion of the Deferred Consideration Payments to which Management Member is entitled with respect to their Class D Units of the Seller, may be paid in the form of Restricted Stock in lieu of cash, which Restricted Stock shall be valued at the Innospec Stock Value for the purposes of calculating any such payment; (ii) any payment with Restricted Stock will be effected through the issuance of electronic stock certificates to a restricted shareholder account established with Computershare for the benefit of the Management Member; (iii) Management Member may receive more or less Restricted Stock than other Management Members (as such term is defined in the Purchase Agreement) in connection with any Deferred Consideration Payments; and (iv) that other members of Seller may receive benefit from Deferred Consideration Payments in forms that are different from that received by Management Member, including cash or other distributions from Seller. For the avoidance of doubt, the parties acknowledge and agree that in no event will Company issue

Restricted Stock in an amount that requires Company shareholder approval under NASDAQ Listing Rule 5635 or any successor provision and that the Company will instead pay to the Management Member an equivalent amount of cash. Management Member will not (i) sell his or her Class “D” Units in Seller prior to such Management Member’s receipt of his or her entire allocable share of the Deferred Consideration Payments, (ii) otherwise effectuate, facilitate, or consent to, any transfer of such Management Member’s Class “D” membership interests in Seller, (iii) otherwise effectuate, facilitate, or consent to any transaction or circumstance whereby such Management Member’s “D” units are converted or reclassified into something other than “D” units in Seller, or (iv) otherwise take, or consent to, any action designed to frustrate the intent of this provision.

2. Restricted Period.

a. Management Member agrees that, for a period of three (3) years following the end of the applicable Deferred Consideration Period pursuant to which any Restricted Stock is issued to Management Member pursuant to the Purchase Agreement (the “Restricted Period”), Management Member will not, without the prior written consent of the Company (which may be provided or withheld in the Company’s sole discretion), directly or indirectly, Sell (as defined below) any of such Restricted Stock issued for that Deferred Consideration Period. Management Member also agrees that during the Restricted Period, Management Member will not enter into any swap agreement, pledge agreement, agreement to Sell or other arrangement that transfers to any other person or entity any of the economic consequences of ownership of such Restricted Stock which is subject to that particular Restricted Period.

b. Management Member further acknowledges and agrees that any Sale of Restricted Stock issued to Management Member pursuant to the Purchase Agreement, regardless of whether the Restricted Period with respect to such Restricted Stock shall have expired, shall be made only in accordance with all applicable securities and other laws, including, without limitation, Rule 144 promulgated under the Securities Act of 1933, as amended.

c. Any attempt to Sell or effect any other transaction in violation of this Agreement shall be null and void.

d. As used herein, “Sell” means to sell offer, pledge, hypothecate, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of or transfer (or announce any sale, offer, pledge, hypothecation, offer of sale, contract of sale, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, loan or other disposition or transfer) any Restricted Stock or any securities convertible into or exchangeable for Restricted Stock.

3. Representations and Warranties of the Company. Company hereby represents and warrants to Management Member as follows:

a. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

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b. Company has the corporate power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action.

c. Since December 31, 2011, Company has filed or furnished, as applicable, all required reports, schedules, registration statements and other documents (the “SEC Documents”) required to be filed or furnished with the United States Securities Exchange Commission (the “SEC”). As of their respective dates of filing with the SEC, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents.

Unless Management Member receives prior written notice from Company otherwise, and acknowledges and consents to the contents of such notice in writing, each of the foregoing representations and warranties of the Company shall be deemed to be made as of the date of any and each issuance of Restricted Stock to Management Member pursuant to the Purchase Agreement, except that on such subsequent dates, the phrase “Since December 31, 2011” in the representation and warranty set forth in the first sentence of Section 3(c) be deemed to change to since the date that is the end of the fiscal year that at such time is the third most recently completed fiscal year. In addition, upon any such issuance of Restricted Stock, Company shall be deemed to have represented and warranted to Management Member that such Restricted Stock was duly authorized, validly issued, fully paid and non-assessable.

4. Representations and Warranties of Management Member. Management Member hereby represents and warrants to Company as of the date hereof, and as a condition to and upon the issuance of any Restricted Stock to Management Member pursuant to the Purchase Agreement shall be deemed to have represented and warranted, as follows:

a. Management Member is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act of 1933, as amended, because (i) he is a natural person whose individual net worth, or joint net worth with his spouse, excluding the value of his primary residence, exceeds $1,000,000 at the time of his purchase, and/or (ii) he is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year.

b. Any Restricted Stock acquired by Management Member pursuant to the Purchase Agreement is being acquired for investment for Management Member’s own account only and without a view to distribution of such Restricted Stock.

c. No Restricted Stock issued to Management Member has been offered or sold to Management Member by means of publicly disseminated advertisements, sales literature

3

or other communication, and neither Company nor any person acting on its behalf has offered or sold Management Member any Restricted Stock by means of any form of general solicitation or general advertising.

d. Management Member has been made aware of and had the opportunity to review the SEC Documents, and to ask and receive answers to questions in relation thereto and to Company’s business and operations, as well as to request and receive all information Management Member considered relevant to an investment in the Restricted Stock, and is aware of and understands fully the information and disclosures contained therein with respect to Company’s business and prospects and an investment in the Restricted Stock.

e. Management Member has such knowledge and experience in financial, business and tax matters that he is capable of evaluating the risks and merits of making an investment in the Restricted Stock and, in making a decision whether to proceed with such investment, has not relied on any representations or warranties except as expressly made herein or in the Purchase Agreement.

f. Management Member is aware that an investment in Restricted Stock carries significant risks and is able to bear the economic risks inherent in his investment in the Company and can afford to lose the entire value of such an investment.

g. Management Member understands that the Restricted Stock has not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and such applicable state securities laws or unless an exemption from such registration is available. Management Member also understands that certificates representing the Restricted Stock issued to Management Member in accordance with the Purchase Agreement will bear restrictive legends in substantially the following forms:

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM TO INNOSPEC INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT, WITH AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM TO INNOSPEC INC., THAT SUCH SALE COMPLIED WITH RULE 144.

(ii) IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THAT CERTAIN MANAGEMENT STOCK CONSIDERATION AGREEMENT, DATED             , 2014.

4

5. Company Covenants Regarding Legends. Upon the end of each Restricted Period, the Company shall cause the legend referenced in Section 4(g)(ii) above to be removed from the applicable Restricted Stock at no cost to the Management Members.

6. Miscellaneous.

a. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware, in each case located in the city of Wilmington and county of New Castle, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

b. Entire Agreement and Amendments. This Agreement and the Purchase Agreement, including the schedules and exhibits referred to herein and therein and any document executed or delivered by the parties pursuant hereto and thereto, constitute the entire understanding and agreement of the parties and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to the transactions contemplated herein and therein. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the parties.

c. No Other Representations or Warranties. Neither of the parties has given or relied upon any representation or warranty with respect to the matters described herein except as expressly set forth in this Agreement.

d. Successors and Assigns; Third Party Beneficiaries. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties to this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties to this Agreement and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

e. Expenses. Each party shall bear its own expenses (including legal and accounting fees) in connection with the transactions contemplated by this Agreement.

f. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is

5

invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

g. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. In the execution of this Agreement, facsimile or scanned and emailed manual signatures shall be fully effective for all purposes.

h. Further Assurances. Following the date of this Agreement, each of the parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement, including, without limitation, the issuance to Management Member, and acceptance by Management Member, of any Restricted Stock pursuant to the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

“Company”

INNOSPEC INC.

By
Name:
Title:

[MANAGEMENT MEMBER SIGNATURE PAGE FOLLOWS]

[Innospec Signature Page to Management Stock Consideration Agreement]

7

Printed Name:

[Management Member Signature Page to Management Stock Consideration Agreement]

8

EXHIBIT E

LLC MEMBERSHIP INTEREST TRANSFER POWER

FOR VALUE RECEIVED, IOC Holdings, LLC (the “Seller”), a Delaware limited liability company, hereby sells, assigns and transfers unto Innospec Oil Field Chemicals, LLC, a Delaware limited liability company, all of the membership interests held by Seller in Independence Oilfield Chemicals, LLC, a Delaware limited liability company (the “Company”), represented by Certificate No. 1 and standing in Seller’s name on the books of the Company, and which membership interests represent 100% of the outstanding membership interests in the Company.

The undersigned does hereby irrevocably constitute and appoint each officer, manager, or managing member of the Company as its attorney in fact to transfer said membership interests of the Company, with full power of substitution in the premises.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this LLC Membership Interest Transfer Power, under seal, effective as of             , 2014.

IOC HOLDINGS, LLC

By
Name:
Title:

Acknowledged and accepted:

INNOSPEC OIL FIELD CHEMICALS, LLC

By
Name:
Title:

EXHIBIT F

PURCHASE PRICE ALLOCATION SCHEDULE1

Purchase Price	$187,000,000	[2]
Company Liabilities	$41,259,000	[2]

Total Consideration	$228,259,000	[2]

Description	Asset Class	Allocation

Cash	Class I Assets	$0	[3]

Accounts Receivable	Class III Assets	$28,978,000	[3]

Inventory	Class IV Assets	$18,097,000	[3]

Prepaid Expenses and Deposits	Class V Assets	$1,421,000	[3]

Fixed Assets (Furniture, Fixtures, Equipment, Leasehold Improvements, Management Information Systems, Buildings, Vehicles, Capital Projects and Other Fixed Assets)	Class V Assets	$15,312,000	[3]

Goodwill	Class VII Assets	$164,451,000	[4]

Total:		$228,259,000	[2]

[1]	The parties agree that the amounts on this Purchase Price Allocation Schedule are based upon the August 31, 2014, balance sheet of the Company (the “Most Recent Balance Sheet”) because that is the most current information available to the parties at the time of the execution of this Agreement. The amounts on this Purchase Price Allocation Schedule shall be finally adjusted as provided in the remainder of these footnotes.
[2]	These are estimates and preliminary amounts only. The amount shown as the Purchase Price is an estimate solely for illustration purposes (based on an estimated $206 million valuation less approximately $19 million debt). The amount shown as Companies Liabilities equals the liabilities of the Company as reflected on the Most Recent Balance Sheet. The parties agree that the actual total consideration to be allocated (the “Allocated Consideration”) shall be the sum of: (A) the Purchase Price, and (B) the liabilities of the Company as of the Closing (to the extent such liabilities constitute liabilities for federal income tax purposes).
[3]	To be valued at net book value as reflected on the Closing Balance Sheet (subject to adjustment of any items thereon in accordance with Section 2.5).
[4]	The excess of the Allocated Consideration over the amount allocated to Class I Assets, Class III Assets, Class IV Assets and Class V Assets shall be allocated to Goodwill (a Class VII Asset).

Exhibit G

Example Free Cash Flow Exhibit

Free Cash Flow Calculation

Net Income (per US GAAP) post Tax and Interest	$

Add back
Depreciation & Amortization	$
Net Interest Paid	$
Movement in Income Tax Accruals	$
Decreases in Net Working Capital	$

Deduct
Increases in Net Working Capital	($	)
Capital Expenditures	($	)
Capital Contribution Adjustment	($	)

Free Cash Flow (NET)	$

Note:

Net Income to be determined in accordance with GAAP consistent with the manner of preparation of the Financial Statements, but shall expressly exclude any capital contributions.

Net Working Capital is to be determined in accordance with Exhibit C – Part 2, with increases during the Deferred Consideration Period being deducted from Net Income and decreases during the Deferred Consideration Period being added back to Net Income.

All financial information to be determined in accordance with GAAP consistently applied.

To the extent that Tax Accruals are included in Net Working Capital, they shall not be double counted.

For purposes of determining Net Working Capital as used in determining Net Free Cash Flow, the effects of intercompany loans and advances, whether to the Company and/or its subsidiaries by Buyer and/or its affiliates or made by the Company and/or its subsidiaries to Buyer and/or its affiliates, shall be disregarded.

If Buyer makes any reasonably necessary or prudent capital contributions to Company during the First Deferred Consideration Period, it shall notify Seller within five (5) Business Days and the Free Cash Flow for such Deferred Consideration Period shall be reduced by an amount equal to 49% of the sum of such capital contributions.

If Buyer makes any reasonably necessary or prudent capital contributions to Company during the Second Deferred Consideration Period, it shall notify Seller within five (5) Business Days and the Free Cash Flow for such Deferred Consideration Period shall be reduced by an amount equal to 22% of the sum of such capital contributions.

EXHIBIT H

LANDLORD ESTOPPEL CERTIFICATE

TO:	Innospec Oil Field Chemicals, LLC (“Innospec”) and Independence Oilfield Chemicals, LLC (“Tenant”)

FROM:	(“Landlord”)

RE:	(the “Premises”)

DATE:	September , 2014 (“Certificate Date”)

1. Pursuant to your request and in consideration of the sum of One Dollar ($1.00) in hand paid to Landlord and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord does hereby certify as of the Certificate Date that:

(a)	The Lease is in full force and effect and has not been modified or amended except as described above and a true, correct and complete copy of the Lease is attached hereto as Exhibit “A”.

(b)	To Landlord’s actual knowledge: (i) no default exists on the part of either Landlord or Tenant under the Lease, and (ii) there is no existing circumstance which, with the delivery of notice or the passage of time, or both, would become such a default.

(c)	The term of the Lease is scheduled to expire , subject, however, to Tenant’s renewal rights as set forth in the Addendum for Extension of Term.

(d)	All rent and other charges due and payable under the Lease on or before the date hereof, if any, have been paid in full.

(e)	Tenant has paid a refundable security deposit in the amount of $ as required by the Lease, and Landlord has not applied said security deposit against any obligation of Tenant under the Lease.

(f)	Landlord has received no written notice of (and has no actual knowledge of) the breach or violation by Landlord or Tenant of any private party restrictive covenant agreement of record in the real property records of County or any federal, state or municipal law, ordinance or regulation relating to the Premises during the Term of the Lease.

(g)	The property containing the Premises is not subject to any mortgage or ground lease which is superior in priority to the Lease.

2. For the consideration aforesaid, Landlord agrees that this Certificate may be relied upon by the parties to whom it is addressed and their respective successors and assigns.

LANDLORD:

By:
Print Name:
Its:

EXHIBIT H

LANDLORD ESTOPPEL CERTIFICATE

TO:	Innospec Oil Field Chemicals, LLC (“Innospec”) and Independence Oilfield Chemicals, LLC (“Tenant”)

FROM:	(“Landlord”)

RE:	Lease Agreement (the “Lease”) dated , by and between Landlord and Tenant, covering leased premises consisting of .

DATE:	September , 2014 (“Certificate Date”)

1. Pursuant to your request and in consideration of the sum of One Dollar ($1.00) in hand paid to Landlord and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord does hereby certify as of the Certificate Date that:

(a)	The Lease is in full force and effect and has not been modified or amended except as described above and a true, correct and complete copy of the Lease is attached hereto as Exhibit “A”.

(b)	To Landlord’s actual knowledge: (i) no default exists on the part of either Landlord or Tenant under the Lease, and (ii) there is no existing circumstance which, with the delivery of notice or the passage of time, or both, would become such a default.

(c)	The term of the Lease is scheduled to expire , subject, however, to Tenant’s right to renew the Lease for an additional sixty (60) month term as set forth in Section 20 of the Lease.

(d)	All rent and other charges due and payable under the Lease on or before the date hereof, if any, have been paid in full.

(e)	Landlord has received no written notice of (and has no actual knowledge of) the breach or violation by Landlord or Tenant of any private party restrictive covenant agreement of record in the real property records of County or any federal, state or municipal law, ordinance or regulation relating to the Premises during the Term of the Lease.

(f)	The property containing the Premises is not subject to any mortgage or ground lease which is superior in priority to the Lease.

2. For the consideration aforesaid, Landlord agrees that this Certificate may be relied upon by the parties to whom it is addressed and their respective successors and assigns.

LANDLORD:

By:
Print Name:
Its:

EXHIBIT H

LANDLORD ESTOPPEL CERTIFICATE AND

CONSENT TO CHANGE OF CONTROL OF TENANT

TO:	Innospec Oil Field Chemicals, LLC (“Innospec”) and Independence Oilfield Chemicals, LLC (“Tenant”)

FROM:	(“Landlord”)

RE:	(collectively, the “Lease”)

DATE:	September , 2014 (“Certificate Date”)

1. Pursuant to your request and in consideration of the sum of One Dollar ($1.00) in hand paid to Landlord and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord does hereby certify as of the Certificate Date that:

(a)	The Lease is in full force and effect and has not been modified or amended except as described above and a true, correct and complete copy of the Lease is attached hereto as Exhibit “A”.

(b)	To Landlord’s actual knowledge: (i) no default exists on the part of either Landlord or Tenant under the Lease, and (ii) there is no existing circumstance which, with the delivery of notice or the passage of time, or both, would become such a default.

(c)	The term of the Lease is scheduled to expire , subject, however, to Tenant’s renewal rights as set forth in Section 28 of the Lease.

(d)	All rent and other charges due and payable under the Lease on or before the date hereof, if any, have been paid in full.

(e)	Tenant has paid a refundable security deposit in the amount of $ as required by the Lease, and Landlord has not applied said security deposit against any obligation of Tenant under the Lease.

(f)	Landlord has received no written notice of (and has no actual knowledge of) the breach or violation by Landlord or Tenant of any private party restrictive covenant agreement of record in the real property records of or any federal, state or municipal law, ordinance or regulation relating to the Premises during the Term of the Lease.

(g)	The property containing the Premises is not subject to any mortgage or ground lease which is superior in priority to the Lease.

2. Landlord does hereby acknowledge and consent to the sale by Tenant to Innospec of a controlling interest in Tenant and does hereby expressly agree that such sale of controlling interest shall not constitute a default under or breach of the Lease.

EXHIBIT H

3. For the consideration aforesaid, Landlord agrees that this Certificate may be relied upon by the parties to whom it is addressed and their respective successors and assigns.

LANDLORD:

By:
Print Name:
Its:

EXHIBIT H

LANDLORD ESTOPPEL CERTIFICATE AND CONSENT

TO CHANGE OF CONTROL OF TENANT

TO:	Innospec Oil Field Chemicals, LLC (“Innospec”) and Independence Oilfield Chemicals, LLC (“Tenant”)

FROM:	(“Landlord”)

RE:	Lease Agreement (the “Lease”) dated as of , by and between Landlord and Tenant, covering leased premises consisting of approximately rentable square feet of space known as (the “Premises”) located in an office building having an address of

DATE:	September , 2014 (“Certificate Date”)

1. Pursuant to your request and in consideration of the sum of One Dollar ($1.00) in hand paid to Landlord and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord does hereby certify as of the Certificate Date that:

(a)	The Lease is in full force and effect and has not been modified or amended except as described above and a true, correct and complete copy of the Lease is attached hereto as Exhibit “A”.

(b)	To Landlord’s actual knowledge: (i) no default exists on the part of either Landlord or Tenant under the Lease, and (ii) there is no existing circumstance which, with the delivery of notice or the passage of time, or both, would become such a default.

(c)	The term of the Lease is scheduled to expire .

(d)	All rent and other charges due and payable under the Lease on or before the date hereof, if any, have been paid in full.

(e)	Tenant initially paid a refundable security deposit in the amount of $ as required by the Lease, however, $ of said initial security deposit has been returned to Tenant pursuant to Section 6(c) of the Lease and Landlord has not applied any portion of the remaining $ security deposit against any obligation of Tenant under the Lease.

(f)	Landlord has received no written notice of (and has no actual knowledge of) the breach or violation by Landlord or Tenant of any private party restrictive covenant agreement of record in the real property records of County or any federal, state or municipal law, ordinance or regulation relating to the Premises during the Term of the Lease.

(g)	The property containing the Premises is not subject to any mortgage or ground lease which is superior in priority to the Lease.

2. Landlord does hereby acknowledge and consent to the sale by Tenant to Innospec of a controlling interest in Tenant and does hereby expressly agree that such assignment shall not constitute a default under or breach of the Lease.

EXHIBIT H

3. For the consideration aforesaid, Landlord agrees that this Certificate may be relied upon by the parties to whom it is addressed and their respective successors and assigns.

LANDLORD:

By:
Print Name:
Its:

Exhibit I

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made by and between Independence Oilfield Chemicals, LLC, a Delaware limited liability company (the “Company”), and                      (the “Employee”) on this      day of             , 2014.

WHEREAS, Employee and Company are parties to that certain Employment Agreement effective from, the Employee’s date of hire,                      (the “Agreement”); and

WHEREAS, Company is a wholly owned subsidiary of IOC Holdings, LLC, a Delaware limited liability company (“IOC”); and

WHEREAS, IOC, Innospec Oil Field Chemicals, LLC (“Buyer”), and Innospec Inc. (“Innospec”) are parties to a Membership Interest Purchase Agreement dated             , 2014 (the “Membership Interest Purchase Agreement”), whereby IOC agrees to sell to Buyer, and Buyer agrees to purchase from IOC, all of the membership interests in Company (the “Purchase Transaction”); and

WHEREAS, Employee is a unit equity holder in IOC, and as such benefits from the consummation of the Purchase Transaction, including through the distribution of the purchase price consideration received by IOC from Buyer; and

WHEREAS, the execution and delivery of this Amendment is a condition precedent to Buyer’s obligation to consummate the Purchase Transaction; and

WHEREAS, Company and Employee desire to amend the Agreement as set forth below;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. All terms used in this Amendment which are not otherwise defined in this Amendment are used with the same meaning attributed to such terms in the Agreement.

2.	Effectiveness. This Amendment will become effective only if the Purchase Transaction closes as contemplated in the Membership Interest Purchase Agreement.

3.	Acknowledgement. Company and Employee acknowledge, confirm, and agree upon the terms of the preamble to this Amendment, which terms are incorporated herein by this reference, and that the execution of this Amendment and its subsequent delivery to Buyer are being made to induce the consummation of the Purchase Transaction, and that the Purchase Transaction would not be consummated in the absence of such execution and delivery. Company and Employee further acknowledge, confirm, and agree that upon and as consequence of the consummation of the Purchase Transaction, Company will become an affiliate of Innospec, and consequently Employee will be provided and become familiar with some of Innospec’s and its affiliate’s trade secrets and Confidential Information, and that having such access to and knowledge of the Confidential Information of Innospec and its affiliates is essential to the performance of Employee’s duties with Company and that such information is an extremely valuable and unique asset of Innospec and its affiliates which gives Innospec and its affiliates a competitive advantage over persons or entities that do not possess such information and knowledge.

4.	Amendments.

a.	All references to “IOC” in Section 2(b) and Section 4(a)(iii)(d) of the Agreement are hereby deleted and a reference to “Innospec Inc.” is hereby substituted in lieu thereof.

b.	The first sentence of Section 3(d) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof: “Employee has received an equity interest (the “Equity Award” in IOC pursuant to the terms of one or more Restricted Unit Award Agreements that have been entered into by and between IOC and the Employee (the “Restricted Unit Award Agreements”).

c.	All references to “six (6) months” in Section 8 of the Agreement are hereby deleted and a reference to “three (3) years” is hereby substituted in lieu thereof.

d.	The Innospec requirements in relation to Compliance with Laws, Policies and Procedures are attached in Appendix 1 and are hereby included in the Agreement. In signing this Amendment you confirm your understanding and acceptance of your obligations under this Policy.

5.	Ratification. Except as modified and amended by this Amendment, Company and Employee hereby ratify, adopt and confirm each of the terms and provisions of the Agreement without further modification or amendment.

6.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed original, all of which, when taken together, shall constitute one and the same instrument. Each party hereby acknowledges the effectiveness of, and agrees to accept, the facsimile or photocopy signatures of any other party for purposes of executing this Amendment.

7.	Texas Law. This Amendment has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“Employee”

“Company”

INDEPENDENCE OILFIELD CHEMICALS, LLC

By:	IOC Holdings, LLC, its sole member

By:
, Manager

Appendix 1

Compliance with Laws, Policies and Procedures

While you are employed by the Company or other Innospec Company you shall:

•	comply with Innospec Inc.’s Code of Ethics Policy, Anti-Corruption Policy and all other policies and procedures (“Relevant Policies”) which are available on Innospec Inc.’s intranet or upon request, directly from the Legal & Compliance Department or your local HR contact.

•	comply with all applicable laws and regulations including those relating to anti-bribery which may include the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 and other laws applicable in the country in which you are employed.

•	promptly report to the Company or Innospec Inc. and/or its subsidiaries any request or demand for any bribe, kickback, gift, or undue financial or other advantage of any kind received by you in connection with the performance of your duties.

•	not engage in any activity, practice or conduct which would constitute an offence under any relevant anti-bribery laws or breach the Relevant Policies.

•	report any violations of anti-corruption laws of which you become aware. Any such issues must be escalated to your line manager, the Legal Department or reported to the confidential telephone hotline, Expolink.

•	if required by the Company or Innospec Inc. or any of its subsidiaries, annually certify your compliance with this clause.

In addition to any penalties that government authorities might impose for violations of laws, including anti-corruption laws, any breach of this clause will be taken very seriously by the Company. Any alleged breach will be investigated under the Company’s disciplinary policy. This may be deemed a material breach of your employment agreement, which could result in action under the Company’s disciplinary procedure, the outcome of which could be the modification or reduction of responsibilities or dismissal.

FIRST AMENDMENT TO

EMPLOYMENT OFFER LETTER AND NON-SOLICITATION, CONFIDENTIALITY AND

WORK PRODUCT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT OFFER LETTER AND NON-SOLICITATION, CONFIDENTIALITY AND WORK PRODUCT AGREEMENT (the “Amendment”) is made by and between Independence Oilfield Chemicals, LLC, a Delaware limited liability company (the “Company”), and                      (the “Employee”) on this      day of             , 2014.

WHEREAS, Employee and Company are parties to that certain Employment Offer Letter (the “Letter”) and Non-Solicitation, Confidentiality and Work Product Agreement (“the Agreement”), dated as of                     ; and

WHEREAS, Company is a wholly owned subsidiary of IOC Holdings, LLC, a Delaware limited liability company (“IOC”); and

WHEREAS, IOC, Innospec Oil Field Chemicals, LLC (“Buyer”), and Innospec Inc. (“Innospec”) are parties to a Membership Interest Purchase Agreement dated             , 2014 (the “Membership Interest Purchase Agreement”), whereby IOC agrees to sell to Buyer, and Buyer agrees to purchase from IOC, all of the membership interests in Company (the “Purchase Transaction”); and

WHEREAS, Employee is a unit equity holder in IOC, and as such benefits from the consummation of the Purchase Transaction, including through the distribution of the purchase price consideration received by IOC from Buyer; and

WHEREAS, the execution and delivery of this Amendment is a condition precedent to Buyer’s obligation to consummate the Purchase Transaction; and

WHEREAS, Company and Employee desire to amend the Letter and the Agreement as set forth below;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. All terms used in this Amendment which are not otherwise defined in this Amendment are used with the same meaning attributed to such terms in the Letter and the Agreement.

2.	Effectiveness. This Amendment will become effective only if the Purchase Transaction closes as contemplated in the Membership Interest Purchase Agreement.

3.

Acknowledgement. Company and Employee acknowledge, confirm, and agree upon the terms of the preamble to this Amendment, which terms are incorporated herein by this reference, and that the execution of this Amendment and its subsequent delivery to Buyer are being made to induce the consummation of the Purchase Transaction, and that the Purchase Transaction would not be consummated in the absence of such execution and delivery. Company and Employee further acknowledge, confirm, and agree that upon and as consequence of the consummation of the Purchase Transaction, Company will become an affiliate of Innospec, and consequently Employee will be provided and become familiar with some of Innospec’s and its affiliate’s trade secrets and Confidential Information, and that having such access to and knowledge of the Confidential Information of Innospec and its affiliates is essential to the performance of Employee’s duties with Company and that such information is an extremely valuable and unique asset of Innospec and its affiliates which gives Innospec and its affiliates a competitive advantage over persons or entities that do not possess such information and knowledge.

4.	Amendments.

a.	The definition of “The Company” within the Agreement should be amended to include Independence Oilfield Chemicals, LLC, Innospec Inc. and its subsidiaries and all of their predecessors, successors, divisions and assigns.

b.	The definition of the “Company” within the Letter should be amended to be defined as Independence Oilfield Chemicals, LLC, Innospec Inc. and its subsidiaries and all of their predecessors, successors, divisions and assigns.

c.	The Letter shall be amended by inserting the following language after the fifth paragraph thereof: “You hereby acknowledge that all unit awards to be made pursuant to the terms of this offer letter have been made pursuant to the terms of one or more Restricted Unit Award Agreements that have been entered into by and between you and IOC.”

d.	All references to “Non-Solicitation” in the Agreement are hereby deleted and a reference to “Non-Solicitation; Non-Competition” is hereby substituted in lieu thereof.

e.	All references to “twenty four (24) months” in relation to Non-Solicitation; Non-Competition within the Agreement are hereby deleted and a reference to “three (3) years” is hereby substituted in lieu thereof.

f.	The Innospec requirements in relation to Compliance with Laws, Policies and Procedures are attached in Appendix 1 and are hereby included in the Agreement. In signing this Amendment you confirm your understanding and acceptance of your obligations under this Policy.

5.	Ratification. Except as modified and amended by this Amendment, Company and Employee hereby ratify, adopt and confirm each of the terms and provisions of the Agreement without further modification or amendment.

6.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed original, all of which, when taken together, shall constitute one and the same instrument. Each party hereby acknowledges the effectiveness of, and agrees to accept, the facsimile or photocopy signatures of any other party for purposes of executing this Amendment.

7.	Texas Law. This Amendment has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“Employee”

“Company”

INDEPENDENCE OILFIELD CHEMICALS, LLC

By:	IOC Holdings, LLC, its sole member

By:
, Manager

Appendix 1

Compliance with Laws, Policies and Procedures

While you are employed by the Company or other Innospec Company you shall:

•	comply with Innospec Inc.’s Code of Ethics Policy, Anti-Corruption Policy and all other policies and procedures (“Relevant Policies”) which are available on Innospec Inc.’s intranet or upon request, directly from the Legal & Compliance Department or your local HR contact.

•	comply with all applicable laws and regulations including those relating to anti-bribery which may include the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 and other laws applicable in the country in which you are employed.

•	promptly report to the Company or Innospec Inc. and/or its subsidiaries any request or demand for any bribe, kickback, gift, or undue financial or other advantage of any kind received by you in connection with the performance of your duties.

•	not engage in any activity, practice or conduct which would constitute an offence under any relevant anti-bribery laws or breach the Relevant Policies.

•	report any violations of anti-corruption laws of which you become aware. Any such issues must be escalated to your line manager, the Legal Department or reported to the confidential telephone hotline, Expolink.

•	if required by the Company or Innospec Inc. or any of its subsidiaries, annually certify your compliance with this clause.

In addition to any penalties that government authorities might impose for violations of laws, including anti-corruption laws, any breach of this clause will be taken very seriously by the Company. Any alleged breach will be investigated under the Company’s disciplinary policy. This may be deemed a material breach of your employment agreement, which could result in action under the Company’s disciplinary procedure, the outcome of which could be the modification or reduction of responsibilities or dismissal.

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made by and between Independence Oilfield Chemicals, LLC, a Delaware limited liability company (the “Company”), and                      (the “Employee”) on this      day of             , 2014.

WHEREAS, Employee and Company are parties to that certain Employment Agreement, dated as of                      (the “Agreement”); and

WHEREAS, Company is a wholly owned subsidiary of IOC Holdings, LLC, a Delaware limited liability company (“IOC”); and

WHEREAS, IOC, Innospec Oil Field Chemicals, LLC (“Buyer”), and Innospec Inc. (“Innospec”) are parties to a Membership Interest Purchase Agreement dated             , 2014 (the “Membership Interest Purchase Agreement”), whereby IOC agrees to sell to Buyer, and Buyer agrees to purchase from IOC, all of the membership interests in Company (the “Purchase Transaction”); and

WHEREAS, Employee is a unit equity holder in IOC, and as such benefits from the consummation of the Purchase Transaction, including through the distribution of the purchase price consideration received by IOC from Buyer; and

WHEREAS, the execution and delivery of this Amendment is a condition precedent to Buyer’s obligation to consummate the Purchase Transaction; and

WHEREAS, Company and Employee desire to amend the Agreement as set forth below;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. All terms used in this Amendment which are not otherwise defined in this Amendment are used with the same meaning attributed to such terms in the Agreement.

2.	Effectiveness. This Amendment will become effective only if the Purchase Transaction closes as contemplated in the Membership Interest Purchase Agreement.

3.	Acknowledgement. Company and Employee acknowledge, confirm, and agree upon the terms of the preamble to this Amendment, which terms are incorporated herein by this reference, and that the execution of this Amendment and its subsequent delivery to Buyer are being made to induce the consummation of the Purchase Transaction, and that the Purchase Transaction would not be consummated in the absence of such execution and delivery. Company and Employee further acknowledge, confirm, and agree that upon and as consequence of the consummation of the Purchase Transaction, Company will become an affiliate of Innospec, and consequently Employee will be provided and become familiar with some of Innospec’s and its affiliate’s trade secrets and Confidential Information, and that having such access to and knowledge of the Confidential Information of Innospec and its affiliates is essential to the performance of Employee’s duties with Company and that such information is an extremely valuable and unique asset of Innospec and its affiliates which gives Innospec and its affiliates a competitive advantage over persons or entities that do not possess such information and knowledge.

4.	Amendments.

a.	The second sentence of Section 2(a) of the Agreement is hereby deleted in its entirety.

b.	All references to “IOC” in Section 2(b) and Section 4(a)(iii)(d) of the Agreement are hereby deleted and a reference to “Innospec Inc.” is hereby substituted in lieu thereof.

c.	The first sentence of Section 3(d) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof: “Employee has received an equity interest (the “Equity Award” in IOC pursuant to the terms of one or more Restricted Unit Award Agreements that have been entered into by and between IOC and the Employee (the “Restricted Unit Award Agreements”).”

d.	All references to “one (1) year” in Section 8 of the Agreement are hereby deleted and a reference to “three (3) years” is hereby substituted in lieu thereof.

e.	The Innospec requirements in relation to Compliance with Laws, Policies and Procedures are attached in Appendix 1 and are hereby included in the Agreement. In signing this Amendment you confirm your understanding and acceptance of your obligations under this Policy.

5.	Ratification. Except as modified and amended by this Amendment, Company and Employee hereby ratify, adopt and confirm each of the terms and provisions of the Agreement without further modification or amendment.

6.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed original, all of which, when taken together, shall constitute one and the same instrument. Each party hereby acknowledges the effectiveness of, and agrees to accept, the facsimile or photocopy signatures of any other party for purposes of executing this Amendment.

7.	Texas Law. This Amendment has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“Employee”

“Company”

INDEPENDENCE OILFIELD CHEMICALS, LLC

By:	IOC Holdings, LLC, its sole member

By:
, Manager

Appendix 1

Compliance with Laws, Policies and Procedures

While you are employed by the Company or other Innospec Company you shall:

•	comply with Innospec Inc.’s Code of Ethics Policy, Anti-Corruption Policy and all other policies and procedures (“Relevant Policies”) which are available on Innospec Inc.’s intranet or upon request, directly from the Legal & Compliance Department or your local HR contact.

•	comply with all applicable laws and regulations including those relating to anti-bribery which may include the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 and other laws applicable in the country in which you are employed.

•	promptly report to the Company or Innospec Inc. and/or its subsidiaries any request or demand for any bribe, kickback, gift, or undue financial or other advantage of any kind received by you in connection with the performance of your duties.

•	not engage in any activity, practice or conduct which would constitute an offence under any relevant anti-bribery laws or breach the Relevant Policies.

•	report any violations of anti-corruption laws of which you become aware. Any such issues must be escalated to your line manager, the Legal Department or reported to the confidential telephone hotline, Expolink.

•	if required by the Company or Innospec Inc. or any of its subsidiaries, annually certify your compliance with this clause.

In addition to any penalties that government authorities might impose for violations of laws, including anti-corruption laws, any breach of this clause will be taken very seriously by the Company. Any alleged breach will be investigated under the Company’s disciplinary policy. This may be deemed a material breach of your employment agreement, which could result in action under the Company’s disciplinary procedure, the outcome of which could be the modification or reduction of responsibilities or dismissal.

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made by and between Independence Oilfield Chemicals, LLC, a Delaware limited liability company (the “Company”), and                      (the “Employee”) on this      day of             , 2014.

WHEREAS, Employee and Company are parties to that certain Employment Agreement, dated as of                      (the “Agreement”); and

WHEREAS, Company is a wholly owned subsidiary of IOC Holdings, LLC, a Delaware limited liability company (“IOC”); and

WHEREAS, IOC, Innospec Oil Field Chemicals, LLC (“Buyer”), and Innospec Inc. (“Innospec”) are parties to a Membership Interest Purchase Agreement dated             , 2014 (the “Membership Interest Purchase Agreement”), whereby IOC agrees to sell to Buyer, and Buyer agrees to purchase from IOC, all of the membership interests in Company (the “Purchase Transaction”); and

WHEREAS, Employee is a unit equity holder in IOC, and as such benefits from the consummation of the Purchase Transaction, including through the distribution of the purchase price consideration received by IOC from Buyer; and

WHEREAS, the execution and delivery of this Amendment is a condition precedent to Buyer’s obligation to consummate the Purchase Transaction; and

WHEREAS, Company and Employee desire to amend the Agreement as set forth below;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. All terms used in this Amendment which are not otherwise defined in this Amendment are used with the same meaning attributed to such terms in the Agreement.

2.	Effectiveness. This Amendment will become effective only if the Purchase Transaction closes as contemplated in the Membership Interest Purchase Agreement.

3.	Acknowledgement. Company and Employee acknowledge, confirm, and agree upon the terms of the preamble to this Amendment, which terms are incorporated herein by this reference, and that the execution of this Amendment and its subsequent delivery to Buyer are being made to induce the consummation of the Purchase Transaction, and that the Purchase Transaction would not be consummated in the absence of such execution and delivery. Company and Employee further acknowledge, confirm, and agree that upon and as consequence of the consummation of the Purchase Transaction, Company will become an affiliate of Innospec, and consequently Employee will be provided and become familiar with some of Innospec’s and its affiliate’s trade secrets and Confidential Information, and that having such access to and knowledge of the Confidential Information of Innospec and its affiliates is essential to the performance of Employee’s duties with Company and that such information is an extremely valuable and unique asset of Innospec and its affiliates which gives Innospec and its affiliates a competitive advantage over persons or entities that do not possess such information and knowledge.

4.	Amendments.

a.	All references to “the Company” in Section 2(b) and Section 4(a)(iii)(d) of the Agreement are hereby deleted and a reference to “the Company and Innospec Inc.” is hereby substituted in lieu thereof.

b.	The first sentence of Section 3(d) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof: “Employee has received an equity interest (the “Equity Award” in IOC pursuant to the terms of one or more Restricted Unit Award Agreements that have been entered into by and between IOC and the Employee (the “Restricted Unit Award Agreements”).”

c.	All references to “six (6) months” or “one (1) year” in Section 8 (a-d) of the Agreement are hereby deleted and a reference to “three (3) years” is hereby substituted in lieu thereof.

d.	Section 8(e) of the Agreement is hereby deleted in its entirety.

e.	The Innospec requirements in relation to Compliance with Laws, Policies and Procedures are attached in Appendix 1 and are hereby included in the Agreement. In signing this Amendment you confirm your understanding and acceptance of your obligations under this Policy.

5.	Ratification. Except as modified and amended by this Amendment, Company and Employee hereby ratify, adopt and confirm each of the terms and provisions of the Agreement without further modification or amendment.

6.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed original, all of which, when taken together, shall constitute one and the same instrument. Each party hereby acknowledges the effectiveness of, and agrees to accept, the facsimile or photocopy signatures of any other party for purposes of executing this Amendment.

7.	Texas Law. This Amendment has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“Employee”

“Company”

INDEPENDENCE OILFIELD CHEMICALS, LLC

By:	IOC Holdings, LLC, its sole member

By:
, Manager

Appendix 1

Compliance with Laws, Policies and Procedures

While you are employed by the Company or other Innospec Company you shall:

•	comply with Innospec Inc.’s Code of Ethics Policy, Anti-Corruption Policy and all other policies and procedures (“Relevant Policies”) which are available on Innospec Inc.’s intranet or upon request, directly from the Legal & Compliance Department or your local HR contact.

•	comply with all applicable laws and regulations including those relating to anti-bribery which may include the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 and other laws applicable in the country in which you are employed.

•	promptly report to the Company or Innospec Inc. and/or its subsidiaries any request or demand for any bribe, kickback, gift, or undue financial or other advantage of any kind received by you in connection with the performance of your duties.

•	not engage in any activity, practice or conduct which would constitute an offence under any relevant anti-bribery laws or breach the Relevant Policies.

•	report any violations of anti-corruption laws of which you become aware. Any such issues must be escalated to your line manager, the Legal Department or reported to the confidential telephone hotline, Expolink.

•	if required by the Company or Innospec Inc. or any of its subsidiaries, annually certify your compliance with this clause.

In addition to any penalties that government authorities might impose for violations of laws, including anti-corruption laws, any breach of this clause will be taken very seriously by the Company. Any alleged breach will be investigated under the Company’s disciplinary policy. This may be deemed a material breach of your employment agreement, which could result in action under the Company’s disciplinary procedure, the outcome of which could be the modification or reduction of responsibilities or dismissal.

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made by and between Independence Oilfield Chemicals, LLC, a Delaware limited liability company (the “Company”), and                      (the “Employee”) on this      day of             , 2014.

WHEREAS, Employee and Company are parties to that certain Employment Agreement, dated as of                      (the “Agreement”); and

WHEREAS, Company is a wholly owned subsidiary of IOC Holdings, LLC, a Delaware limited liability company (“IOC”); and

WHEREAS, IOC, Innospec Oil Field Chemicals, LLC (“Buyer”), and Innospec Inc. (“Innospec”) are parties to a Membership Interest Purchase Agreement dated             , 2014 (the “Membership Interest Purchase Agreement”), whereby IOC agrees to sell to Buyer, and Buyer agrees to purchase from IOC, all of the membership interests in Company (the “Purchase Transaction”); and

WHEREAS, Employee is a unit equity holder in IOC, and as such benefits from the consummation of the Purchase Transaction, including through the distribution of the purchase price consideration received by IOC from Buyer; and

WHEREAS, the execution and delivery of this Amendment is a condition precedent to Buyer’s obligation to consummate the Purchase Transaction; and

WHEREAS, Company and Employee desire to amend the Agreement as set forth below;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. All terms used in this Amendment which are not otherwise defined in this Amendment are used with the same meaning attributed to such terms in the Agreement.

2.	Effectiveness. This Amendment will become effective only if the Purchase Transaction closes as contemplated in the Membership Interest Purchase Agreement.

3.	Acknowledgement. Company and Employee acknowledge, confirm, and agree upon the terms of the preamble to this Amendment, which terms are incorporated herein by this reference, and that the execution of this Amendment and its subsequent delivery to Buyer are being made to induce the consummation of the Purchase Transaction, and that the Purchase Transaction would not be consummated in the absence of such execution and delivery. Company and Employee further acknowledge, confirm, and agree that upon and as consequence of the consummation of the Purchase Transaction, Company will become an affiliate of Innospec, and consequently Employee will be provided and become familiar with some of Innospec’s and its affiliate’s trade secrets and Confidential Information, and that having such access to and knowledge of the Confidential Information of Innospec and its affiliates is essential to the performance of Employee’s duties with Company and that such information is an extremely valuable and unique asset of Innospec and its affiliates which gives Innospec and its affiliates a competitive advantage over persons or entities that do not possess such information and knowledge.

4.	Amendments.

a.	With the exception of the reference to Article 8 of IOC’s Limited Liability Company Agreement (the “LLC Agreement”), all other references to “IOC” in Section 2(b) of the Agreement are hereby deleted and a reference to “Innospec Inc.” is hereby substituted in lieu thereof.

b.	All references to “IOC” in Section 4(a)(iii)(d) of the Agreement are hereby deleted and a reference to “Innospec Inc.” is hereby substituted in lieu thereof.

c.	The first sentence of Section 3(d) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof: “Employee has received an equity interest (the “Equity Award” in IOC pursuant to the terms of one or more Restricted Unit Award Agreements that have been entered into by and between IOC and the Employee (the “Restricted Unit Award Agreements”).”

d.	All references to “one (1) year” in Section 8 of the Agreement are hereby deleted and a reference to “three (3) years” is hereby substituted in lieu thereof.

e.	The Innospec requirements in relation to Compliance with Laws, Policies and Procedures are attached in Appendix 1 and are hereby included in the Agreement. In signing this Amendment you confirm your understanding and acceptance of your obligations under this Policy.

5.	Ratification. Except as modified and amended by this Amendment, Company and Employee hereby ratify, adopt and confirm each of the terms and provisions of the Agreement without further modification or amendment.

6.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed original, all of which, when taken together, shall constitute one and the same instrument. Each party hereby acknowledges the effectiveness of, and agrees to accept, the facsimile or photocopy signatures of any other party for purposes of executing this Amendment.

7.	Texas Law. This Amendment has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“Employee”

“Company”

INDEPENDENCE OILFIELD CHEMICALS, LLC

By:	IOC Holdings, LLC, its sole member

By:
, Manager

Appendix 1

Compliance with Laws, Policies and Procedures

While you are employed by the Company or other Innospec Company you shall:

•	comply with Innospec Inc.’s Code of Ethics Policy, Anti-Corruption Policy and all other policies and procedures (“Relevant Policies”) which are available on Innospec Inc.’s intranet or upon request, directly from the Legal & Compliance Department or your local HR contact.

•	comply with all applicable laws and regulations including those relating to anti-bribery which may include the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 and other laws applicable in the country in which you are employed.

•	promptly report to the Company or Innospec Inc. and/or its subsidiaries any request or demand for any bribe, kickback, gift, or undue financial or other advantage of any kind received by you in connection with the performance of your duties.

•	not engage in any activity, practice or conduct which would constitute an offence under any relevant anti-bribery laws or breach the Relevant Policies.

•	report any violations of anti-corruption laws of which you become aware. Any such issues must be escalated to your line manager, the Legal Department or reported to the confidential telephone hotline, Expolink.

•	if required by the Company or Innospec Inc. or any of its subsidiaries, annually certify your compliance with this clause.

In addition to any penalties that government authorities might impose for violations of laws, including anti-corruption laws, any breach of this clause will be taken very seriously by the Company. Any alleged breach will be investigated under the Company’s disciplinary policy. This may be deemed a material breach of your employment agreement, which could result in action under the Company’s disciplinary procedure, the outcome of which could be the modification or reduction of responsibilities or dismissal.

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made by and between Independence Oilfield Chemicals, LLC, a Delaware limited liability company (the “Company”), and                      (the “Employee”) on this      day of             , 2014.

WHEREAS, Employee and Company are parties to that certain Employment Agreement, dated as of                      (the “Agreement”); and

WHEREAS, Company is a wholly owned subsidiary of IOC Holdings, LLC, a Delaware limited liability company (“IOC”); and

WHEREAS, IOC, Innospec Oil Field Chemicals, LLC (“Buyer”), and Innospec Inc. (“Innospec”) are parties to a Membership Interest Purchase Agreement dated             , 2014 (the “Membership Interest Purchase Agreement”), whereby IOC agrees to sell to Buyer, and Buyer agrees to purchase from IOC, all of the membership interests in Company (the “Purchase Transaction”); and

WHEREAS, Employee is a unit equity holder in IOC, and as such benefits from the consummation of the Purchase Transaction, including through the distribution of the purchase price consideration received by IOC from Buyer; and

WHEREAS, the execution and delivery of this Amendment is a condition precedent to Buyer’s obligation to consummate the Purchase Transaction; and

WHEREAS, Company and Employee desire to amend the Agreement as set forth below;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. All terms used in this Amendment which are not otherwise defined in this Amendment are used with the same meaning attributed to such terms in the Agreement.

2.	Effectiveness. This Amendment will become effective only if the Purchase Transaction closes as contemplated in the Membership Interest Purchase Agreement.

3.	Acknowledgement. Company and Employee acknowledge, confirm, and agree upon the terms of the preamble to this Amendment, which terms are incorporated herein by this reference, and that the execution of this Amendment and its subsequent delivery to Buyer are being made to induce the consummation of the Purchase Transaction, and that the Purchase Transaction would not be consummated in the absence of such execution and delivery. Company and Employee further acknowledge, confirm, and agree that upon and as consequence of the consummation of the Purchase Transaction, Company will become an affiliate of Innospec, and consequently Employee will be provided and become familiar with some of Innospec’s and its affiliate’s trade secrets and Confidential Information, and that having such access to and knowledge of the Confidential Information of Innospec and its affiliates is essential to the performance of Employee’s duties with Company and that such information is an extremely valuable and unique asset of Innospec and its affiliates which gives Innospec and its affiliates a competitive advantage over persons or entities that do not possess such information and knowledge.

4.	Amendments.

a.	All references to “IOC” in Section 2(b) and Section 4(a)(iii)(d) of the Agreement are hereby deleted and a reference to “Innospec Inc.” is hereby substituted in lieu thereof.

b.	The first sentence of Section 3(d) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof: “Employee has received an equity interest (the “Equity Award” in IOC pursuant to the terms of one or more Restricted Unit Award Agreements that have been entered into by and between IOC and the Employee (the “Restricted Unit Award Agreements”).”

c.	All references to “six (6) months” or “one (1) year” in Section 8 (a-d) of the Agreement are hereby deleted and a reference to “three (3) years” is hereby substituted in lieu thereof.

d.	Section 8(e) of the Agreement is hereby deleted in its entirety.

e.	The Innospec requirements in relation to Compliance with Laws, Policies and Procedures are attached in Appendix 1 and are hereby included in the Agreement. In signing this Amendment you confirm your understanding and acceptance of your obligations under this Policy.

5.	Ratification. Except as modified and amended by this Amendment, Company and Employee hereby ratify, adopt and confirm each of the terms and provisions of the Agreement without further modification or amendment.

6.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed original, all of which, when taken together, shall constitute one and the same instrument. Each party hereby acknowledges the effectiveness of, and agrees to accept, the facsimile or photocopy signatures of any other party for purposes of executing this Amendment.

7.	Texas Law. This Amendment has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“Employee”

“Company”

INDEPENDENCE OILFIELD CHEMICALS, LLC

By:	IOC Holdings, LLC, its sole member

By:
, Manager

Appendix 1

Compliance with Laws, Policies and Procedures

While you are employed by the Company or other Innospec Company you shall:

•	comply with Innospec Inc.’s Code of Ethics Policy, Anti-Corruption Policy and all other policies and procedures (“Relevant Policies”) which are available on Innospec Inc.’s intranet or upon request, directly from the Legal & Compliance Department or your local HR contact.

•	comply with all applicable laws and regulations including those relating to anti-bribery which may include the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 and other laws applicable in the country in which you are employed.

•	promptly report to the Company or Innospec Inc. and/or its subsidiaries any request or demand for any bribe, kickback, gift, or undue financial or other advantage of any kind received by you in connection with the performance of your duties.

•	not engage in any activity, practice or conduct which would constitute an offence under any relevant anti-bribery laws or breach the Relevant Policies.

•	report any violations of anti-corruption laws of which you become aware. Any such issues must be escalated to your line manager, the Legal Department or reported to the confidential telephone hotline, Expolink.

•	if required by the Company or Innospec Inc. or any of its subsidiaries, annually certify your compliance with this clause.

In addition to any penalties that government authorities might impose for violations of laws, including anti-corruption laws, any breach of this clause will be taken very seriously by the Company. Any alleged breach will be investigated under the Company’s disciplinary policy. This may be deemed a material breach of your employment agreement, which could result in action under the Company’s disciplinary procedure, the outcome of which could be the modification or reduction of responsibilities or dismissal.

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made by and between Independence Oilfield Chemicals, LLC, a Delaware limited liability company (the “Company”), and                      (the “Employee”) on this      day of             , 2014.

WHEREAS, Employee and Company are parties to that certain Employment Agreement, dated as of                      (the “Agreement”); and

WHEREAS, Company is a wholly owned subsidiary of IOC Holdings, LLC, a Delaware limited liability company (“IOC”); and

WHEREAS, IOC, Innospec Oil Field Chemicals, LLC (“Buyer”), and Innospec Inc. (“Innospec”) are parties to a Membership Interest Purchase Agreement dated             , 2014 (the “Membership Interest Purchase Agreement”), whereby IOC agrees to sell to Buyer, and Buyer agrees to purchase from IOC, all of the membership interests in Company (the “Purchase Transaction”); and

WHEREAS, Employee is a unit equity holder in IOC, and as such benefits from the consummation of the Purchase Transaction, including through the distribution of the purchase price consideration received by IOC from Buyer; and

WHEREAS, the execution and delivery of this Amendment is a condition precedent to Buyer’s obligation to consummate the Purchase Transaction; and

WHEREAS, Company and Employee desire to amend the Agreement as set forth below;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Defined Terms. All terms used in this Amendment which are not otherwise defined in this Amendment are used with the same meaning attributed to such terms in the Agreement.

2.	Effectiveness. This Amendment will become effective only if the Purchase Transaction closes as contemplated in the Membership Interest Purchase Agreement.

3.	Acknowledgement. Company and Employee acknowledge, confirm, and agree upon the terms of the preamble to this Amendment, which terms are incorporated herein by this reference, and that the execution of this Amendment and its subsequent delivery to Buyer are being made to induce the consummation of the Purchase Transaction, and that the Purchase Transaction would not be consummated in the absence of such execution and delivery. Company and Employee further acknowledge, confirm, and agree that upon and as consequence of the consummation of the Purchase Transaction, Company will become an affiliate of Innospec, and consequently Employee will be provided and become familiar with some of Innospec’s and its affiliate’s trade secrets and Confidential Information, and that having such access to and knowledge of the Confidential Information of Innospec and its affiliates is essential to the performance of Employee’s duties with Company and that such information is an extremely valuable and unique asset of Innospec and its affiliates which gives Innospec and its affiliates a competitive advantage over persons or entities that do not possess such information and knowledge.

4.	Amendments.

a.	All references to “IOC” in Section 2(b) and Section 4(a)(iii)(d) of the Agreement are hereby deleted and a reference to “Innospec Inc.” is hereby substituted in lieu thereof.

b.	The first sentence of Section 3(d) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof: “Employee has received an equity interest (the “Equity Award” in IOC pursuant to the terms of one or more Restricted Unit Award Agreements that have been entered into by and between IOC and the Employee (the “Restricted Unit Award Agreements”).”

c.	All references to “one (1) year” in Section 8 of the Agreement are hereby deleted and a reference to “three (3) years” is hereby substituted in lieu thereof.

d.	The Innospec requirements in relation to Compliance with Laws, Policies and Procedures are attached in Appendix 1 and are hereby included in the Agreement. In signing this Amendment you confirm your understanding and acceptance of your obligations under this Policy.

5.	Ratification. Except as modified and amended by this Amendment, Company and Employee hereby ratify, adopt and confirm each of the terms and provisions of the Agreement without further modification or amendment.

6.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed original, all of which, when taken together, shall constitute one and the same instrument. Each party hereby acknowledges the effectiveness of, and agrees to accept, the facsimile or photocopy signatures of any other party for purposes of executing this Amendment.

7.	Texas Law. This Amendment has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“Employee”

“Company”

INDEPENDENCE OILFIELD CHEMICALS, LLC

By:	IOC Holdings, LLC, its sole member

By:
, Manager

Appendix 1

Compliance with Laws, Policies and Procedures

While you are employed by the Company or other Innospec Company you shall:

•	comply with Innospec Inc.’s Code of Ethics Policy, Anti-Corruption Policy and all other policies and procedures (“Relevant Policies”) which are available on Innospec Inc.’s intranet or upon request, directly from the Legal & Compliance Department or your local HR contact.

•	comply with all applicable laws and regulations including those relating to anti-bribery which may include the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 and other laws applicable in the country in which you are employed.

•	promptly report to the Company or Innospec Inc. and/or its subsidiaries any request or demand for any bribe, kickback, gift, or undue financial or other advantage of any kind received by you in connection with the performance of your duties.

•	not engage in any activity, practice or conduct which would constitute an offence under any relevant anti-bribery laws or breach the Relevant Policies.

•	report any violations of anti-corruption laws of which you become aware. Any such issues must be escalated to your line manager, the Legal Department or reported to the confidential telephone hotline, Expolink.

•	if required by the Company or Innospec Inc. or any of its subsidiaries, annually certify your compliance with this clause.

In addition to any penalties that government authorities might impose for violations of laws, including anti-corruption laws, any breach of this clause will be taken very seriously by the Company. Any alleged breach will be investigated under the Company’s disciplinary policy. This may be deemed a material breach of your employment agreement, which could result in action under the Company’s disciplinary procedure, the outcome of which could be the modification or reduction of responsibilities or dismissal.

Exhibit J General Release

GENERAL RELEASE

This GENERAL RELEASE (the “General Release”) is being executed and delivered as of the dates so indicated below each signature, by IOC Holdings, LLC, a Delaware limited liability company (“Seller”) and each of the undersigned individuals identified as a “Management Member” on the signature page hereto (collectively, the “Management Members;” Management Members and Seller are sometimes hereinafter referred to individually as a “Releasor” and collectively as the “Releasors”) to and in favor of, and for the benefit of, Independence Oil Field Chemicals, LLC, a Delaware limited liability company (“Independence”), Innospec Oil Field Chemicals, LLC, a Delaware limited liability company (“Buyer”), and Innospec Inc., a Delaware corporation (“Innospec;” Buyer, Innospec and Independence are sometimes hereinafter referred to individually as a “Company” and collectively as the “Companies”).

WHEREAS, Seller, Buyer and Innospec are parties to a certain Membership Interest Purchase Agreement, dated as of September 30, 2014 (the “Purchase Agreement”), pursuant to which Buyer will purchase from Seller all of the outstanding limited liability company interest in Independence; and

WHEREAS, each of the Management Members is a member and unit holder of Seller who will benefit from the consummation of the transactions contemplated by the Purchase Agreement;

WHEREAS, Buyer has required, as a condition to consummating the transactions contemplated by the Purchase Agreement, that each Releasor executes and delivers this General Release;

NOW, THEREFORE, in order to induce Buyer to consummate the transactions contemplated by the Purchase Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Releasor), each Releasor hereby covenants and agrees as follows:

1. Release. Releasor, for itself and for its Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges the Companies from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

2. Definitions.

(a) The term “Associated Parties”, when used herein with respect to a Releasor, shall mean and include: (i) such Releasor’s executors, administrators, heirs and estate; (ii) each entity that such Releasor has the power to bind (by Releasor’s acts or signature) to the terms of this General Release or over which such Releasor directly or indirectly exercises control; (iii) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests; provided that for the avoidance of doubt, the Management Members shall not be deemed Associated Parties of the Seller, and the Seller shall not be deemed an Associated Party of the Management Members.

(b) The term “Claims” shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor’s capacity as a stockholder, director, member, manager, officer or employee of the Companies or in any other capacity; (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement; (iv) any claim arising under any state or federal statute, law or regulation, including, without limitation, any and all contract, tort, and statutory claims, including, without limitation, breach of contract; tortious interference with contractual relations; promissory estoppel; breach of the implied covenant of good faith and fair dealing; breach of employee handbooks, manuals or other policies; wrongful discharge; wrongful discharge in violation of public policy; assault; battery; false imprisonment; invasion of privacy; negligent misrepresentations; defamation, including libel and slander, discharge defamation and self-defamation; intentional or negligent infliction of emotional distress; negligence; breach of fiduciary duty; negligent hiring, retention or supervision; whistleblower claims; claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, 29 U.S.C. § 621 et. seq., or the Civil Rights Act of 1991; and/or any other state or federal statute, law or regulation; and (v) any claims based in common law, equity, warranty, tort or damages.

(c) The term “Released Claims” shall mean and include each and every Claim that a Releasor or any Associated Party of such Releasor may have had in the past, may now have or may have in the future against any of the Companies, which has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the Effective Time (as defined below) (excluding only (i) such Releasor’s rights under the Purchase Agreement and any agreement, document, or instrument executed in connection therewith or contemplated thereby; (ii) with respect to the Management Members only, such Releasor’s rights under and with respect to health insurance and retirement plans, and their associated benefits, but only to the extent the such retained rights under this clause (ii) are described in the disclosure schedules to the Purchase Agreement or in the documents referenced therein; and (iii) with respect to the Management Members only, any rights to indemnification as officers or directors of Independence or in any other capacity.

3. Representations and Warranties. Each Releasor represents and warrants that:

(a) Such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Companies, or any direct or indirect interest in any such Claim, in whole or in part;

(b) No other person or entity (other than claims of Associated Parties included in the definition of Released Claims) has any interest in any of the Released Claims;

(c) this General Release has been duly and validly executed and delivered by such Releasor;

(d) this General Release is a valid and binding obligation of such Releasor, and is enforceable against such Releasor in accordance with its terms;

(e) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor that challenges the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

(f) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor is a party or by which such Releasor is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor is subject; and

(g) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor in connection with the execution and delivery of this General Release or the performance hereof.

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4. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to the Companies, each Releasor shall indemnify and hold harmless the Companies against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including reasonable attorneys’ fees) that is directly or indirectly suffered or incurred at any time by any Company, or to which any Company otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion by such Releasor or any of such Releasor’s Associated Parties of any of the Released Claims.

5. Acceptance or Revocation of Release. Each Management Member hereby acknowledges and represents that (i) such Management Member has been given a period of at least twenty-one (21) days to consider the terms of this General Release, (ii) the Companies have advised such Management Member in writing to consult with an attorney prior to executing this General Release, and (iii) such Management Member has received or will receive valuable and good consideration to which such Management Member is otherwise not entitled in consideration for his execution and delivery of this General Release. Each Management Member and the Companies hereby acknowledge this General Release shall not become effective or enforceable against such Management Member (or his Associated Parties) until the later of close of business on the seventh (7th) day after it is executed by Management Member, or upon the closing of the transactions that are the subject of the Purchase Agreement (the “Effective Time”) and that Executive may revoke this General Release at any time before the Effective Time by delivery of written notice to the Companies in the manner provided for in the Purchase Agreement (except any notice send by registered or certified mail must also be given by one of the other means provided for in the Purchase Agreement). As to Seller and its Associated Parties, this General Release shall not become effective or enforceable until the closing of the transactions that are the subject of the Purchase Agreement, which shall be the “Effective Time” for this General Release with respect to Seller and its Associated Parties.

6. Miscellaneous.

(a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between Releasors and the Companies relating to the subject matter hereof.

(b) Any term or provision of this General Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this General Release shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(c) This General Release shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

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(d) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. A signed copy of this General Release delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this General Release.

(e) Releasors shall execute and/or cause to be delivered to the Companies such instruments and other documents, and shall take such other actions, as the Companies may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

(f) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by a Releasor or any Company, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

(g) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(h) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

(i) As used in this General Release, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Releasors have caused this General Release to be executed as of the date first above written.

“Seller”

IOC HOLDINGS, LLC

By

Name:
Title:

Execution Date:

“Management Members”

Execution Date:

Execution Date:

Execution Date:

Execution Date:

Execution Date:

Execution Date:

Accepted and acknowledged:

INDEPENDENCE OIL FIELD CHEMICALS, LLC

By
Name:
Title:

INNOSPEC OIL FIELD CHEMICALS, LLC

By
Name:
Title:

INNOSPEC INC.

By
Name:
Title:

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EXHIBIT K

Target NWC Methodology

The Target NWC Percentage will be calculated as follows:

A.	For each month of the Twelve Month Measurement Period, the percentage of NWC will be calculated relative to the prior three months’ revenues for the Company and Sub (determined in accordance with GAAP and consistent with the manner of preparation of the Financial Statements) annualized (each being a monthly “NWC Percentage”).

For example, the May 2015 NWC Percentage would be calculated as follows:

May 2015 NWC %	=	$ NWC for month ending May 31, 2015
4 x (sum of March 2015, April 2015 and May 2015 Revenues)

On a quarterly basis, Buyer will provide Seller with its calculation of the NWC Percentage for each month of the Twelve Month Measurement Period and shall provide Seller and its advisors and representatives reasonable access to the books, records and other documents pertaining to or used in connection with its calculations.

B.	The Target NWC Percentage will be calculated based on the arithmetic average of the 12 monthly NWC Percentages for the Twelve Month Measurement Period (the “Target NWC Percentage”).

C.	The “Target NWC” would then be calculated as follows:

Target NWC Percentage x the annualized trailing three month revenue for the period ending on last day of calendar month that precedes the Closing, unless the closing occurs on or after the 16th day of the calendar month, in which event it will be an amount equal to the Target NWC Percentage x the annualized trailing three month revenue for the period ending on the last day the calendar month in which the Closing occurred.

IOC HOLDINGS, LLC

September 30, 2014

Innospec Oil Field Chemicals LLC

c/o Innospec, Inc.

8310 South Valley Highway

Suite 350

Englewood, CO 80122

Attention: David Williams

Vice President and General Counsel

Re:	Certain Matters

Dear David,

Reference is made to that certain Membership Interest Purchase Agreement, dated as of September     , 2014 (the “Purchase Agreement”), among IOC Holdings LLC, a Delaware limited liability company (“Seller”), Innospec Oil Field Chemicals, LLC, a Delaware limited liability company (“Buyer”), and Innospec Inc., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

Fire Suppression. Notwithstanding anything to the contrary contained in the Purchase Agreement, Seller covenants and agrees to cause the warehouse properties owned by Company as of the date hereof (located in Pleasonton, Texas, Midland, Texas and Williston, North Dakota) to be inspected on or before the ninetieth (90th) day after Closing by a qualified third party reasonably accepted to Seller and Buyer to determine whether the fire suppression systems for such warehouses are in compliance with applicable national guidelines and local law. If the same are determined by such third party to be non-compliant, then Seller shall be solely responsible for any associated costs reasonably incurred to bring such fire suppression systems into compliance.

401(k) Plan. Notwithstanding anything to the contrary contained in the Purchase Agreement, Seller covenants and agrees that if there is a “Qualification Failure,” as defined in Revenue Procedure 2013-12, with respect to the Independence Oilfield Chemicals 401(k) Plan (the “Plan”) that arises or has arisen from an action or failure to act occurring on or before the Closing Date, all Losses (as defined in the Purchase Agreement), including but not limited to all legal fees, filing fees, and required contributions to the Plan, with respect to such Qualification Failure and the correction thereof will be paid by Seller. For purposes of this provision, Seller acknowledges and agrees that the foregoing will include any failure to comply with (i) the Plan’s automatic enrollment provisions, or (ii) Section 416 of the Code.

Moreover, notwithstanding anything to the contrary contained in the Purchase Agreement, Seller covenants and agrees that if the Plan is determined to be top heavy for 2013 or 2014, Seller will be solely responsible for any top heavy contributions that need to be made with respect to the non-key employees for 2013 and 2014, in accordance with Section 416 of the Code, and the

IOC Holdings, LLC

Letter Agreement

regulations promulgated thereunder. The amount of such contributions for non-key employees will equal 3% of the employees’ compensation (or if less, the maximum percentage contributed on behalf of any key employee). Contributions must be made for all plan eligible employees, regardless of whether they otherwise contributed to the Plan.

Intellectual Property. Notwithstanding anything to the contrary contained in the Purchase Agreement, Seller shall indemnify and defend each of the Buyer Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses, subject to the Cap Amount, incurred or sustained by, or imposed upon, any of the Buyer Indemnitees based upon, arising out of, with respect to or by reason of any claim of infringement by [name removed] with respect to the matter disclosed on Section 3.12(e) of the Disclosure Schedules.

Hard Standing for Totes. Notwithstanding anything to the contrary contained in the Purchase Agreement, Seller covenants and agrees to cause the properties owned by Company as of the date hereof (located in Pleasonton, Texas and Midland, Texas) to be inspected on or before the ninetieth (90th) day after Closing by a qualified third party reasonably accepted to Seller and Buyer to determine whether the hard standing surfaces on which the Company stores its chemical totes are in compliance with applicable national guidelines and local law. If the same are determined by such third party to be non-compliant, then Seller shall be solely responsible for any associated costs reasonably incurred in connection with ensuring that totes are stored in compliance.

Computer Software. Finally, notwithstanding anything to the contrary contained in the Purchase Agreement, Seller covenants and agrees to cause Company and Sub prior to the thirtieth (30th) day after Closing to obtain all licenses for the following software reasonably necessary to operate Company’s and Sub’s business immediately after the Closing in substantially the same manner as such business is conducted as of the date hereof: (i) [name removed]; (ii) [name removed]; (iii) [name removed]; (iv) anti-virus; and (v) [name removed]. Seller shall be responsible for any associated costs incurred in connection with obtaining such licenses. The parties hereto acknowledge and agree that the Company shall be solely responsible for the renewal fees for any such licenses.

Except as expressly modified by this letter agreement, the Purchase Agreement shall continue in full force and effect. This letter agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. In the event of termination of the Purchase Agreement in accordance with its terms, this letter agreement shall forthwith become void and there shall be no liability on the part of any party hereto

IOC Holdings, LLC

Letter Agreement

IOC HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Acknowledged and agreed as of the date first set forth above:

INNOSPEC OIL FIELD CHEMICALS LLC,
a Delaware limited liability company

By:
Name:
Title: